Exhibit 3.1

Execution Version

SEVENTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

NUSTAR ENERGY L.P.

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ARTICLE XIV
MERGER
SECTION 14.1	Authority	99
SECTION 14.2	Procedure for Merger or Consolidation	99
SECTION 14.3	Approval by Limited Partners of Merger or Consolidation	100
SECTION 14.4	Certificate of Merger	101
SECTION 14.5	Effect of Merger	101

	ARTICLE XV
RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS

SECTION 15.1	Right to Acquire Limited Partner Interests	102

ARTICLE XVI
SERIES A FIXED-TO-FLOATING RATE CUMULATIVE REDEEMABLE PERPETUAL
PREFERRED UNITS

SECTION 16.1	Designations	104
SECTION 16.2	Series A Preferred Units	104
SECTION 16.3	Distributions	104
SECTION 16.4	Voting Rights	107
SECTION 16.5	Optional Redemption; Series A Rating Event	107
SECTION 16.6	Rank	109
SECTION 16.7	No Sinking Fund	110
SECTION 16.8	Record Holders	110
SECTION 16.9	Notices	110
SECTION 16.10	Other Rights; Fiduciary Duties	110
SECTION 16.11	Change of Control	110

ARTICLE XVII
SERIES B FIXED-TO-FLOATING RATE CUMULATIVE REDEEMABLE PERPETUAL
PREFERRED UNITS

SECTION 17.1	Designations	113
SECTION 17.2	Series B Preferred Units	113
SECTION 17.3	Distributions	114
SECTION 17.4	Voting Rights	116
SECTION 17.5	Optional Redemption; Series B Rating Event	117
SECTION 17.6	Rank	119
SECTION 17.7	No Sinking Fund	119
SECTION 17.8	Record Holders	119
SECTION 17.9	Notices	119
SECTION 17.10	Other Rights; Fiduciary Duties	119
SECTION 17.11	Change of Control	120

ARTICLE XVIII
SERIES C FIXED-TO-FLOATING RATE CUMULATIVE REDEEMABLE PERPETUAL
PREFERRED UNITS

SECTION 18.1	Designations	122
SECTION 18.2	Series C Preferred Units	122

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SEVENTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

NUSTAR ENERGY L.P.

THIS SEVENTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF NUSTAR ENERGY L.P. (the “Partnership”) dated as of June 29, 2018, is entered into by and among Riverwalk Logistics, L.P., a Delaware limited partnership, as the General Partner, the Limited Partners (as defined herein) as of the date hereof, together with any other Persons (as defined herein) who become Partners (as defined herein) in the Partnership or parties hereto as provided herein and, solely for purposes of Section 19.3 hereof, NuStar GP Holdings, LLC, a Delaware limited liability company. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

WHEREAS, the General Partner and the Limited Partners entered into that Sixth Amended and Restated Agreement of Limited Partnership of the Partnership dated as of November 30, 2017 (the “Sixth Amended and Restated Agreement”);

WHEREAS, Section 5.5(a) of the Sixth Amended and Restated Agreement provides that the Partnership is authorized to issue additional Partnership Securities for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the General Partner shall determine, all without the approval of any Limited Partners;

WHEREAS, Section 5.5(b) of the Sixth Amended and Restated Agreement provides that additional Partnership Securities (as defined therein) authorized to be issued by the Partnership pursuant to Section 5.5(a) of the Sixth Amended and Restated Agreement may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Securities), as shall be fixed by the General Partner in the exercise of its sole discretion, including (i) the right to share in Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions; (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may redeem the Partnership Security; (v) whether such Partnership Security is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Partnership Security will be issued, evidenced by certificates and assigned or transferred; and (vii) the right, if any, of each such Partnership Security to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of such Partnership Security;

WHEREAS, Section 5.5(c) of the Sixth Amended and Restated Agreement provides that the General Partner is authorized and directed to take all actions that it determines necessary or appropriate in connection with each issuance of Partnership Securities pursuant to Section 5.5 of the Sixth Amended and Restated Agreement and shall do all things it determines necessary or advisable in connection with any future issuance of Partnership Securities pursuant to the Sixth Amended and Restated Agreement, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange (as defined therein) on which the Units (as defined therein) or other Partnership Securities are listed or admitted to trading;

WHEREAS, Section 13.1(d)(i) of the Sixth Amended and Restated Agreement provides that, subject to Section 16.4, Section 17.4 and Section 18.4 of the Sixth Amended and Restated Agreement, the General Partner, without the approval of any Partner or Assignee (as defined therein), may amend any provision of the Sixth Amended and Restated Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect a change that, in the discretion of the General Partner, does not adversely affect the Limited Partners (including any particular class of Partnership Interests (as defined in the Sixth Amended and Restated Agreement) as compared to other classes of Partnership Interests) in any material respect;

WHEREAS, Section 13.1(g) of the Sixth Amended and Restated Agreement provides that, subject to the terms of Section 16.4, Section 17.4, Section 18.4 and Section 5.6 of the Sixth Amended and Restated Agreement, the General Partner, without the approval of any Partner or Assignee, may amend any provision of the Sixth Amended and Restated Agreement to reflect an amendment that, in the discretion of the General Partner, is necessary or advisable in connection with the authorization of issuance of any class or series of Partnership Securities pursuant to Section 5.5 of the Sixth Amended and Restated Agreement;

WHEREAS, Section 16.4(b), Section 17.4(b) and Section 18.4(b) of the Sixth Amended and Restated Agreement provide that the affirmative vote or consent of the holders of at least 66 2⁄3% of the Outstanding Series A Preferred Units (as defined therein), Outstanding Series B Preferred Units (as defined therein) or Outstanding Series C Preferred Units (as defined therein), as applicable, voting as a separate class, is required for the General Partner to adopt any amendment to the Sixth Amended and Restated Agreement that would have a material adverse effect on the powers, preferences, duties or special rights of the Series A Preferred Units, the Series B Preferred Units or the Series C Preferred Units, as applicable; provided, however, that so long as cumulative distributions on Series A Preferred Units, the Series B Preferred Units or the Series C Preferred Units, as applicable, are not in arrears and such amendment does not create or issue any Senior Securities (as defined in the Sixth Amended and Restated Agreement), the issuance of additional Partnership Securities (as defined in the Sixth Amended and Restated Agreement) is not deemed to constitute a material adverse effect;

WHEREAS, the General Partner has determined that the amendments to the Sixth Amended and Restated Agreement contemplated hereby (i) are necessary or appropriate in connection with the authorization of issuance of the Series D Preferred Units (as defined herein) and (ii) do not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect; and

WHEREAS, cumulative distributions payable on each of the Series A Preferred Units, the Series B Preferred Units and the Series C Preferred Units are not in arrears and the amendments to the Sixth Amended and Restated Agreement contemplated hereby do not result in the issuance of any Senior Securities;

NOW, THEREFORE, the General Partner does hereby amend and restate the Sixth Amended and Restated Agreement to provide, in its entirety, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Acquisition” means any transaction in which any Group Member acquires (through an asset acquisition, merger, stock acquisition or other form of investment) control over all or a portion of the assets, properties or business of another Person for the purpose of increasing the operating capacity or revenues of the Partnership Group from the operating capacity or revenues of the Partnership Group existing immediately prior to such transaction.

“Acquisition Waiver Period” means the period of ten consecutive Quarters that commences with the Quarter with respect to which the first Record Date for the payment of the distributions in accordance with Section 6.4 occurs after the Navigator Acquisition Closing; provided that the Acquisition Waiver Period shall not commence earlier than the day immediately preceding the Record Date for the payment of distributions in accordance with Section 6.4 with respect to the Quarter ending June 30, 2017.

“Additional Book Basis” means the portion of any remaining Carrying Value of an Adjusted Property that is attributable to positive adjustments made to such Carrying Value as a result of Book-Up Events. For purposes of determining the extent that Carrying Value constitutes Additional Book Basis:

(i) Any negative adjustment made to the Carrying Value of an Adjusted Property as a result of either a Book-Down Event or a Book-Up Event shall first be deemed to offset or decrease that portion of the Carrying Value of such Adjusted Property that is attributable to any prior positive adjustments made thereto pursuant to a Book-Up Event or Book-Down Event.

(ii) If Carrying Value that constitutes Additional Book Basis is reduced as a result of a Book-Down Event and the Carrying Value of other property is increased as a result of such Book-Down Event, an allocable portion of any such increase in Carrying Value shall be treated as Additional Book Basis; provided that the amount treated as Additional Book Basis pursuant hereto as a result of such Book-Down Event shall not exceed the amount by which the Aggregate Remaining Net Positive Adjustments after such Book-Down Event exceeds the remaining Additional Book Basis attributable to all of the Partnership’s Adjusted Property after such Book-Down Event (determined without regard to the application of this clause (ii) to such Book-Down Event).

“Additional Book Basis Derivative Items” means any Book Basis Derivative Items that are computed with reference to Additional Book Basis. To the extent that the Additional Book Basis attributable to all of the Partnership’s Adjusted Property as of the beginning of any taxable period exceeds the Aggregate Remaining Net Positive Adjustments as of the beginning of such period (the “Excess Additional Book Basis”), the Additional Book Basis Derivative Items for such period shall be reduced by the amount that bears the same ratio to the amount of Additional Book Basis Derivative Items determined without regard to this sentence as the Excess Additional Book Basis bears to the Additional Book Basis as of the beginning of such period.

“Additional Limited Partner” means a Person admitted to the Partnership as a Limited Partner pursuant to Section 10.4 and who is shown as such on the books and records of the Partnership.

“Adjusted Capital Account” means the Capital Account maintained for each Partner as of the end of each fiscal year of the Partnership, (a) increased by any amounts that such Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner’s Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 6.1(d)(i) or 6.1(d)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The “Adjusted Capital Account” of a Partner in respect of a General Partner Interest, a Common Unit, an Incentive Distribution Right or any other specified Partnership Interest shall be the amount which such Adjusted Capital Account would be if such General Partner Interest, Common Unit, Incentive Distribution Right or other Partnership Interest were the only Partnership Interest held by a Partner from and after the date on which such General Partner Interest, Common Unit, Incentive Distribution Right or other Partnership Interest was first issued.

“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Section 5.4(d)(i) or 5.4(d)(ii).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question (provided that no portfolio company of a Series D Preferred Unitholder, a Series D Converting Unitholder or any of their respective investment advisors shall be considered an Affiliate of such Person); provided, however that no Series D Preferred Unitholder, solely in its capacity as such or as a result of the exercise of its rights with respect thereto, shall be considered an Affiliate of the General Partner for purposes of Section 7.12. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For the avoidance of doubt, for purposes of this Agreement, with respect to EIG, a Series D Purchaser and a Permitted Transferee that is an investment fund, investment account or investment company, any other investment fund, investment account or investment company that is managed, advised or sub-advised by the same investment advisor as such Person or by an Affiliate of such investment advisor, shall be considered controlled by, and an Affiliate of, such first Person.

“Aggregate Remaining Net Positive Adjustments” means, as of the end of any taxable period, the sum of the Remaining Net Positive Adjustments of all the Partners.

“Agreed Allocation” means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 6.1, including, without limitation, a Curative Allocation (if appropriate to the context in which the term “Agreed Allocation” is used).

“Agreed Value” of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt. The General Partner shall, in its discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

“Agreement” means this Seventh Amended and Restated Agreement of Limited Partnership of NuStar Energy L.P., as it may be amended, supplemented or restated from time to time.

“Antitrust Authority” means any governmental authority charged with enforcing, applying, administering, or investigating any Antitrust Law, including any attorney general of any state of the United States, the European Commission, the Bureau of Competition in Canada or any other competition authority of any jurisdiction.

“Antitrust Law” means any law designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization, restraining trade or creating or abusing a dominant position or any law requiring the making of any filing to an Antitrust Authority relating to any transaction including a merger, acquisition or joint venture.

“Arrears” means, with respect to Preferred Distributions on any series of Preferred Units for any Preferred Distribution Period (or, with respect to the initial Preferred Distribution, for the initial Preferred Distribution Period with respect to such series), that the full cumulative Preferred Distributions through the most recent Preferred Distribution Payment Date have not been paid on all Outstanding Preferred Units of such series.

“Assignee” means a Non-citizen Assignee or a Person to whom one or more Limited Partner Interests have been transferred in a manner permitted under this Agreement and who has executed and delivered a Transfer Application as required by this Agreement, but who has not been admitted as a Substituted Limited Partner.

“Associate” means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

“Available Cash” means, with respect to any Quarter ending prior to the Liquidation Date, and without duplication:

(a) the sum of (i) all cash and cash equivalents of the Partnership Group on hand at the end of such Quarter, and (ii) all additional cash and cash equivalents of the Partnership Group on hand on the date of determination of Available Cash with respect to such Quarter resulting from Working Capital Borrowings made subsequent to the end of such Quarter, less

(b) the amount of any cash reserves that are necessary or appropriate in the reasonable discretion of the General Partner to (i) provide for the proper conduct of the business of the Partnership Group (including reserves for future capital expenditures and for anticipated future credit needs of the Partnership Group) subsequent to such Quarter, (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject, (iii) provide funds for Series A Payments, Series B Payments, Series C Payments or Series D Payments, or (iv) provide funds for distributions under Section 6.4 or 6.5 in respect of any one or more of the next four Quarters; provided, however, that the General Partner may not establish cash reserves pursuant to (iv) above if the effect of such reserves would be that the Partnership is unable to distribute the Minimum Quarterly Distribution on all Common Units with respect to such Quarter; and, provided further, that disbursements made by a Group Member or cash reserves established, increased or reduced after the end of such Quarter but on or before the date of determination of Available Cash with respect to such Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such Quarter if the General Partner so determines.

Notwithstanding the foregoing, “Available Cash” with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

“Average VWAP” per Common Unit over a certain period shall mean the arithmetic average of the VWAP per Common Unit for each Trading Day in such period.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that, in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.

“Board of Directors” means, with respect to the General Partner, its board of directors or board of managers, as applicable, or, if there is none, the board of directors or board of managers of the general partner of the General Partner or equivalent governing body.

“Book Basis Derivative Items” means any item of income, deduction, gain or loss included in the determination of Net Income or Net Loss that is computed with reference to the Carrying Value of an Adjusted Property (e.g., depreciation, depletion, or gain or loss with respect to an Adjusted Property).

“Book-Down Event” means a Revaluation Event that triggers a negative adjustment to the Capital Accounts of the Partners pursuant to Section 5.4(d).

“Book-Tax Disparity” means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner’s share of the Partnership’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner’s Capital Account balance as maintained pursuant to Section 5.4 and the hypothetical balance of such Partner’s Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

“Book-Up Event” means a Revaluation Event that triggers a positive adjustment to the Capital Accounts of the Partners pursuant to Section 5.4(d).

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the states of New York or Texas shall not be regarded as a Business Day.

“Calculation Agent” means, in the case of the Series A Preferred Units and Series B Preferred Units, Wells Fargo Bank, National Association, acting in its capacity as calculation agent for the Series A Preferred Units and Series B Preferred Units, and its successors and assigns or any other calculation agent appointed by the General Partner, and in the case of the Series C Preferred Units, the Person appointed by the General Partner prior to the commencement of the Series C Floating Rate Period, acting in its capacity as calculation agent for the Series C Preferred Units, and its successors and assigns or any other calculation agent appointed by the General Partner.

“Capital Account” means the capital account maintained for a Partner pursuant to Section 5.4. The “Capital Account” of a Partner in respect of a General Partner Interest, a Common Unit, an Incentive Distribution Right or any other Partnership Interest shall be the amount which such Capital Account would be if such General Partner Interest, Common Unit, Incentive Distribution Right or other Partnership Interest were the only interest in the Partnership held by a Partner from and after the date on which such General Partner Interest, Common Unit, Incentive Distribution Right or other Partnership Interest was first issued.

“Capital Contribution” means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner has contributed or contributes to the Partnership pursuant to this Agreement or the Contribution Agreement.

“Capital Improvement” means any (a) addition or improvement to the capital assets owned by any Group Member or (b) acquisition of existing, or the construction of new, capital assets (including, without limitation, pipeline systems, terminalling and storage facilities and related assets), in each case made to increase the operating capacity or revenues of the Partnership Group from the operating capacity or revenues of the Partnership Group existing immediately prior to such addition, improvement, acquisition or construction.

“Capital Surplus” has the meaning assigned to such term in Section 6.3(a).

“Carrying Value” means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Partners’ and Assignees’ Capital Accounts in respect of such Contributed Property, and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Sections 5.4(d)(i) and 5.4(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

“Cause” means a court of competent jurisdiction has entered a final, non-appealable judgment finding the General Partner liable for actual fraud, gross negligence or willful or wanton misconduct in its capacity as general partner of the Partnership.

“Certificate” means a certificate (i) substantially in the form of EXHIBIT A to this Agreement with respect to the Common Units, EXHIBIT B to this Agreement with respect to the Series A Preferred Units, EXHIBIT C to this Agreement with respect to the Series B Preferred Units, EXHIBIT D to this Agreement with respect to the Series C Preferred Units, or EXHIBIT E to this Agreement with respect to the Series D Preferred Units, (ii) issued in global form in accordance with the rules and regulations of the Depositary or (iii) in such other form as may be adopted by the General Partner in its discretion, issued by the Partnership evidencing ownership of one or more Common Units or a certificate, in such form as may be adopted by the General Partner in its discretion, issued by the Partnership evidencing ownership of one or more other Partnership Securities.

“Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware, as such Certificate of Limited Partnership has previously been amended and may further be amended, supplemented or restated from time to time.

“Change of Control” means the occurrence of either of the following:

(a) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, consolidation or business combination), in one or a series of related transactions, of all or substantially all of the properties or assets of the Partnership and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) and following such occurrence neither the Partnership nor such person has a class of common equity securities listed or admitted to trading on any National Securities Exchange; or

(b) the consummation of any transaction (including, without limitation, any merger, consolidation or business combination), the result of which is that any person (as defined above), other than NuStar GP Holdings and its subsidiaries, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting interests in the General Partner, measured by voting power rather than percentage of interests, and following such occurrence neither the Partnership nor such person has a class of common equity securities listed or admitted to trading on any National Securities Exchange.

“Citizenship Certification” means a properly completed certificate in such form as may be specified by the General Partner by which an Assignee or a Limited Partner certifies that he (and if he is a nominee holding for the account of another Person, that to the best of his knowledge such other Person) is an Eligible Citizen.

“Claim” has the meaning assigned to such term in Section 7.12(c).

“Closing Date” means the first date on which Common Units were sold by the Partnership to the Underwriters pursuant to the provisions of the Underwriting Agreement.

“Closing Price” has the meaning assigned to such term in Section 15.1(a).

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of successor law.

“Combined Interest” has the meaning assigned to such term in Section 11.3(a).

“Commission” means the United States Securities and Exchange Commission.

“Common Equity Market Capitalization” means an amount equal to the product of the number of issued and outstanding Common Units and the average high and low sales price of the Common Units for the Trading Day immediately preceding the applicable determination date.

“Common Unit” means a Partnership Security representing a fractional part of the Partnership Interests of all Limited Partners and Assignees and of the General Partner and having the rights and obligations specified with respect to Common Units in this Agreement. The term “Common Unit” does not refer to or include a Preferred Unit prior to its conversion into a Common Unit pursuant to the terms hereof; provided that the Series D Preferred Units shall be entitled to vote together with Outstanding Common Units as a single class, on an “as-if” converted basis, as further described in Section 19.4.

“Common Unit Price” means (i) the amount of cash consideration per Common Unit, if the consideration to be received in the Change of Control by the holders of Common Units is solely cash; and (ii) the average of the closing prices for Common Units on the NYSE (or other National Securities Exchange on which the Common Units are then trading) for the ten consecutive trading days immediately preceding, but not including, the Series A Change of Control Conversion Date, the Series B Change of Control Conversion Date or the Series C Change of Control Conversion Date, as applicable, if the consideration to be received in the Change of Control by the holders of Common Units is other than solely cash.

“Competitor” means any competitor of the Partnership, a substantial portion of whose business involves the transportation of petroleum products or anhydrous ammonia and/or the terminalling, storage and/or marketing of petroleum products (and, for the avoidance of doubt, excluding any entity that is an investment fund, investment account, investment company or other financial sponsor whose primary business involves equity or debt investing) that is included in the list provided to EIG on the date of execution of this Agreement, as such list may be supplemented from time to time by the General Partner acting in good faith to include additional such competitors; provided that any such supplement is delivered in writing to the holders of the Series D Preferred Units.

“Conflicts Committee” means a committee of the board of directors of NuStar GP composed entirely of three or more directors who are not (i) security holders, officers or employees of the General Partner, (ii) officers or employees of any Affiliate of the General Partner, (iii) directors of any Affiliate (other than NuStar GP) of the General Partner or (iv) holders of any ownership interest in the Partnership or any of its Affiliates other than Common Units or Preferred Units who also meet the independence standards required to serve on an audit committee of a board of directors by the National Securities Exchange on which the Common Units are listed for trading.

“Contributed Property” means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 5.4(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

“Contribution Agreement” means that certain Contribution Agreement, dated as of the Closing Date, among the General Partner, the Partnership, the Operating Partnership and certain other parties, together with the additional conveyance documents and instruments contemplated or referenced thereunder.

“Credit Facility” means one or more revolving credit facilities (including, without limitation, the Amended and Restated 5-Year Revolving Credit Agreement, dated as of October 29, 2014, among NuStar Logistics, L.P., the Partnership, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, SunTrust Bank and Mizuho Bank, Ltd., as Co-Syndication Agents, Wells Fargo Bank, National Association and PNC Bank, National Association, as Co-Documentation Agents, and J.P. Morgan Securities LLC, SunTrust Robinson Humphrey, Inc., Mizuho Bank, Ltd., Wells Fargo Securities, LLC and PNC Capital Markets LLC, as Joint Bookrunners and Joint Lead Arrangers) providing for revolving credit loans and/or letters of credit, in each case, as amended, restated, modified, renewed, extended, increased, refunded, replaced (whether upon or after termination or otherwise) or refinanced, in whole or in part, from time to time; provided, that at least $500 million of the commitments under the Credit Facility are represented by traditional commercial banks.

“Curative Allocation” means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 6.1(d)(x).

“Current Market Price” has the meaning assigned to such term in Section 15.1(a).

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. §17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Departing Partner” means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Section 11.1 or 11.2.

“Depositary” means, with respect to any Partnership Securities issued in global form, The Depository Trust Company and its successors and permitted assigns.

“Disposed of Adjusted Property” has the meaning assigned to such term in Section 6.1(d)(xi)(B).

“Economic Risk of Loss” has the meaning set forth in Treasury Regulation Section 1.752-2(a).

“EIG” means, collectively, EIG Management Company, LLC and FS/EIG Advisor, LLC.

“Eligible Citizen” means a Person qualified to own interests in real property in jurisdictions in which any Group Member does business or proposes to do business from time to time, and whose status as a Limited Partner or Assignee does not or would not subject such Group Member to a significant risk of cancellation or forfeiture of any of its properties or any interest therein.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute.

“Event of Withdrawal” has the meaning assigned to such term in Section 11.1(a).

“First Liquidation Target Amount” has the meaning assigned to such term in Section 6.1(c)(i)(D).

“First Target Distribution” means $0.66 per Unit per Quarter, subject to adjustment in accordance with Sections 6.6 and 6.10.

“General Partner” means Riverwalk Logistics, L.P. and its successors and permitted assigns as general partner of the Partnership.

“General Partner Interest” means the ownership interest of the General Partner in the Partnership (in its capacity as a general partner without reference to any Limited Partner Interest held by it) which may be evidenced by Partnership Securities or a combination thereof or interest therein, and includes any and all benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement.

“Group” means a Person that with or through any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons) or disposing of any Partnership Securities with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Partnership Securities.

“Group Member” means a member of the Partnership Group.

“Holder” as used in Section 7.12, has the meaning assigned to such term in Section 7.12(a).

“Incentive Distribution Right” means a non-voting Limited Partner Interest issued to the General Partner in connection with the transfer of substantially all of its general partner interest in the Operating Partnership to the Partnership, which Partnership Interest confers upon the holder thereof only the rights and obligations specifically provided in this Agreement with respect to Incentive Distribution Rights (and no other rights otherwise available to or other obligations of a holder of a Partnership Interest). Notwithstanding anything in this Agreement to the contrary, the holder of an Incentive Distribution Right shall not be entitled to vote such Incentive Distribution Right on any Partnership matter except as may otherwise be required by law.

“Incentive Distributions” means any amount of cash distributed to the holders of the Incentive Distribution Rights pursuant to Section 6.4.

“Indemnified Persons” has the meaning assigned to such term in Section 7.12(c).

“Indemnitee” means (a) the General Partner, (b) any Departing Partner, (c) any Person who is or was an Affiliate of the General Partner or any Departing Partner, (d) any Person who is or was a member, partner, officer, director, employee, agent or trustee of any Group Member, the General Partner or any Departing Partner or any Affiliate of any Group Member, the General Partner or any Departing Partner, and (e) any Person who is or was serving at the request of the General Partner or any Departing Partner or any Affiliate of the General Partner or any Departing Partner as an officer, director, employee, member, partner, agent, fiduciary or trustee of another Person; provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services.

“Initial Common Units” means the Common Units sold in the Initial Offering.

“Initial Offering” means the initial offering and sale of Common Units to the public, as described in the Registration Statement.

“Initial Unit Price” means (a) with respect to the Common Units, the initial public offering price per Common Unit at which the Underwriters offered the Common Units to the public for sale as set forth on the cover page of the prospectus included as part of the Registration Statement and first issued at or after the time the Registration Statement first became effective or (b) with respect to any other class or series of Units, the price per Unit at which such class or series of Units is initially sold by the Partnership, as determined by the General Partner, in each case adjusted as the General Partner determines to be appropriate to give effect to any distribution, subdivision or combination of Units.

“Interim Capital Transactions” means the following transactions if they occur prior to the Liquidation Date: (a) borrowings, refinancings or refundings of indebtedness and sales of debt securities (other than Working Capital Borrowings and other than for items purchased on open account in the ordinary course of business) by any Group Member; (b) sales of equity interests by any Group Member (including the Common Units sold to the Underwriters pursuant to the exercise of their over-allotment option); and (c) sales or other voluntary or involuntary dispositions of any assets of any Group Member other than (i) sales or other dispositions of inventory, accounts receivable and other assets in the ordinary course of business, and (ii) sales or other dispositions of assets as part of normal retirements or replacements.

“Junior Securities” means (i) the Common Units and (ii) any other class or series of Partnership Interests established after November 25, 2016 by the General Partner, the terms of which class or series do not expressly provide that it is made senior to or on parity with the Series A Preferred Units, Series B Preferred Units, Series C Preferred Units and Series D Preferred Units as to the right to distributions of cash or property or distributions upon any dissolution or liquidation pursuant to Article XII.

“Limited Partner” means, unless the context otherwise requires, (a) each Person that is or becomes a Limited Partner pursuant to the terms of this Agreement, including each Substituted Limited Partner, each Additional Limited Partner and any Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 11.3 or (b) solely for purposes of Articles V, VI, VII and IX and Sections 12.3 and 12.4, each Assignee; provided, however, that when the term “Limited Partner” is (i) used herein in the context of Section 5.1(b), such term shall not, solely for such purpose, include any Preferred Holder with respect to a Preferred Unit, (ii) used herein in the context of any vote or other approval, including without limitation Article XIII and XIV, such term shall not, solely for such purpose, include any holder of an Incentive Distribution Right with respect to such Incentive Distribution Right except as may otherwise be required by law and (iii) used herein in the context of any vote or other approval, including without limitation Articles XIII (other than Sections 13.3(c), 13.4, 13.5, 13.6, 13.8, 13.9, 13.10, 13.11, 13.12(b), 13.12(c), 13.12(d), 13.12(e) and Section 13.12(f)) and XIV, such term shall not, solely for such purpose, include a Series A Holder, Series B Holder or Series C Holder with respect to its Series A Preferred Units, Series B Preferred Units or Series C Preferred Units, as applicable.

“Limited Partner Interest” means the ownership interest of a Limited Partner or Assignee in the Partnership, which may be evidenced by Common Units, Preferred Units, Incentive Distribution Rights or other Partnership Securities or a combination thereof or interest therein, and includes any and all benefits to which such Limited Partner or Assignee is entitled as provided in this Agreement, together with all obligations of such Limited Partner or Assignee to comply with the terms and provisions of this Agreement; provided, however, that when the term “Limited Partner Interest” is (i) used herein in the context of Section 5.1(b), such term shall not, solely for such purpose, include any Preferred Unit, (ii) used herein in the context of any vote or other approval, including without limitation Articles XIII and XIV, such term shall not, solely for such purpose, include any Incentive Distribution Right except as may otherwise be required by law and (iii) used herein in the context of any vote or other approval, including without limitation Articles XIII (other than Sections 13.3(c), 13.4, 13.5, 13.6, 13.8, 13.9, 13.10, 13.11, 13.12(b), 13.12(c), 13.12(d), 13.12(e) and Section 13.12(f)) and XIV, such term shall not, solely for such purpose, include Series A Preferred Units, Series B Preferred Units or Series C Preferred Units.

“Liquidation Date” means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 12.2, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to reconstitute the Partnership and continue its business has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

“Liquidator” means one or more Persons selected by the General Partner to perform the functions described in Section 12.3 as liquidating trustee of the Partnership within the meaning of the Delaware Act.

“London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“Material Subsidiaries” means each of the Partnership’s “significant subsidiaries,” as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Merger Agreement” has the meaning assigned to such term in Section 14.1.

“Minimum Quarterly Distribution” means $0.60 per Unit per Quarter, subject to adjustment in accordance with Sections 6.6 and 6.10.

“Navigator Acquisition Closing” means the consummation of the acquisition contemplated by the Navigator Agreement by the Operating Partnership or one of its Affiliates.

“Navigator Agreement” means that Membership Interest Purchase and Sale Agreement, dated as of April 11, 2017, between the Partnership, the Operating Partnership and FR Navigator Holdings LLC, as the same may be amended in accordance with its terms.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute.

“Net Agreed Value” means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Partner or Assignee by the Partnership, the Partnership’s Carrying Value of such property (as adjusted pursuant to Section 5.4(d)(ii)) at the time such property is distributed, reduced by any indebtedness either assumed by such Partner or Assignee upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

“Net Income” means, for any taxable year, the excess, if any, of the Partnership’s items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year over the Partnership’s items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year. The items included in the calculation of Net Income shall be determined in accordance with Section 5.4(b) and shall not include any items specially allocated under Section 6.1(d); provided that the determination of the items that have been specially allocated under Section 6.1(d) shall be made as if Section 6.1(d)(xi) were not in this Agreement.

“Net Loss” means, for any taxable year, the excess, if any, of the Partnership’s items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year over the Partnership’s items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year. The items included in the calculation of Net Loss shall be determined in accordance with Section 5.4(b) and shall not include any items specially allocated under Section 6.1(d); provided that the determination of the items that have been specially allocated under Section 6.1(d) shall be made as if Section 6.1(d)(xi) were not in this Agreement.

“Net Positive Adjustments” means, with respect to any Partner, the excess, if any, of the total positive adjustments over the total negative adjustments made to the Capital Account of such Partner pursuant to Book-Up Events and Book-Down Events.

“Net Termination Gain” means, for any taxable year, the sum, if positive, of all items of income, gain, loss or deduction recognized by the Partnership (a) after the Liquidation Date or (b) upon the sale, exchange or other disposition of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions (excluding any disposition to a member of the Partnership Group). The items included in the determination of Net Termination Gain shall be determined in accordance with Section 5.4(b) and shall not include any items of income, gain or loss specially allocated under Section 6.1(d).

“Net Termination Loss” means, for any taxable year, the sum, if negative, of all items of income, gain, loss or deduction recognized by the Partnership (a) after the Liquidation Date or (b) upon the sale, exchange or other disposition of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions (excluding any disposition to a member of the Partnership Group). The items included in the determination of Net Termination Loss shall be determined in accordance with Section 5.4(b) and shall not include any items of income, gain or loss specially allocated under Section 6.1(d).

“Non-citizen Assignee” means a Person whom the General Partner has determined in its discretion does not constitute an Eligible Citizen and as to whose Partnership Interest the General Partner has become the Substituted Limited Partner, pursuant to Section 4.9.

“Noncompensatory Option” has the meaning set forth in Treasury Regulation Section 1.721-2(f).

“Nonrecourse Built-in Gain” means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Sections 6.2(b)(i)(A), 6.2(b)(ii)(A) and 6.2(b)(iii) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

“Nonrecourse Deductions” means any and all items of loss, deduction or expenditures (including, without limitation, any expenditures described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

“Nonrecourse Liability” has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).

“Notice of Election to Purchase” has the meaning assigned to such term in Section 15.1(b).

“NuStar GP” means NuStar GP, LLC, a Delaware limited liability company and the general partner of the General Partner.

“NuStar GP Holdings” means NuStar GP Holdings, LLC and its successors and permitted assigns as sole or managing member of NuStar GP.

“NYSE” means the New York Stock Exchange.

“Operating Expenditures” means all Partnership Group expenditures, including, but not limited to, taxes, reimbursements of the General Partner, repayment of Working Capital Borrowings, debt service payments, and capital expenditures, subject to the following:

(a) Payments (including prepayments) of principal and premium on indebtedness other than Working Capital Borrowings shall not constitute Operating Expenditures; and

(b) Operating Expenditures shall not include (i) capital expenditures made for Acquisitions or Capital Improvements, (ii) payment of transaction expenses relating to Interim Capital Transactions, (iii) Series A Redemption Payments, (iv) Series B Redemption Payments, (v) Series C Redemption Payments, (vi) Series D Redemption Payments, (vii) payments made to Preferred Holders to purchase or otherwise acquire Preferred Units, and (viii) distributions to Partners. Where capital expenditures are made in part for Acquisitions or for Capital Improvements and in part for other purposes, the General Partner’s good faith allocation between the amounts paid for each shall be conclusive.

“Operating General Partner” means NuStar GP, Inc., a Delaware corporation and wholly owned subsidiary of the Partnership, and any successors and permitted assigns as the general partner of NuStar Logistics, L.P.

“Operating Partnership” means NuStar Logistics, L.P., a Delaware limited partnership, and such other Persons that are treated as partnerships for federal income tax purposes that are majority-owned by the Partnership and controlled by the Partnership (whether by direct or indirect ownership of the general partner of such Person or otherwise) and established or acquired for the purpose of conducting the business of the Partnership.

“Operating Partnership Agreement” means the agreement of limited partnership of any Operating Partnership that is a limited partnership, or any limited liability company agreement of any Operating Partnership that is a limited liability company that is treated as a partnership for federal income tax purposes, as such may be amended, supplemented or restated from time to time.

“Operating Surplus” means, with respect to any period ending prior to the Liquidation Date, on a cumulative basis and without duplication,

(a) the sum of (i) $10 million plus all cash and cash equivalents of the Partnership Group on hand as of the close of business on the Closing Date, (ii) all cash receipts of the Partnership Group for the period beginning on the Closing Date and ending with the last day of such period, other than cash receipts from Interim Capital Transactions (except to the extent specified in Section 6.5) and (iii) all cash receipts of the Partnership Group after the end of such period but on or before the date of determination of Operating Surplus with respect to such period resulting from Working Capital Borrowings, less

(b) the sum of (i) Operating Expenditures for the period beginning on the Closing Date and ending with the last day of such period and (ii) the amount of cash reserves that is necessary or advisable in the reasonable discretion of the General Partner to provide funds for future Operating Expenditures; provided, however, that disbursements made (including contributions to a Group Member or disbursements on behalf of a Group Member) or cash reserves established, increased or reduced after the end of such period but on or before the date of determination of Available Cash with respect to such period shall be deemed to have been made, established, increased or reduced, for purposes of determining Operating Surplus, within such period if the General Partner so determines.

Notwithstanding the foregoing, “Operating Surplus” with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner or any of its Affiliates) acceptable to the General Partner in its reasonable discretion.

“Outstanding” means, with respect to Partnership Securities, all Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership’s books and records as of the date of determination; provided, however, that if at any time any Person or Group (other than the General Partner or its Affiliates) beneficially owns 20% or more of any Outstanding Partnership Securities of any class then Outstanding, all Partnership Securities owned by such Person or Group shall not be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement; provided, further, that the foregoing limitation shall not apply (i) subject to the provisions of (iii) below, to any Person or Group who acquired 20% or more of any Outstanding Partnership Securities of any class then Outstanding directly from the General Partner or its Affiliates, (ii) to any Person or Group who acquired 20% or more of any Outstanding Partnership Securities of any class then Outstanding directly or indirectly from a Person or Group described in clause (i), provided that the General Partner shall have notified such Person or Group in writing that such limitation shall not apply, or (iii) with respect to the Series D Subject Units, so long as such Series D Subject Units are held by the Series D Purchasers or Affiliates of the Series D Purchasers, provided that if EIG, the Series D Purchasers or any of their respective Affiliates has or acquires beneficial ownership of any additional Partnership Securities or becomes part of a Group that beneficially owns additional Partnership Securities, all of such additional Partnership Securities (but not the Series D Subject Units), collectively, will be subject to the foregoing limitation, taking into account all Partnership Securities (including the Series D Subject Units), collectively, beneficially owned by such Persons or Group, provided further that any transferee that receives from EIG, the Series D Purchasers or any of their respective Affiliates any Series D Subject Units shall be subject to the foregoing limitation with respect to such Series D Subject Units and any additional Partnership Securities held or acquired by such transferee. For the avoidance of doubt and notwithstanding anything in this Agreement to the contrary, for purposes of clause (i) above, none of EIG, the Series D Purchasers or any of their respective Affiliates or any such transferee of the Series D Subject Units shall be considered an Affiliate of the General Partner.

“Over-Allotment Option” means the over-allotment option granted to the Underwriters by the Partnership pursuant to the Underwriting Agreement.

“Parity Securities” means the Series A Preferred Units, the Series B Preferred Units, the Series C Preferred Units, the Series D Preferred Units and any other class or series of Partnership Interests established after November 25, 2016 by the General Partner, the terms of which class or series expressly provide that it ranks on parity with the Series A Preferred Units, the Series B Preferred Units, the Series C Preferred Units and the Series D Preferred Units as to distributions and amounts payable upon a dissolution or liquidation pursuant to Article XII.

“Parity Units” means Common Units and all other Units of any other class or series that have the right to (i) receive distributions of Available Cash from Operating Surplus pro rata with distributions of the Minimum Quarterly Distribution on the Common Units and (ii) receive allocations of Net Termination Gain pro rata with allocations of Net Termination Gain to the Common Units pursuant to Section 6.1(c)(i)(B), in each case regardless of whether the amounts or value so distributed or allocated on each Parity Unit equals the amount or value so distributed or allocated on each Common Unit. Units whose participation in such (i) distributions of Available Cash from Operating Surplus and (ii) allocations of Net Termination Gain are subordinate in order of priority to such distributions and allocations on Common Units shall not constitute Parity Units even if such Units are convertible under certain circumstances into Common Units or Parity Units.

“Partner Nonrecourse Debt” has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

“Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

“Partner Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.

“Partners” means the General Partner and the Limited Partners.

“Partnership” means NuStar Energy L.P., a Delaware limited partnership, and any successors thereto.

“Partnership Group” means the Partnership, the Operating Partnership and any Subsidiary of any such entity, treated as a single consolidated entity.

“Partnership Interest” means an interest in the Partnership, which shall include the General Partner Interest and Limited Partner Interests.

“Partnership Minimum Gain” means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

“Partnership Security” means any class or series of equity interest in the Partnership (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in the Partnership), including without limitation, Common Units, Incentive Distribution Rights and Preferred Units.

“Paying Agent” means the Transfer Agent, acting in its capacity as paying agent for the Preferred Units, and its respective successors and assigns or any other paying agent appointed by the General Partner; provided, however, that if no Paying Agent is specifically designated for any series of Preferred Units, the General Partner shall act in such capacity.

“Percentage Interest” means as of any date of determination (a) as to the General Partner (with respect to its General Partner Interest), 2% and (b) as to any Unitholder or Assignee holding Units, the product obtained by multiplying (i) 98% less the percentage applicable to paragraph (c) by (ii) the quotient obtained by dividing (A) the number of Units held by such Unitholder or Assignee by (B) the total number of all Outstanding Units, and (c) as to holders of additional Partnership Securities issued by the Partnership in accordance with Section 5.5, the percentage established as a part of such issuance. The Percentage Interest with respect to an Incentive Distribution Right, a Series A Preferred Unit, a Series B Preferred Unit, a Series C Preferred Unit and a Series D Preferred Unit shall at all times be zero.

“Permitted Transferee” means those Persons set forth on Schedule C to the Series D Purchase Agreement.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Preferred Holder” means, with respect to a series of Preferred Units, a Record Holder of such series of Preferred Units.

“Preferred Distributions” means Series A Distributions, Series B Distributions, Series C Distributions or Series D Distributions, as applicable.

“Preferred Distribution Payment Date” means the Series A Distribution Payment Date, Series B Distribution Payment Date, Series C Distribution Payment Date or Series D Distribution Payment Date, as applicable.

“Preferred Distribution Period” means the Series A Distribution Period, Series B Distribution Period, Series C Distribution Period or Series D Distribution Period, as applicable.

“Preferred Units” means a Partnership Interest designated as a “Preferred Unit,” including the Series A Preferred Units, Series B Preferred Units, Series C Preferred Units and Series D Preferred Units, which entitles the holder thereof to a preference with respect to distributions over Junior Securities.

“Pro Rata” means (a) when modifying Units or any class thereof, apportioned equally among all designated Units in accordance with their relative Percentage Interests, (b) when modifying Partners and Assignees, apportioned among all Partners and Assignees in accordance with their relative Percentage Interests, (c) when modifying holders of Incentive Distribution Rights, apportioned equally among all holders of Incentive Distribution Rights in accordance with the relative number of Incentive Distribution Rights held by each such holder, and (d) when used with respect to Preferred Units or any class or series thereof, apportioned among all such Preferred Units in accordance with the relative number or percentage of such Preferred Units.

“Purchase Date” means the date determined by the General Partner as the date for purchase of all Outstanding Units of a certain class (other than Units owned by the General Partner and its Affiliates) pursuant to Article XV.

“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Partnership.

“Recapture Income” means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

“Rating Agency” means any nationally recognized statistical rating organization (within the meaning of Section 3(a)(62) of the Exchange Act) that publishes a rating for the Partnership.

“Record Date” means the date established by the General Partner for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Holder” means the Person in whose name a Common Unit is registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, or with respect to other Partnership Securities, the Person in whose name any such other Partnership Security is registered on the books which the Transfer Agent or the General Partner, as applicable, has caused to be kept as of the opening of business on such Business Day.

“Redeemable Interests” means any Partnership Interests for which a redemption notice has been given, and has not been withdrawn, pursuant to Section 4.10.

“Registration Statement” means the Registration Statement on Form S-1 (Registration No. 333-43668) as it has been or as it may be amended or supplemented from time to time, filed by the Partnership with the Commission under the Securities Act to register the offering and sale of the Common Units in the Initial Offering.

“Remaining Net Positive Adjustments” means as of the end of any taxable period, (i) with respect to the Unitholders holding Common Units, the excess of (a) the Net Positive Adjustments of the Unitholders holding Common Units as of the end of such period over (b) the sum of those Partners’ Share of Additional Book Basis Derivative Items for each prior taxable period, (ii) with respect to the General Partner (as holder of the General Partner Interest), the excess of (a) the Net Positive Adjustments of the General Partner as of the end of such period over (b) the sum of the General Partner’s Share of Additional Book Basis Derivative Items with respect to the General Partner Interest for each prior taxable period, and (iii) with respect to the holders of Incentive Distribution Rights, the excess of (a) the Net Positive Adjustments of the holders of Incentive Distribution Rights as of the end of such period over (b) the sum of the Share of Additional Book Basis Derivative Items of the holders of the Incentive Distribution Rights for each prior taxable period.

“Required Allocations” means (a) any limitation imposed on any allocation of Net Losses or Net Termination Losses under Section 6.1(b) or 6.1(c)(ii) and (b) any allocation of an item of income, gain, loss or deduction pursuant to Section 6.1(d)(i), 6.1(d)(ii), 6.1(d)(iv), 6.1(d)(vii) or 6.1(d)(ix).

“Residual Gain” or “Residual Loss” means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 6.2(b)(i)(A) or Section 6.2(b)(ii)(A) respectively, to eliminate Book-Tax Disparities.

“Reuters Page LIBOR01” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace the LIBOR01 page on that service, or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

“Revaluation Event” means an event that results in adjustment of the Carrying Value of each Partnership property pursuant to Section 5.4(d).

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

“Senior Securities” means any class or series of Partnership Interests established after November 25, 2016 by the General Partner, the terms of which class or series expressly provide that it ranks senior to the Series A Preferred Units, Series B Preferred Units, Series C Preferred Units and Series D Preferred Units as to the right to distributions of cash or property or distributions upon any dissolution or liquidation pursuant to Article XII.

“Series A Alternative Conversion Consideration” has the meaning given such term in Section 16.11(d).

“Series A Change of Control Conversion Date” has the meaning assigned to such term in Section 16.11(a).

“Series A Change of Control Conversion Right” has the meaning given such term in Section 16.11(a).

“Series A Common Unit Conversion Consideration” has the meaning given such term in Section 16.11(a).

“Series A Conversion Common Units” means Common Units issued upon conversion of the Series A Preferred Units pursuant to Section 16.11(a).

“Series A Conversion Ratio” has the meaning given such term in Section 16.11(c).

“Series A Current Criteria” means the equity credit criteria of a Rating Agency for securities such as the Series A Preferred Units, as such criteria are in effect as of the Series A Original Issue Date.

“Series A Distribution Payment Date” means the 15th day of March, June, September and December of each year, commencing on March 15, 2017; provided, however, that if any Series A Distribution Payment Date would otherwise occur on a day that is not a Business Day, such Series A Distribution Payment Date shall instead be on the immediately succeeding Business Day.

“Series A Distribution Period” means a period of time from and including the preceding Series A Distribution Payment Date (other than the initial Series A Distribution Period, which shall commence on and include the Series A Original Issue Date), to but excluding the next Series A Distribution Payment Date for such Series A Distribution Period.

“Series A Distribution Rate” means an annual rate equal to (i) during the Series A Fixed Rate Period, 8.50% of the Series A Liquidation Preference and (ii) during the Series A Floating Rate Period, a percentage of the Series A Liquidation Preference equal to the sum of (a) the Series A Three-Month LIBOR, as calculated on each applicable Series A LIBOR Determination Date, and (b) 6.766%.

“Series A Distribution Record Date” has the meaning given such term in Section 16.3(b).

“Series A Distributions” means distributions with respect to Series A Preferred Units pursuant to Section 16.3.

“Series A Fixed Rate Period” means the period from and including the Series A Original Issue Date to, but not including, December 15, 2021.

“Series A Floating Rate Period” means the period from and including December 15, 2021 and thereafter until such time as all of the Outstanding Series A Preferred Units are redeemed in accordance with Section 16.5 or are converted in accordance with Section 16.11.

“Series A Holder” means a Record Holder of Series A Preferred Units.

“Series A LIBOR Determination Date” means the London Business Day immediately preceding the first date of each relevant Series A Distribution Period.

“Series A Liquidation Preference” means a liquidation preference for each Series A Preferred Unit initially equal to $25.00 per unit, which liquidation preference shall be subject to increase by the per Series A Preferred Unit amount of any accumulated and unpaid Series A Distributions (whether or not such distributions shall have been declared).

“Series A Original Issue Date” means November 25, 2016.

“Series A Payments” means, collectively, Series A Distributions and Series A Redemption Payments.

“Series A Preferred Unit” means a Preferred Unit having the designations, preferences, rights, powers and duties set forth in Article XVI.

“Series A Rating Event” means a change by any Rating Agency to the Series A Current Criteria, which change results in (i) any shortening of the length of time for which the Series A Current Criteria are scheduled to be in effect with respect to the Series A Preferred Units, or (ii) a lower equity credit being given to the Series A Preferred Units than the equity credit that would have been assigned to the Series A Preferred Units by such Rating Agency pursuant to its Series A Current Criteria.

“Series A Redemption Date” has the meaning given such term in Section 16.5(a).

“Series A Redemption Notice” has the meaning given such term in Section 16.5(b).

“Series A Redemption Payments” means payments to be made to the holders of Series A Preferred Units to redeem Series A Preferred Units in accordance with Section 16.5.

“Series A Redemption Price” has the meaning given such term in Section 16.5(a).

“Series A Three-Month LIBOR” has the meaning set forth in Section 16.3(c).

“Series A Unit Cap” has the meaning given such term in Section 16.11(c).

“Series B Alternative Conversion Consideration” has the meaning given such term in Section 17.11(d).

“Series B Change of Control Conversion Date” has the meaning assigned to such term in Section 17.11(a).

“Series B Change of Control Conversion Right” has the meaning given such term in Section 17.11(a).

“Series B Common Unit Conversion Consideration” has the meaning given such term in Section 17.11(a).

“Series B Conversion Common Units” means Common Units issued upon conversion of the Series B Preferred Units pursuant to Section 17.11(a).

“Series B Conversion Ratio” has the meaning given such term in Section 17.11(c).

“Series B Current Criteria” means the equity credit criteria of a Rating Agency for securities such as the Series B Preferred Units, as such criteria are in effect as of the Series B Original Issue Date.

“Series B Distribution Payment Date” means the 15th day of March, June, September and December of each year, commencing on September 15, 2017; provided, however, that if any Series B Distribution Payment Date would otherwise occur on a day that is not a Business Day, such Series B Distribution Payment Date shall instead be on the immediately succeeding Business Day.

“Series B Distribution Period” means a period of time from and including the preceding Series B Distribution Payment Date (other than the initial Series B Distribution Period, which shall commence on and include the Series B Original Issue Date), to but excluding the next Series B Distribution Payment Date for such Series B Distribution Period.

“Series B Distribution Rate” means an annual rate equal to (i) during the Series B Fixed Rate Period, 7.625% of the Series B Liquidation Preference and (ii) during the Series B Floating Rate Period, a percentage of the Series B Liquidation Preference equal to the sum of (a) the Series B Three-Month LIBOR, as calculated on each applicable Series B LIBOR Determination Date, and (b) 5.643%.

“Series B Distribution Record Date” has the meaning given such term in Section 17.3(b).

“Series B Distributions” means distributions with respect to Series B Preferred Units pursuant to Section 17.3.

“Series B Fixed Rate Period” means the period from and including the Series B Original Issue Date to, but not including, June 15, 2022.

“Series B Floating Rate Period” means the period from and including June 15, 2022 and thereafter until such time as all of the Outstanding Series B Preferred Units are redeemed in accordance with Section 17.5 or are converted in accordance with Section 17.11.

“Series B Holder” means a Record Holder of Series B Preferred Units.

“Series B LIBOR Determination Date” means the London Business Day immediately preceding the first date of each relevant Series B Distribution Period.

“Series B Liquidation Preference” means a liquidation preference for each Series B Preferred Unit initially equal to $25.00 per unit, which liquidation preference shall be subject to increase by the per Series B Preferred Unit amount of any accumulated and unpaid Series B Distributions (whether or not such distributions shall have been declared).

“Series B Original Issue Date” means April 28, 2017.

“Series B Payments” means, collectively, Series B Distributions and Series B Redemption Payments.

“Series B Preferred Unit” means a Preferred Unit having the designations, preferences, rights, powers and duties set forth in Article XVII.

“Series B Rating Event” means a change by any Rating Agency to the Series B Current Criteria, which change results in (i) any shortening of the length of time for which the Series B Current Criteria are scheduled to be in effect with respect to the Series B Preferred Units, or (ii) a lower equity credit being given to the Series B Preferred Units than the equity credit that would have been assigned to the Series B Preferred Units by such Rating Agency pursuant to its Series B Current Criteria.

“Series B Redemption Date” has the meaning given such term in Section 17.5(a).

“Series B Redemption Notice” has the meaning given such term in Section 17.5(b).

“Series B Redemption Payments” means payments to be made to the holders of Series B Preferred Units to redeem Series B Preferred Units in accordance with Section 17.5.

“Series B Redemption Price” has the meaning given such term in Section 17.5(a).

“Series B Three-Month LIBOR” has the meaning set forth in Section 17.3(c).

“Series B Unit Cap” has the meaning given such term in Section 17.11(c).

“Series C Alternative Conversion Consideration” has the meaning given such term in Section 18.11(d).

“Series C Change of Control Conversion Date” has the meaning assigned to such term in Section 18.11(a).

“Series C Change of Control Conversion Right” has the meaning given such term in Section 18.11(a).

“Series C Common Unit Conversion Consideration” has the meaning given such term in Section 18.11(a).

“Series C Conversion Common Units” means Common Units issued upon conversion of the Series C Preferred Units pursuant to Section 18.11(a).

“Series C Conversion Ratio” has the meaning given such term in Section 18.11(c).

“Series C Current Criteria” means the equity credit criteria of a Rating Agency for securities such as the Series C Preferred Units, as such criteria are in effect as of the Series C Original Issue Date.

“Series C Distribution Payment Date” means the 15th day of March, June, September and December of each year, commencing on March 15, 2018; provided, however, that if any Series C Distribution Payment Date would otherwise occur on a day that is not a Business Day, such Series C Distribution Payment Date shall instead be on the immediately succeeding Business Day.

“Series C Distribution Period” means a period of time from and including the preceding Series C Distribution Payment Date (other than the initial Series C Distribution Period, which shall commence on and include the Series C Original Issue Date), to but excluding the next Series C Distribution Payment Date for such Series C Distribution Period.

“Series C Distribution Rate” means an annual rate equal to (i) during the Series C Fixed Rate Period, 9.00% of the Series C Liquidation Preference and (ii) during the Series C Floating Rate Period, a percentage of the Series C Liquidation Preference equal to the sum of (a) the Series C Three-Month LIBOR, as calculated on each applicable Series C LIBOR Determination Date, and (b) 6.88%.

“Series C Distribution Record Date” has the meaning given such term in Section 18.3(b).

“Series C Distributions” means distributions with respect to Series C Preferred Units pursuant to Section 18.3.

“Series C Fixed Rate Period” means the period from and including the Series C Original Issue Date to, but not including, December 15, 2022.

“Series C Floating Rate Period” means the period from and including December 15, 2022 and thereafter until such time as all of the Outstanding Series C Preferred Units are redeemed in accordance with Section 18.5 or are converted in accordance with Section 18.11.

“Series C Holder” means a Record Holder of Series C Preferred Units.

“Series C LIBOR Determination Date” means the London Business Day immediately preceding the first date of each relevant Series C Distribution Period.

“Series C Liquidation Preference” means a liquidation preference for each Series C Preferred Unit initially equal to $25.00 per unit, which liquidation preference shall be subject to increase by the per Series C Preferred Unit amount of any accumulated and unpaid Series C Distributions (whether or not such distributions shall have been declared).

“Series C Original Issue Date” means November 30, 2017.

“Series C Payments” means, collectively, Series C Distributions and Series C Redemption Payments.

“Series C Preferred Unit” means a Preferred Unit having the designations, preferences, rights, powers and duties set forth in Article XVIII.

“Series C Rating Event” means a change by any Rating Agency to the Series C Current Criteria, which change results in (i) any shortening of the length of time for which the Series C Current Criteria are scheduled to be in effect with respect to the Series C Preferred Units, or (ii) a lower equity credit being given to the Series C Preferred Units than the equity credit that would have been assigned to the Series C Preferred Units by such Rating Agency pursuant to its Series C Current Criteria.

“Series C Redemption Date” has the meaning given such term in Section 18.5(a).

“Series C Redemption Notice” has the meaning given such term in Section 18.5(b).

“Series C Redemption Payments” means payments to be made to the holders of Series C Preferred Units to redeem Series C Preferred Units in accordance with Section 18.5.

“Series C Redemption Price” has the meaning given such term in Section 18.5(a).

“Series C Three-Month LIBOR” has the meaning set forth in Section 18.3(c).

“Series C Unit Cap” has the meaning given such term in Section 18.11(c).

“Series D Change of Control” means the occurrence of any of the following:

(a)	an acquisition (including by merger), the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) or Group that is not an Affiliate of the Partnership as of the Series D Initial Closing Date becomes the Beneficial Owner, directly or indirectly, of 50% or more of the voting interests of the General Partner or, if the Limited Partners are entitled to vote in the election of the Board of Directors, 50% or more of the Outstanding Limited Partner Interests (in each case, as measured by voting power rather than the number of interests, units or the like, but taking into account the limitations contained in the definition of “Outstanding”) if such acquisition gives such person (as that term is used in Section 13(d)(3) of the Exchange Act) or Group, directly or indirectly, the right to elect more than half of the members of the Board of Directors;

(b)	any sale, lease, exchange, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Partnership and its subsidiaries, taken as a whole, to any other person (as defined in clause (a) of this definition), other than a direct or indirect Subsidiary of the Partnership; or

(c)	the Common Units cease to be listed for, or admitted to, trading on a National Securities Exchange;

provided, however, that the acquisition by the Partnership of NuStar GP Holdings shall not constitute a Series D Change of Control.

“Series D COC Conversion Ratio” means, as adjusted pursuant to Section 19.6(d), the number of Common Units issuable upon the conversion of each Series D Preferred Unit pursuant to Section 19.7, which shall be equal to (a) the Series D Unit Purchase Price plus Series D Unpaid Distributions in respect of such Series D Preferred Unit plus Series D Partial Period Distributions in respect of such Series D Preferred Unit divided by (b) the Series D Unit Purchase Price.

“Series D COC Redemption Price” means a price per Series D Preferred Unit equal to the sum of (a) $29.82 plus (b) the Series D Unpaid Distributions on the applicable Series D Preferred Unit plus (c) Series D Partial Period Distributions on the applicable Series D Preferred Unit.

“Series D Conversion Common Unit” means a Common Unit issued upon conversion of a Series D Preferred Unit pursuant to Section 19.3(c)(ii)(A) or Section 19.6(c); provided that, following their sale or transfer in an open market transaction, any such Common Units will no longer be considered “Series D Conversion Common Units” for purposes of this Agreement.

“Series D Conversion Notice” has the meaning assigned such term in Section 19.6(b).

“Series D Conversion Notice Date” has the meaning assigned such term in Section 19.6(b).

“Series D Conversion Date” has the meaning assigned such term in Section 19.6(c)(i).

“Series D Conversion Ratio” means, as adjusted pursuant to Section 19.6(d), the number of Common Units issuable upon the conversion of each Series D Preferred Unit pursuant to Section 19.3 or Section 19.6, which shall be equal to (a) the Series D Unit Purchase Price plus Series D Unpaid Distributions in respect of such Series D Preferred Unit divided by (b) the Series D Unit Purchase Price.

“Series D Converting Unitholder” means a Person entitled to receive Common Units upon conversion of any Series D Preferred Units.

“Series D Designated Director” has the meaning assigned to such term in Section 19.3(c).

“Series D Designation Right Termination Event” has the meaning assigned to such term in Section 19.3(c).

“Series D Distribution” has the meaning assigned to such term in Section 19.3(a).

“Series D Distribution Amount” means, as adjusted pursuant to Section 19.3(c): (a) for the first eight Series D Distribution Periods, an amount per Series D Distribution Period equal to $0.619 per Series D Preferred Unit, provided that the Series D Initial Distribution made on the Series D Initial Distribution Date shall be prorated for the number of days, commencing (i) with respect to the Series D Preferred Initial Closing Units (as such term is defined in the Series D Purchase Agreement), on and including the Series D Initial Closing Date, and (ii) with respect to the Series D Second Closing Units, on and including the Second Funding Closing Date (as such term is defined in the Series D Purchase Agreement), in each case to, but excluding, the Series D Initial Distribution Date; (b) for the twelve Series D Distribution Periods beginning with the initial Series D Distribution Period following the eight Series D Distribution Periods referred to in clause

(a) of this definition, an amount per Series D Distribution Period equal to $0.682 per Series D Preferred Unit; and (c) beginning with the initial Series D Distribution Period following the twelve Series D Distribution Periods referred to in clause (b) of this definition and continuing thereafter, (A) for all purposes other than Section 19.7(b)(B)(x), the greater of: (i) an amount per Series D Distribution Period equal to $0.872 per Series D Preferred Unit or (ii) the amount of the quarterly distribution that would be payable in respect of a Series D Preferred Unit in respect of the most recent completed Quarter if such Series D Preferred Unit had converted immediately prior to the Record Date with respect of which distributions are being paid on the Common Units for such Quarter into the number of Common Unit(s) into which such Series D Preferred Unit would be convertible at the then-applicable Series D Conversion Ratio (regardless of whether the Series D Preferred Units are then convertible) and (B) solely for purposes of Section 19.7(b)(B)(x), $0.872 per Series D Preferred Unit.

“Series D Distribution Payment Date” means the 15th day of March, June, September and December of each year, commencing on September 15, 2018; provided, however, that if any Series D Distribution Payment Date would otherwise occur on a day that is not a Business Day, such Series D Distribution Payment Date shall instead be on the immediately succeeding Business Day without the accumulation of additional distributions.

“Series D Distribution Period” means a period of time from and including the preceding Series D Distribution Payment Date (other than the initial Series D Distribution Period, which shall commence on and include the Series D Initial Closing Date), to but excluding the next Series D Distribution Payment Date for such Series D Distribution Period.

“Series D Distribution Record Date” has the meaning given such term in Section 19.3(b).

“Series D Holder Redemption Price” means a price per Series D Preferred Unit equal to $29.19 plus the Series D Unpaid Distributions on the applicable Series D Preferred Unit plus the Series D Partial Period Distributions on the applicable Series D Preferred Unit.

“Series D Initial Closing Date” shall mean June 29, 2018.

“Series D Initial Distribution” means the first distribution payable on the Series D Preferred Units.

“Series D Initial Distribution Date” means the date of payment of the Series D Initial Distribution, which shall be September 15, 2018.

“Series D Initial PIK Date” has the meaning assigned such term in Section 19.3(a).

“Series D Partial Period Distributions” means, with respect to a conversion or redemption of Series D Preferred Units pursuant to Article XIX or a liquidation of the Partnership, an amount equal to the applicable Series D Distribution Amount multiplied by a fraction, the numerator of which is the number of days (not to exceed 90) elapsed in the Series D Distribution Period in which such conversion, redemption or liquidation occurs and the denominator of which is 90. All dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

“Series D Partnership Redemption” has the meaning assigned to such term in Section 19.8(a).

“Series D Partnership Redemption Notice” has the meaning assigned to such term in Section 19.8(a).

“Series D Partnership Redemption Price” means, (a) at any time on or after June 29, 2023 but prior to June 29, 2024, a price per Series D Preferred Unit equal to $31.73, (b) at any time on or after June 29, 2024 but prior to June 29, 2025, a price per Series D Preferred Unit equal to $30.46 and (c) at any time on or after June 29, 2025, a price per Series D Preferred Unit equal to $29.19 plus, in each case, the sum of (x) Series D Unpaid Distributions on the applicable Series D Preferred Unit plus (y) Series D Partial Period Distributions on the applicable Series D Preferred Unit.

“Series D Payments” means, collectively, Series D Distributions and Series D Redemption Payments.

“Series D PIK Distribution Amount” has the meaning assigned to such term in Section 19.3(a).

“Series D PIK Units” means any Series D Preferred Units issued pursuant to a Series D Distribution in accordance with Section 19.3(a).

“Series D Preferred Unitholder” means a holder of Series D Preferred Units.

“Series D Preferred Unitholder Redemption” has the meaning assigned to such term in Section 19.8(b).

“Series D Preferred Unitholder Redemption Notice” has the meaning assigned to such term in Section 19.8(b).

“Series D Preferred Units” has the meaning assigned to such term in Section 19.1.

“Series D Purchase Agreement” means the Series D Preferred Unit Purchase Agreement, dated as of June 26, 2018, by and among the Partnership and the Series D Purchasers, as may be amended from time to time.

“Series D Purchasers” means those Persons set forth on Schedule A to the Series D Purchase Agreement.

“Series D Redemption Date” has the meaning assigned to such term in Section 19.8(a)(ii).

“Series D Redemption Payments” means payments to be made to the holders of Series D Preferred Units to redeem Series D Preferred Units in accordance with Section 19.7(b) or Section 19.8.

“Series D Second Closing Units” means the Series D Preferred Second Closing Units (as such term is defined in the Series D Purchase Agreement).

“Series D Subject Units” means the Series D Preferred Units and, after the conversion of any Series D Preferred Units, the Series D Conversion Common Units issued upon such conversion and the Series D Preferred Units.

“Series D Substantially Equivalent Unit” has the meaning assigned to such term in Section 19.7(d).

“Series D Trigger Event” has the meaning assigned to such term in Section 19.3(c).

“Series D Trigger Event Conversion Notice” has the meaning assigned to such term in Section 19.3(c)(ii)(A)(II).

“Series D Trigger Event Conversion Notice Date” has the meaning assigned to such term in Section 19.3(c)(ii)(A)(II).

“Series D Unit Purchase Price” means $25.38.

“Series D Unpaid Distributions” has the meaning assigned to such term in Section 19.3(c).

“Services Agreement” means that Amended and Restated Services Agreement, effective as of March 1, 2016 by and between the Partnership, NuStar GP Holdings, NuStar GP and NuStar Services Company LLC.

“Share of Additional Book Basis Derivative Items” means in connection with any allocation of Additional Book Basis Derivative Items for any taxable period, (i) with respect to the Unitholders holding Common Units, the amount that bears the same ratio to such Additional Book Basis Derivative Items as the Unitholders’ Remaining Net Positive Adjustments as of the end of such period bears to the Aggregate Remaining Net Positive Adjustments as of that time, (ii) with respect to the General Partner (as holder of the General Partner Interest), the amount that bears the same ratio to such additional Book Basis Derivative Items as the General Partner’s Remaining Net Positive Adjustments as of the end of such period bears to the Aggregate Remaining Net Positive Adjustment as of that time, and (iii) with respect to the Partners holding Incentive Distribution Rights, the amount that bears the same ratio to such Additional Book Basis Derivative Items as the Remaining Net Positive Adjustments of the Partners holding the Incentive Distribution Rights as of the end of such period bears to the Aggregate Remaining Net Positive Adjustments as of that time.

“Special Approval” means approval by a majority of the members of the Conflicts Committee, provided that at the time of such approval all of the material facts known to the General Partner or any of its Affiliates regarding the proposed transaction in respect of which such approval is given were fully disclosed to or otherwise known by the Conflicts Committee.

“Stated Liquidation Preference” means the Stated Series A Liquidation Preference, the Stated Series B Liquidation Preference, the Stated Series C Liquidation Preference or the Stated Series D Liquidation Preference, as applicable.

“Stated Series A Liquidation Preference” means an amount equal to $25.00 per Series A Preferred Unit.

“Stated Series B Liquidation Preference” means an amount equal to $25.00 per Series B Preferred Unit.

“Stated Series C Liquidation Preference” means an amount equal to $25.00 per Series C Preferred Unit.

“Stated Series D Liquidation Preference” means an amount equal to $25.38 per Series D Preferred Unit.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 10.2 in place of and with all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

“Surviving Business Entity” has the meaning assigned to such term in Section 14.2(b).

“Trading Day” has the meaning assigned to such term in Section 15.1(a).

“Transfer” has the meaning assigned to such term in Section 4.4(a).

“Transfer Agent” means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as shall be appointed from time to time by the Partnership to act as registrar and transfer agent for the Common Units or other Partnership Securities; provided that if no Transfer Agent is specifically designated for any other Partnership Securities, the General Partner shall act in such capacity.

“Transfer Application” means an application and agreement for transfer of Units in the form set forth on the back of a Certificate or in a form substantially to the same effect in a separate instrument.

“Underwriter” means each Person named as an underwriter in Schedule I to the Underwriting Agreement who purchased Common Units pursuant thereto.

“Underwriting Agreement” means the Underwriting Agreement dated April 9, 2001 among the Underwriters, the Partnership and certain other parties, providing for the purchase of Common Units by such Underwriters.

“Unit” means a Partnership Security that is designated as a “Unit” and shall include Common Units, but shall not include (i) a General Partner Interest, (ii) Incentive Distribution Rights or (iii) Preferred Units (other than Series D Preferred Units as provided in Section 19.4).

“Unitholders” means the holders of Common Units and, as provided in Section 19.4, Series D Preferred Units.

“Unit Majority” means at least a majority of the Outstanding Common Units.

“Unpaid MQD” has the meaning assigned to such term in Section 6.1(c)(i)(B).

“Unrealized Gain” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 5.4(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.4(d) as of such date).

“Unrealized Loss” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.4(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 5.4(d)).

“Unrecovered Capital” means at any time, with respect to a Unit, the Initial Unit Price less the sum of all distributions constituting Capital Surplus theretofore made in respect of an Initial Common Unit and any distributions of cash (or the Net Agreed Value of any distributions in kind) in connection with the dissolution and liquidation of the Partnership theretofore made in respect of an Initial Common Unit, adjusted as the General Partner determines to be appropriate to give effect to any distribution, subdivision or combination of such Units.

“U.S. GAAP” means United States Generally Accepted Accounting Principles consistently applied.

“VWAP” means, per Common Unit on any Trading Day, the per Common Unit volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “NS <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the closing price of one Common Unit on such Trading Day as reported on the New York Stock Exchange’s website or the website of the National Securities Exchange upon which the Common Units are listed). If the VWAP cannot be calculated for the Common Units on a particular date on any of the foregoing bases, the VWAP of the Common Units on such date shall be the fair market value as determined in good faith by the General Partner in a commercially reasonable manner.

“Waiver Period Units” means, collectively, any Common Units issued by the Partnership for cash from the date of the Navigator Agreement through the end of the Acquisition Waiver Period other than Common Units issued under any long-term incentive plan, equity compensation plan or similar plan implemented by the Partnership, NuStar GP Holdings or their respective Affiliates.

“Withdrawal Opinion of Counsel” means an Opinion of Counsel that the withdrawal of the General Partner in accordance with the terms of this Agreement (following the selection of the successor General Partner) would not result in the loss of the limited liability of any Limited Partner or of a limited partner of the Operating Partnership or cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such).

“Working Capital Borrowings” means borrowings used solely for working capital purposes or to pay distributions to partners made pursuant to a credit facility or other arrangement requiring all such borrowings thereunder to be reduced to a relatively small amount each year for an economically meaningful period of time.

SECTION 1.2 Construction.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation.

ARTICLE II

ORGANIZATION

SECTION 2.1 Formation.

The Partnership had been previously formed as a limited partnership pursuant to the provisions of the Delaware Act. The General Partner and the other Partners hereby amend and restate the Sixth Amended and Restated Agreement in its entirety. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes and a Partner has no interest in specific Partnership property.

SECTION 2.2 Name.

The name of the Partnership shall be “NuStar Energy L.P.” The Partnership’s business may be conducted under any other name or names deemed necessary or appropriate by the General Partner in its sole discretion, including the name of the General Partner. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner in its discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

SECTION 2.3 Registered Office; Registered Agent; Principal Office; Other Offices.

Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Partnership shall be located at 19003 IH-10 West, San Antonio, Texas 78257 or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems necessary or appropriate. The address of the General Partner shall be 19003 IH-10 West, San Antonio, Texas 78257 or such other place as the General Partner may from time to time designate by notice to the Limited Partners.

SECTION 2.4 Purpose and Business.

The purpose and nature of the business to be conducted by the Partnership shall be to (a) serve as a partner of the Operating Partnership and, in connection therewith, to exercise all the rights and powers conferred upon the Partnership as a partner of an Operating Partnership pursuant to the Operating Partnership Agreement for such Operating Partnership or otherwise,

(b) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that the Operating Partnership is permitted to engage in by the Operating Partnership Agreement and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, (c) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the General Partner and which lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity; provided, however, that the General Partner reasonably determines, as of the date of the acquisition or commencement of such activity, that such activity (i) generates “qualifying income” (as such term is defined pursuant to Section 7704 of the Code) or (ii) enhances the operations of an activity of the Operating Partnership or a Partnership activity that generates qualifying income, and (d) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member. The General Partner has no obligation or duty to the Partnership, the Limited Partners or the Assignees to propose or approve, and in its discretion may decline to propose or approve, the conduct by the Partnership of any business.

SECTION 2.5 Powers.

The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Partnership.

SECTION 2.6 Power of Attorney.

(a) Each Limited Partner and each Assignee hereby constitutes and appoints the General Partner and, if a Liquidator shall have been selected pursuant to Section 12.3, the Liquidator (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

(i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) that the General Partner or the Liquidator deems necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents and other instruments that the General Partner or the Liquidator deems necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the General Partner or the

Liquidator deems necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article IV, X, XI or XII; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Partnership Securities issued pursuant to Section 5.5; and (F) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger or consolidation of the Partnership pursuant to Article XIV; and

(ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments necessary or appropriate, in the discretion of the General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or is necessary or appropriate, in the discretion of the General Partner or the Liquidator, to effectuate the terms or intent of this Agreement; provided, that when required by Section 13.3 or any other provision of this Agreement that establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the General Partner and the Liquidator may exercise the power of attorney made in this Section 2.6(a)(ii) only after the necessary vote, consent or approval of the Limited Partners or of the Limited Partners of such class or series, as applicable.

Nothing contained in this Section 2.6(a) shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XIII, Article XVI, Article XVII, Article XVIII and Article XIX or as may be otherwise expressly provided for in this Agreement.

(b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership Interest and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

SECTION 2.7 Term.

The term of the Partnership commenced upon the filing of the initial Certificate of Limited Partnership in accordance with the Delaware Act and shall be perpetual unless the Partnership is dissolved in accordance with the provisions of Article XII. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Act.

SECTION 2.8 Title to Partnership Assets.

Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner or Assignee, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided, further, that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the General Partner. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

ARTICLE III

RIGHTS OF LIMITED PARTNERS

SECTION 3.1 Limitation of Liability.

The Limited Partners and the Assignees shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

SECTION 3.2 Management of Business.

No Limited Partner or Assignee, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. Any action taken by any Affiliate of the General Partner or any officer, director, employee, member, general partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, member, general partner, agent or trustee of a Group Member, in its capacity as such, shall not be deemed to be participation in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the Delaware Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

SECTION 3.3 Outside Activities of the Limited Partners.

Subject to the provisions of Section 7.5, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners or Assignees, any Limited Partner or Assignee shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group. Neither the Partnership nor any of the other Partners or Assignees shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee.

SECTION 3.4 Rights of Limited Partners.

(a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 3.4(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a limited partner in the Partnership, upon reasonable written demand and at such Limited Partner’s own expense:

(i) to obtain true and full information regarding the status of the business and financial condition of the Partnership;

(ii) promptly after becoming available, to obtain a copy of the Partnership’s federal, state and local income tax returns for each year;

(iii) to have furnished to him a current list of the name and last known business, residence or mailing address of each Partner;

(iv) to have furnished to him a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;

(v) to obtain true and full information regarding the amount of cash and a description and statement of the Net Agreed Value of any other Capital Contribution by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

(vi) to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

(b) The General Partner may keep confidential from the Limited Partners and Assignees, for such period of time as the General Partner deems reasonable, (i) any information that the General Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partner in good faith believes (A) is not in the best interests of the Partnership Group, (B) could damage the Partnership Group or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).

ARTICLE IV

CERTIFICATES; RECORD HOLDERS; TRANSFER OF PARTNERSHIP INTERESTS; REDEMPTION OF PARTNERSHIP INTERESTS

SECTION 4.1 Certificates.

Subject in each case to Section 16.2(b) with respect to Series A Preferred Units, Section 17.2(b) with respect to Series B Preferred Units, Section 18.2(b) with respect to Series C Preferred Units and Section 19.5 and Section 19.2(b) with respect to Series D Preferred Units, upon the Partnership’s issuance of Partnership Securities to any Person, the Partnership shall issue one or more Certificates in the name of such Person evidencing the number of such Partnership Securities being so issued. In addition, upon the General Partner’s request, the Partnership shall issue to it one or more Certificates in the name of the General Partner evidencing its interests in the Partnership. Certificates shall be executed on behalf of the Partnership by the Chairman of the Board, President or any Executive Vice President or Vice President and the Secretary or any Assistant Secretary of NuStar GP. No Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the General Partner elects to issue Partnership Securities in global form, the Certificates shall be valid upon receipt of a certificate from the Transfer Agent certifying that such Partnership Securities have been duly registered in accordance with the directions of the Partnership. Partners holding Certificates evidencing Series A Preferred Units may exchange such Certificates for Certificates evidencing Common Units on or after the date on which such Series A Preferred Units are converted into Common Units pursuant to the terms of Section 16.11. Partners holding Certificates evidencing Series B Preferred Units may exchange such Certificates for Certificates evidencing Common Units on or after the date on which such Series B Preferred Units are converted into Common Units pursuant to the terms of Section 17.11. Partners holding Certificates evidencing Series C Preferred Units may exchange such Certificates for Certificates evidencing Common Units on or after the date on which such Series C Preferred Units are converted into Common Units pursuant to the terms of Section 18.11. Partners holding Certificates evidencing Series D Preferred Units may exchange such Certificates for Certificates evidencing Common Units on or after the date on which such Series D Preferred Units are converted into Common Units pursuant to the terms of Section 19.3(c)(ii)(A), Section 19.6 or Section 19.7(a).

SECTION 4.2 Mutilated, Destroyed, Lost or Stolen Certificates.

(a) If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate officers of NuStar GP on behalf of the Partnership shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of Partnership Securities as the Certificate so surrendered.

(b) The appropriate officers of NuStar GP on behalf of the Partnership shall execute and deliver, and the Transfer Agent shall countersign a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

(i) makes proof by affidavit, in form and substance satisfactory to the Partnership, that a previously issued Certificate has been lost, destroyed or stolen;

(ii) requests the issuance of a new Certificate before the Partnership has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii) if requested by the Partnership, delivers to the Partnership a bond, in form and substance satisfactory to the Partnership, with surety or sureties and with fixed or open penalty as the Partnership may reasonably direct, in its sole discretion, to indemnify the Partnership, the Partners, the General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(iv) satisfies any other reasonable requirements imposed by the Partnership.

If a Limited Partner or Assignee fails to notify the Partnership within a reasonable time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Limited Partner Interests represented by the Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, the Limited Partner or Assignee shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate.

(c) As a condition to the issuance of any new Certificate under this Section 4.2, the Partnership may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

SECTION 4.3 Record Holders.

The Partnership shall be entitled to recognize the Record Holder as the Partner or Assignee with respect to any Partnership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Partnership Interest on the part of any other Person, regardless of whether the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Partnership Interests are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Partnership Interests, as between the Partnership on the one hand, and such other Persons on the other, such representative Person (a) shall be the Partner or Assignee (as the case may be) of record and beneficially, (b) must execute and deliver a Transfer Application and (c) shall be bound by this Agreement and shall have the rights and obligations of a Partner or Assignee (as the case may be) hereunder and as, and to the extent, provided for herein.

SECTION 4.4 Transfer Generally.

(a) The term “transfer,” when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction by which the General Partner assigns its General Partner Interest to another Person who becomes the General Partner, by which the holder of a Limited Partner Interest assigns such Limited Partner Interest to another Person who is or becomes a Limited Partner or an Assignee, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

(b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV and Section 19.9. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV and Section 19.9 shall be null and void.

(c) Nothing contained in this Agreement shall be construed to prevent (i) a disposition by any limited partner of the General Partner of any or all of the issued and outstanding limited partner interests of the General Partner or (ii) a disposition by any general partner of the General Partner of any or all of the issued and outstanding capital stock or other equity interests of such general partner.

SECTION 4.5 Registration and Transfer of Limited Partner Interests.

(a) The Partnership shall keep or cause to be kept on behalf of the Partnership a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the Partnership will provide for the registration and transfer of Partnership Securities. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Partnership Securities and transfers of such Partnership Securities as herein provided. The Partnership shall not recognize transfers of Certificates evidencing Limited Partner Interests unless such transfers are effected in the manner described in this Section 4.5. Upon surrender of a Certificate for registration of transfer of any Limited Partner Interests evidenced by a Certificate, and subject to the provisions of Section 4.5(b), the appropriate officers of NuStar GP on behalf of the Partnership shall execute and deliver, and in the case of Common Units and Preferred Units, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions and Section 4.1, one or more new Certificates evidencing the same aggregate number and type of Limited Partner Interests as was evidenced by the Certificate so surrendered.

(b) Except as otherwise provided in Section 4.9, the Partnership shall not recognize any transfer of Limited Partner Interests until the Certificates evidencing such Limited Partner Interests are surrendered for registration of transfer and such Certificates are accompanied by a Transfer Application duly executed by the transferee (or the transferee’s attorney-in-fact duly authorized in writing). No charge shall be imposed by the Partnership for such transfer; provided, that as a condition to the issuance of any new Certificate under this Section 4.5, the Partnership may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

(c) Limited Partner Interests may be transferred only in the manner described in this Section 4.5. The transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement.

(d) Until admitted as a Substituted Limited Partner pursuant to Section 10.2, the Record Holder of a Limited Partner Interest shall be an Assignee in respect of such Limited Partner Interest. Limited Partners may include custodians, nominees or any other individual or entity in its own or any representative capacity.

(e) A transferee of a Limited Partner Interest who has completed and delivered a Transfer Application shall be deemed to have (i) requested admission as a Substituted Limited Partner, (ii) agreed to comply with and be bound by and to have executed this Agreement, (iii) represented and warranted that such transferee has the right, power and authority and, if an individual, the capacity to enter into this Agreement, (iv) granted the powers of attorney set forth in this Agreement and (v) given the consents and approvals and made the waivers contained in this Agreement.

(f) The General Partner and its Affiliates shall have the right at any time to transfer their Common Units to one or more Persons.

SECTION 4.6 Transfer of the General Partner’s General Partner Interest.

(a) Subject to Section 4.6(b) below, the General Partner may transfer all or any of its General Partner Interest without Unitholder approval.

(b) Notwithstanding anything herein to the contrary, no transfer by the General Partner of all or any part of its General Partner Interest to another Person shall be permitted unless (i) the transferee agrees to assume the rights and duties of the General Partner under this Agreement and to be bound by the provisions of this Agreement, (ii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner or of any limited partner of the Operating Partnership or cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed) and (iii) such transferee also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership interest of the General Partner as the general partner of each other Group Member. In the case of a transfer pursuant to and in compliance with this Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.3, be admitted to the Partnership as a General Partner immediately prior to the transfer of the Partnership Interest, and the business of the Partnership shall continue without dissolution.

SECTION 4.7 Transfer of Incentive Distribution Rights.

The General Partner or any other holder of Incentive Distribution Rights may transfer any or all of its Incentive Distribution Rights without Unitholder approval. Notwithstanding anything herein to the contrary, no transfer of Incentive Distribution Rights to another Person shall be permitted unless the transferee agrees to be bound by the provisions of this Agreement. The General Partner shall have the authority (but shall not be required) to adopt such reasonable restrictions on the transfer of Incentive Distribution Rights and requirements for registering the transfer of Incentive Distribution Rights as the General Partner, in its sole discretion, shall determine are necessary or appropriate.

SECTION 4.8 Restrictions on Transfers.

(a) Except as provided in Section 4.8(c) below, but notwithstanding the other provisions of this Article IV or Article XIX, no transfer of any Partnership Interests shall be made if such transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Partnership or the Operating Partnership under the laws of the jurisdiction of its formation, or (iii) cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed).

(b) The General Partner may impose restrictions on the transfer of Partnership Interests if a subsequent Opinion of Counsel determines that such restrictions are necessary to avoid a significant risk of the Partnership becoming taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes. The restrictions may be imposed by making such amendments to this Agreement as the General Partner may determine to be necessary or appropriate to impose such restrictions; provided, however, that any amendment that the General Partner believes, in the exercise of its reasonable discretion, could result in the delisting or suspension of trading of any class of Limited Partner Interests on the principal National Securities Exchange on which such class of Limited Partner Interests is then traded must be approved, prior to such amendment being effected, by the holders of at least a majority of the Outstanding Limited Partner Interests of such class.

(c) Nothing contained in this Article IV, or elsewhere in this Agreement, shall preclude the settlement of any transactions involving Partnership Interests entered into through the facilities of any National Securities Exchange on which such Partnership Interests are listed for trading.

(d) In addition to any other restrictions on transfer set forth in this Agreement, the transfer of the Series D Conversion Common Units and the Series D Preferred Units shall be subject to the restrictions imposed by Section 6.9 and Section 19.9, respectively.

SECTION 4.9 Citizenship Certificates; Non-citizen Assignees.

(a) If any Group Member is or becomes subject to any federal, state or local law or regulation that, in the reasonable determination of the General Partner, creates a substantial risk of cancellation or forfeiture of any property in which the Group Member has an interest based on the nationality, citizenship or other related status of a Limited Partner or Assignee, the General Partner may request any Limited Partner or Assignee to furnish to the General Partner, within 30 days after receipt of such request, an executed Citizenship Certification or such other information concerning his nationality, citizenship or other related status (or, if the Limited Partner or Assignee is a nominee holding for the account of another

Person, the nationality, citizenship or other related status of such Person) as the General Partner may request. If a Limited Partner or Assignee fails to furnish to the General Partner within the aforementioned 30-day period such Citizenship Certification or other requested information or if upon receipt of such Citizenship Certification or other requested information the General Partner determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the Partnership Interests owned by such Limited Partner or Assignee shall be subject to redemption in accordance with the provisions of Section 4.10. In addition, the General Partner may require that the status of any such Partner or Assignee be changed to that of a Non-citizen Assignee and, thereupon, the General Partner shall be substituted for such Non-citizen Assignee as the Limited Partner in respect of his Limited Partner Interests.

(b) The General Partner shall, in exercising voting rights in respect of Limited Partner Interests held by it on behalf of Non-citizen Assignees, distribute the votes in the same ratios as the votes of Partners (including without limitation the General Partner) in respect of Limited Partner Interests other than those of Non-citizen Assignees are cast, either for, against or abstaining as to the matter.

(c) Upon dissolution of the Partnership, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Section 12.4 but shall be entitled to the cash equivalent thereof, and the Partnership shall provide cash in exchange for an assignment of the Non-citizen Assignee’s share of the distribution in kind. Such payment and assignment shall be treated for Partnership purposes as a purchase by the Partnership from the Non-citizen Assignee of his Limited Partner Interest (representing his right to receive his share of such distribution in kind).

(d) At any time after he can and does certify that he has become an Eligible Citizen, a Non-citizen Assignee may, upon application to the General Partner, request admission as a Substituted Limited Partner with respect to any Limited Partner Interests of such Non-citizen Assignee not redeemed pursuant to Section 4.10, and upon his admission pursuant to Section 10.2, the General Partner shall cease to be deemed to be the Limited Partner in respect of the Non-citizen Assignee’s Limited Partner Interests.

SECTION 4.10 Redemption of Partnership Interests of Non-citizen Assignees.

(a) If at any time a Limited Partner or Assignee fails to furnish a Citizenship Certification or other information requested within the 30-day period specified in Section 4.9(a), or if upon receipt of such Citizenship Certification or other information the General Partner determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the Partnership may, unless the Limited Partner or Assignee establishes to the satisfaction of the General Partner that such Limited Partner or Assignee is an Eligible Citizen or has transferred his Partnership Interests to a Person who is an Eligible Citizen and who furnishes a Citizenship Certification to the General Partner prior to the date fixed for redemption as provided below, redeem the Partnership Interest of such Limited Partner or Assignee as follows:

(i) The General Partner shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Limited Partner or Assignee, at his last address designated on the records of the Partnership or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Interests, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon surrender of the Certificate evidencing the Redeemable Interests and that on and after the date fixed for redemption no further allocations or distributions to which the Limited Partner or Assignee would otherwise be entitled in respect of the Redeemable Interests will accrue or be made.

(ii) The aggregate redemption price for Redeemable Interests shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Limited Partner Interests of the class to be so redeemed multiplied by the number of Limited Partner Interests of each such class included among the Redeemable Interests. The redemption price shall be paid, in the discretion of the General Partner, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 10% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

(iii) Upon surrender by or on behalf of the Limited Partner or Assignee, at the place specified in the notice of redemption, of the Certificate evidencing the Redeemable Interests, duly endorsed in blank or accompanied by an assignment duly executed in blank, the Limited Partner or Assignee or his duly authorized representative shall be entitled to receive the payment therefor.

(iv) After the redemption date, Redeemable Interests shall no longer constitute issued and Outstanding Limited Partner Interests.

(b) The provisions of this Section 4.10 shall also be applicable to Limited Partner Interests held by a Limited Partner or Assignee as nominee of a Person determined to be other than an Eligible Citizen.

(c) Nothing in this Section 4.10 shall prevent the recipient of a notice of redemption from transferring his Limited Partner Interest before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the General Partner shall withdraw the notice of redemption, provided the transferee of such Limited Partner Interest certifies to the satisfaction of the General Partner in a Citizenship Certification delivered in connection with the Transfer Application that he is an Eligible Citizen. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.

ARTICLE V

CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

SECTION 5.1 Contributions by the General Partner and its Affiliates.

(a) The General Partner has contributed to the Partnership the cash or other property (if any) as set forth in the books and records of the Partnership.

(b) Upon the issuance of any additional Limited Partner Interests by the Partnership, the General Partner shall be required to make additional Capital Contributions equal to 2/98th of any amount contributed to the Partnership by the Limited Partners in exchange for such additional Limited Partner Interests. Except as set forth in the immediately preceding sentence and Article XII, the General Partner shall not be obligated to make any additional Capital Contributions to the Partnership.

SECTION 5.2 Contributions by Limited Partners.

Each Limited Partner has contributed to the Partnership the cash or other property (if any) as set forth in the books and records of the Partnership.

SECTION 5.3 Interest and Withdrawal.

No interest shall be paid by the Partnership on Capital Contributions. No Partner or Assignee shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon dissolution of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner or Assignee shall have priority over any other Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners and Assignees agree within the meaning of Section 17-502(b) of the Delaware Act.

SECTION 5.4 Capital Accounts.

(a) The Partnership shall maintain for each Partner (or a beneficial owner of Partnership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the General Partner in its sole discretion) owning a Partnership Interest a separate Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). The initial Capital Account attributable to a Preferred Unit shall be the Stated Liquidation Preference for such Preferred Unit, irrespective of the amount paid by such holder for such Preferred Unit. Capital Accounts shall be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such Partnership Interest (other than a Preferred Unit) pursuant to this Agreement and (ii) all items of Partnership income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with Section 5.4(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Partnership Interest pursuant to this Agreement; provided that the Capital Account of a holder of Series A Preferred Units shall not be reduced by the amount of Series A Distributions it receives, the Capital Account of a holder of Series B Preferred Units shall not be reduced by the amount of Series B Distributions it receives, the Capital Account of a holder of Series C Preferred Units shall not be reduced by the amount of Series C Distributions it receives and the Capital Account of a holder of Series D Preferred Units shall not be reduced by the amount of Series D Distributions it receives and (y) all items of Partnership deduction and loss computed in accordance with Section 5.4(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1.

(b) For purposes of computing the amount of any item of income, gain, loss or deduction which is to be allocated pursuant to Article VI and is to be reflected in the Partners’ Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including, without limitation, any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

(i) Solely for purposes of this Section 5.4, the Partnership shall be treated as owning directly its proportionate share (as determined by the General Partner based upon the provisions of the Operating Partnership Agreement) of all property owned by the Operating Partnership or any other Subsidiary that is classified as a partnership for federal income tax purposes.

(ii) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 6.1.

(iii) Except as otherwise provided in this Agreement or Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

(iv) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership’s Carrying Value with respect to such property as of such date.

(v) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 5.4(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the General Partner may adopt.

(vi) If the Partnership’s adjusted basis in a depreciable or cost recovery property is reduced for federal income tax purposes pursuant to Section 48(q)(1) or 48(q)(3) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to Section 6.1. Any restoration of such basis pursuant to Section 48(q)(2) of the Code shall, to the extent possible, be allocated in the same manner to the Partners to whom such deemed deduction was allocated.

(c) A transferee of a Partnership Interest shall succeed to a Pro Rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred.

(d) (i) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Partnership Interests for cash or Contributed Property, the issuance of Partnership Interests as consideration for the provision of services or the conversion of the General Partner’s Combined Interest to Common Units pursuant to Section 11.3(b) or the issuance of a Noncompensatory Option (including the conversion of a Series A Preferred Unit in accordance with Section 16.11, including the conversion of a Series B Preferred Unit in accordance with Section 17.11, including the conversion of a Series C Preferred Unit in accordance with Section 18.11 and including the conversion of a Series D Preferred Unit in accordance with Section 19.6 or Section 19.7), the Capital Accounts of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance for an amount equal to its fair market value and had been allocated to the Partners at such time pursuant to Section 6.1(c) in the same manner as any item of gain or loss actually recognized following an event giving rise to the dissolution of the Partnership would have been allocated; provided, however, that in the event of the issuance of a Partnership Interest pursuant to the exercise of a Noncompensatory Option where the right to share in Partnership capital represented by such Partnership Interest differs from the consideration paid to acquire and exercise such option, the Carrying Value of each Partnership property immediately after the issuance of such Partnership Interest shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property and the Capital Accounts of the Partners shall be adjusted in a manner consistent with Treasury Regulation Section 1.704-1(b)(2)(iv)(s); provided further, however, that in the event of an issuance of Partnership Interests for a de minimis amount of cash or Contributed Property, in the event of an issuance of a Noncompensatory Option to acquire a de minimis Partnership Interest, or in the event of an issuance of a de minimis amount of Partnership Interests as consideration for the provision of services, the General Partner may determine that such adjustments are unnecessary for the proper administration of the Partnership.

If, upon the occurrence of a Revaluation Event described in this Section 5.4(d), a Noncompensatory Option of the Partnership is outstanding, the Partnership shall adjust the Carrying Value of each Partnership property in accordance with Treasury Regulation Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2). In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to the issuance of additional Partnership Interests (or, in the case of a Revaluation Event resulting from the exercise of a Noncompensatory Option, immediately after the issuance of the Partnership Interest acquired pursuant to the exercise of such Noncompensatory Option if required pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(1)) shall be determined by the General Partner using such reasonable method of valuation as it may adopt; provided, however, that the General Partner, in arriving at such valuation, must take fully into account the fair market value of the Partnership Interests of all Partners at such time. The General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its discretion to be reasonable) to arrive at a fair market value for individual properties. The General Partner may determine that it is appropriate to first determine an aggregate value for the Partnership, derived from the current trading price of the Common Units, and taking fully into account the fair market value of the Partnership Interests of all Partners at such time and make any adjustments necessary to reflect the difference, if any, between the fair market value of any Preferred Units and the aggregate Capital Accounts attributable to such Preferred Units to the extent of any Unrealized Gain or Unrealized Loss that has not been reflected in the Partners’ Capital Accounts previously, consistent with the methodology of Treasury Regulation Section 1.704-1(b)(2)(iv)(h)(2), and then allocate such aggregate value among the individual properties of the Partnership (in such manner as it determines appropriate).

(ii) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the Capital Accounts of all Partners and the Carrying Value of all Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section 6.1(c) in the same manner as any item of gain or loss actually recognized following an event giving rise to the dissolution of the Partnership would have been allocated. In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to a distribution shall (A) in the case of an actual distribution which is not made pursuant to Section 12.4 or in the case of a deemed distribution, be determined and allocated in the same manner as that provided in Section 5.4(d)(i) or (B) in the case of a liquidating distribution pursuant to Section 12.4, be determined and allocated by the Liquidator using such reasonable method of valuation as it may adopt.

SECTION 5.5 Issuances of Additional Partnership Securities.

(a) Subject to Section 5.6 and subject to any approvals required by Series A Holders pursuant to Section 16.4(b) and Section 16.4(c), any approvals required by Series B Holders pursuant to Section 17.4(b) and Section 17.4(c), any approvals required by Series C Holders pursuant to Section 18.4(b) and Section 18.4(c) and any approvals required by Series D Preferred Unitholders pursuant to Section 19.4, the Partnership may issue additional Partnership Securities and options, rights, warrants and appreciation rights relating to the Partnership Securities for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole discretion, all without the approval of any Limited Partners.

(b) Each additional Partnership Security authorized to be issued by the Partnership pursuant to Section 5.5(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Securities), as shall be fixed by the General Partner in the exercise of its sole discretion, including (i) the right to share Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions; (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may redeem the Partnership Security; (v) whether such Partnership Security is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Partnership Security will be issued, evidenced by certificates and assigned or transferred; and (vii) the right, if any, of each such Partnership Security to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of such Partnership Security.

(c) The General Partner is hereby authorized and directed to take all actions that it deems necessary or appropriate in connection with (i) each issuance of Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities pursuant to this Section 5.5, (ii) the conversion of the General Partner Interest, Incentive Distribution Rights and Preferred Units into Units pursuant to the terms of this Agreement, (iii) the admission of Additional Limited Partners and (iv) all additional issuances of Partnership Securities. The General Partner is further authorized and directed to specify the relative rights, powers and duties of the holders of the Units or other Partnership Securities being so issued. The General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things it deems to be necessary or advisable in connection with any future issuance of Partnership Securities or in connection with the conversion of the General Partner Interest, Incentive Distribution Rights and Preferred Units into Units pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Partnership Securities are listed for trading.

SECTION 5.6 No Fractional Units. No fractional Units shall be issued by the Partnership.

SECTION 5.7 Limited Preemptive Right.

Except as provided in this Section 5.7 and in Section 5.1, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Security, whether unissued, held in the treasury or hereafter created. The General Partner shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates, to purchase Partnership Securities from the Partnership whenever, and on the same terms that, the Partnership issues Partnership Securities to Persons other than the General Partner and its Affiliates, to the extent necessary to maintain the Percentage Interests of the General Partner and its Affiliates equal to that which existed immediately prior to the issuance of such Partnership Securities.

SECTION 5.8 Splits and Combinations.

(a) Subject to Sections 5.8(d), 6.6 and 6.10 (dealing with adjustments of distribution levels), the Partnership may make a Pro Rata distribution of Partnership Securities (other than Preferred Units) to all Record Holders or may effect a subdivision or combination of Partnership Securities so long as, after any such event, each Partner shall have the same Percentage Interest in the Partnership as before such event, and any amounts calculated on a per unit basis (including those based on the Stated Liquidation Preference) or stated as a number of Partnership Securities (including the number of additional Parity Units that may be issued pursuant to Section 5.5 without a Limited Partner vote) are proportionately adjusted retroactive to the beginning of the Partnership.

(b) Whenever such a distribution, subdivision or combination of Partnership Securities is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice. The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Partnership Securities to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c) Promptly following any such distribution, subdivision or combination, the Partnership may issue Certificates to the Record Holders of Partnership Securities as of the applicable Record Date representing the new number of Partnership Securities held by such Record Holders, or the General Partner may adopt such other procedures as it may deem appropriate to reflect such changes. If any such combination results in a smaller total number of Partnership Securities Outstanding, the Partnership shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

(d) The Partnership shall not issue fractional Partnership Securities upon any distribution, subdivision, combination, or conversion of any such Partnership Security. Except as provided in Article XIX, if a distribution, subdivision, combination or conversion of a Partnership Security would result in the issuance of fractional Partnership Securities but for the provisions of this Section 5.8(d), each fractional Partnership Security shall be rounded to the nearest whole Partnership Security (and a 0.5 Partnership Security shall be rounded to the next higher Partnership Security).

SECTION 5.9 Fully Paid and Non-Assessable Nature of Limited Partner Interests.

All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V, Article XVI, Article XVII, Article XVIII or Article XIX shall be fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Sections 17-303(a), 17-607 and 17-804 of the Delaware Act.

ARTICLE VI

ALLOCATIONS AND DISTRIBUTIONS

SECTION 6.1 Allocations for Capital Account Purposes.

For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership’s items of income, gain, loss and deduction (computed in accordance with Section 5.4(b)) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below. For purposes of making allocations under this Section 6.1, a Person shall be considered as the holder solely of the class of Partnership Interests to which such allocation relates.

(a) Net Income. After giving effect to the special allocations set forth in Section 6.1(d), Net Income for each taxable year and all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable year shall be allocated as follows:

(i) First, 100% to the General Partner in an amount equal to the aggregate Net Losses allocated to the General Partner pursuant to Section 6.1(b)(iv) for all previous taxable years until the aggregate Net Income allocated to the General Partner pursuant to this Section 6.1(a)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to the General Partner pursuant to Section 6.1(b)(iv) for all previous taxable years;

(ii) Second, to all Preferred Holders, in proportion to, and to the extent of the Net Loss allocated to such Preferred Holders pursuant to Section 6.1(b)(iii) for all previous taxable periods, until the aggregate amount of Net Income allocated to such Preferred Holders pursuant to this Section 6.1(a)(ii) for the current and all previous taxable periods is equal to the aggregate amount of Net Loss allocated to such Preferred Holders pursuant to Section 6.1(b)(iii) for all previous taxable periods; provided that in no event shall Net Income be allocated to any such Preferred Holder to cause its Capital Account in respect of a Preferred Unit to exceed the Stated Liquidation Preference for such Preferred Unit;

(iii) Third, 2% to the General Partner in an amount equal to the aggregate Net Losses allocated to the General Partner pursuant to Section 6.1(b)(ii) for all previous taxable years and 98% to the Unitholders, until the aggregate Net Income allocated to such Partners pursuant to this Section 6.1(a)(iii) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to such Partners pursuant to Section 6.1(b)(ii) for all previous taxable years; and

(iv) Fourth, the balance, if any, 2% to the General Partner and 98% to the Unitholders in accordance with their respective Percentage Interests.

(b) Net Losses. After giving effect to the special allocations set forth in Section 6.1(d), Net Losses for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Losses for such taxable period shall be allocated as follows:

(i) First, 2% to the General Partner and 98% to the Unitholders, Pro Rata, until the aggregate Net Losses allocated pursuant to this Section 6.1(b)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Income allocated to such Partners pursuant to Section 6.1(a)(iv) for all previous taxable years, provided that the Net Losses shall not be allocated pursuant to this Section 6.1(b)(i) to the extent that such allocation would cause any Unitholder to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account);

(ii) Second, 2% to the General Partner and 98% to the Unitholders, Pro Rata; provided, that Net Losses shall not be allocated pursuant to this Section 6.1(b)(ii) to the extent that such allocation would cause any Unitholder to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account);

(iii) Third, to all Preferred Holders, Pro Rata, in proportion to the Stated Liquidation Preferences, until the Adjusted Capital Account in respect of each Preferred Unit then Outstanding has been reduced to zero; and

(iv) Fourth, the balance, if any, 100% to the General Partner.

(c) Net Termination Gains and Losses. After giving effect to the special allocations set forth in Section 6.1(d), all items of income, gain, loss and deduction taken into account in computing Net Termination Gain or Net Termination Loss for such taxable period shall be allocated in the same manner as such Net Termination Gain or Net Termination Loss is allocated hereunder. All allocations under this Section 6.1(c) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section 6.1 and after all distributions of Available Cash provided under Sections 6.4 and 6.5 have been made; provided, however, that solely for purposes of this Section 6.1(c), Capital Accounts shall not be adjusted for distributions made pursuant to Section 12.4.

(i) If a Net Termination Gain is recognized (or deemed recognized pursuant to Section 5.4(d)), such Net Termination Gain shall be allocated among the General Partner and the Limited Partners in the following manner (and the Capital Accounts of the Partners shall be increased by the amount so allocated in each of the following subclauses, in the order listed, before an allocation is made pursuant to the next succeeding subclause):

(A) First, to each Partner having a deficit balance in its Capital Account, in the proportion that such deficit balance bears to the total deficit balances in the Capital Accounts of all Partners, until each such Partner has been allocated Net Termination Gain equal to any such deficit balance in its Capital Account;

(B) Second, 98% to all Unitholders holding Common Units, Pro Rata, and 2% to the General Partner until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) its Unrecovered Capital plus (2) the Minimum Quarterly Distribution for the Quarter during which the Liquidation Date occurs, reduced by any distribution pursuant to Section 6.4(a)(i) with respect to such Common Unit for such Quarter (the amount determined pursuant to this clause (2) is hereinafter defined as the “Unpaid MQD”);

(C) [reserved];

(D) Third, 90% to all Unitholders, Pro Rata, 8% to the holders of the Incentive Distribution Rights, Pro Rata, and 2% to the General Partner until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) its Unrecovered Capital, plus (2) the Unpaid MQD, plus (3) the excess of (aa) the First Target Distribution less the Minimum Quarterly Distribution for each Quarter of the Partnership’s existence over (bb) the cumulative per Unit amount of any distributions of Operating Surplus that was distributed pursuant to Section 6.4(a)(ii) (the sum of (1) plus (2) plus (3) is hereinafter defined as the “First Liquidation Target Amount”); and

(E) Finally, any remaining amount 75% to all Unitholders, Pro Rata, 23% to the holders of the Incentive Distribution Rights, Pro Rata, and 2% to the General Partner.

(ii) If a Net Termination Loss is recognized (or deemed recognized pursuant to Section 5.4(d)), such Net Termination Loss shall be allocated among the Partners in the following manner:

(A) [reserved];

(B) First, 98% to all Unitholders holding Common Units, Pro Rata, and 2% to the General Partner until the Adjusted Capital Account in respect of each Common Unit then Outstanding has been reduced to zero;

(C) Second, to all Preferred Holders, Pro Rata, in proportion to the Stated Liquidation Preferences, until the Adjusted Capital Account in respect of each Preferred Unit then Outstanding has been reduced to zero; and

(D) Third, the balance, if any, 100% to the General Partner.

(d) Special Allocations. Notwithstanding any other provision of this Section 6.1, the following special allocations shall be made for such taxable period:

(i) Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Section 6.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 6.1(d), each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(d) with respect to such taxable period (other than an allocation pursuant to Sections 6.1(d)(vi) and 6.1(d)(vii)). This Section 6.1(d)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii) Chargeback of Partner Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 6.1 (other than Section 6.1(d)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 6.1(d), each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(d), other than Section 6.1(d)(i) and other than an allocation pursuant to Sections 6.1(d)(vi) and 6.1(d)(vii), with respect to such taxable period. This Section 6.1(d)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii) Priority Allocations.

(A) If the amount of cash or the Net Agreed Value of any property distributed (except cash or property distributed pursuant to Section 12.4) to any Unitholder with respect to its Units for a taxable year is greater (on a per Unit basis) than the amount of cash or the Net Agreed Value of property distributed to the other Unitholders with respect to their Units (on a per Unit basis), then (1) each Unitholder receiving such greater cash or property distribution shall be allocated gross income in an amount equal to the product of (aa) the amount by which the distribution (on a per Unit basis) to such Unitholder exceeds the distribution (on a per Unit basis) to the Unitholders receiving the smallest distribution and (bb) the number of Units owned by the Unitholder receiving the greater distribution; and (2) the General Partner shall be allocated gross income in an aggregate amount equal to 2/98th of the sum of the amounts allocated in clause (1) above.

(B) After the application of Section 6.1(d)(iii)(A), all or any portion of the remaining items of Partnership gross income or gain for the taxable period, if any, shall be allocated 100% to the holders of Incentive Distribution Rights, Pro Rata, until the aggregate amount of such items allocated to the holders of Incentive Distribution Rights pursuant to this Section 6.1(d)(iii)(B) for the current taxable year and all previous taxable years is equal to the cumulative amount of all Incentive Distributions made to the holders of Incentive Distribution Rights from the Closing Date to a date 45 days after the end of the current taxable year.

(iv) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Section 6.1(d)(i) or (ii).

(v) Gross Income Allocations. In the event any Partner has a deficit balance in its Capital Account at the end of any Partnership taxable period in excess of the sum of (A) the amount such Partner is required to restore pursuant to the provisions of this Agreement and (B) the amount such Partner is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 6.1(d)(v) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 6.1 have been tentatively made as if this Section 6.1(d)(v) were not in this Agreement.

(vi) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership’s Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the other Partners, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

(vii) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

(viii) Nonrecourse Liabilities. For purposes of Treasury Regulation Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.

(ix) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(c) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

(x) Curative Allocation.

(A) Notwithstanding any other provision of this Section 6.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 6.1. Notwithstanding the preceding sentence, Required Allocations relating to (1) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partnership Minimum Gain and (2) Partner Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partner Nonrecourse Debt Minimum Gain. Allocations pursuant to this Section 6.1(d)(x)(A) shall only be made with respect to Required Allocations to the extent the General Partner reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners. Further, allocations pursuant to this Section 6.1(d)(x)(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the General Partner reasonably determines that such allocations are likely to be offset by subsequent Required Allocations.

(B) The General Partner shall have reasonable discretion, with respect to each taxable period, to (1) apply the provisions of Section 6.1(d)(x)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 6.1(d)(x)(A) among the Partners in a manner that is likely to minimize such economic distortions.

(xi) Corrective and Other Allocations. In the event of any allocation of Additional Book Basis Derivative Items or any Book-Down Event or any recognition of a Net Termination Loss, the following rules shall apply:

(A) Except as provided in Section 6.1(d)(xi)(B), in the case of any allocation of Additional Book Basis Derivative Items (other than an allocation of Unrealized Gain or Unrealized Loss under Section 5.4(d) hereof) with respect to any Partnership property, the General Partner shall allocate such Additional Book Basis Derivative Items (1) to (aa) the holders of Incentive Distribution Rights and (bb) the General Partner in the same manner that the Unrealized Gain or Unrealized Loss attributable to such property is allocated pursuant to Section 5.4(d)(i) or Section 5.4(d)(ii) and (2) to all Unitholders, Pro Rata, to the extent that the Unrealized Gain or Unrealized Loss attributable to such property is allocated to any Unitholders pursuant to Section 5.4(d)(i) or Section 5.4(d)(ii).

(B) In the case of any allocation of Additional Book Basis Derivative Items (other than an allocation of Unrealized Gain or Unrealized Loss under Section 5.4(d) hereof or an allocation of Net Termination Gain or Net Termination Loss pursuant to Section 6.1(c) hereof) as a result of a sale or other taxable disposition of any Partnership asset that is an Adjusted Property (“Disposed of Adjusted Property”), the General Partner shall allocate (1) additional items of income and gain (aa) away from the holders of Incentive Distribution Rights and the General Partner and (bb) to the Unitholders, or (2) additional items of deduction and loss (aa) away from the Unitholders and (bb) to the holders of Incentive Distribution Rights and the General Partner, to the extent that the Additional Book Basis Derivative Items allocated to the Unitholders exceed their Share of Additional Book Basis Derivative Items with respect to such Disposed of Adjusted Property. For this purpose, the Unitholders shall be treated as being allocated Additional Book Basis Derivative Items to the extent that such Additional Book Basis Derivative Items have reduced the amount of income that would otherwise have been allocated to the Partners under this Agreement (e.g., Additional Book Basis Derivative Items taken into account in computing cost of goods sold would reduce the amount of book income otherwise available for allocation among the Partners). Any allocation made pursuant to this Section 6.1(d)(xi)(B) shall be made after all of the other Agreed Allocations have been made as if this Section 6.1(d)(xi) were not in this Agreement and, to the extent necessary, shall require the reallocation of items that have been allocated pursuant to such other Agreed Allocations.

(C) In the case of any negative adjustments to the Capital Accounts of the Partners resulting from a Book-Down Event or from the recognition of a Net Termination Loss, such negative adjustment (1) shall first be allocated, to the extent of the Aggregate Remaining Net Positive Adjustments, in such a manner, as reasonably determined by the General Partner, that to the extent possible the aggregate Capital Accounts of the Partners will equal the amount which would have been the Capital Account balance of the Partners if no prior Book-Up Events had occurred, and (2) any negative adjustment in excess of the Aggregate Remaining Net Positive Adjustments shall be allocated pursuant to Section 6.1(c) hereof.

(D) In making the allocations required under this Section 6.1(d)(xi), the General Partner, in its sole discretion, may apply whatever conventions or other methodology it deems reasonable to satisfy the purpose of this Section 6.1(d)(xi).

(xii) Preferred Unit Allocations.

(A) Income of the Partnership attributable to the issuance by the Partnership of a Preferred Unit for an amount in excess of the Stated Liquidation Preference for such Preferred Unit shall be allocated to the Partners (other than Preferred Holders) in accordance with their respective Percentage Interests.

(B) Net Termination Gain, if any, for the taxable period (or, to the extent necessary, items of income and gain for the taxable period) shall be allocated to each Preferred Holder in proportion to, and to the extent of, an amount equal to the excess, if any, of (x) the Stated Liquidation Preference with respect to such holder’s Preferred Units, over (y) such holder’s existing Capital Account balance in respect of its Preferred Units, until the Capital Account balance of each such holder in respect of its Preferred Units is equal to the Stated Liquidation Preference in respect of such Preferred Units.

SECTION 6.2 Allocations for Tax Purposes.

(a) Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.1.

(b) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Partners as follows:

(i) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.1.

(ii) In the case of an Adjusted Property, such items shall (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 5.4(d)(i) or 5.4(d)(ii), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 6.2(b)(i)(A); and any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.1.

(iii) The General Partner shall apply the principles of Treasury Regulation Section 1.704-3(d) to eliminate Book-Tax Disparities.

(c) For the proper administration of the Partnership and for the preservation of uniformity of the Limited Partner Interests (or any class or classes thereof), the General Partner shall have sole discretion to (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including, without limitation, gross income) or deductions; and (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Limited Partner Interests (or any class or classes thereof). The General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 6.2(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of Limited Partner Interests issued and Outstanding or the Partnership, and if such allocations are consistent with the principles of Section 704 of the Code.

(d) The General Partner in its discretion may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the Partnership’s common basis of such property, despite any inconsistency of such approach with Treasury Regulation Section 1.167(c)-l(a)(6), or any successor regulations thereto. If the General Partner determines that such reporting position cannot reasonably be taken, the General Partner may adopt depreciation and amortization conventions under which all purchasers acquiring Limited Partner Interests in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Partnership’s property. If the General Partner chooses not to utilize such aggregate method, the General Partner may use any other reasonable depreciation and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any Limited Partner Interests that would not have a material adverse effect on the Limited Partners or the Record Holders of any class or classes of Limited Partner Interests.

(e) Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 6.2, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

(f) All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

(g) Each item of Partnership income, gain, loss and deduction attributable to a transferred Partnership Interest, shall for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis and shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of each month; provided, however, that (i) such items for the period beginning on the Closing Date and ending on the last day of the month in which the Option Closing Date or the expiration of the Over-allotment Option occurs shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of the next succeeding month; and provided, further, that gain or loss on a sale or other disposition of any assets of the Partnership other than in the ordinary course of business shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of the month in which such gain or loss is recognized for federal income tax purposes. The General Partner may revise, alter or otherwise modify such methods of allocation as it determines necessary, to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

(h) Allocations that would otherwise be made to a Limited Partner under the provisions of this Article VI shall instead be made to the beneficial owner of Limited Partner Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the General Partner in its sole discretion.

(i) If, as a result of an exercise of a Noncompensatory Option, a Capital Account reallocation is required under Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(3), the General Partner shall make corrective allocations pursuant to Treasury Regulation Section 1.704-1(b)(4)(x). In the event such corrective allocations are necessary, the holder of Series D Conversion Common Units agrees to remain a partner of the Partnership with respect to its Series D Conversion Common Units until such allocations are completed, and the General Partner agrees to make such allocations as soon as practicable, even if such allocations are not consistent with Section 706 of the Code and any Treasury Regulations thereunder.

SECTION 6.3 Requirement and Characterization of Distributions; Distributions to Record Holders.

(a) Within 45 days following the end of each Quarter, an amount equal to 100% of Available Cash with respect to such Quarter shall, subject to Section 17-607 of the Delaware Act, be distributed in accordance with this Article VI by the Partnership to the Partners as of the Record Date selected by the General Partner in its reasonable discretion. All amounts of Available Cash distributed by the Partnership on any date from any source shall be deemed to be Operating Surplus until the sum of all amounts of Available Cash theretofore distributed by the Partnership to the Partners pursuant to Section 6.4 equals the amount of Operating Surplus as calculated with respect to the Quarter in respect of which such distribution of Available Cash is to be made through the close of the Quarter. Any remaining amounts of Available Cash distributed by the Partnership on such date shall, except as otherwise provided in Section 6.5, be deemed to be “Capital Surplus.” All distributions required to be made under this Agreement shall be made subject to Section 17-607 of the Delaware Act. This Section 6.3(a) (except for the second to the last sentence of this Section 6.3(a)) shall not apply to Preferred Units.

(b) Notwithstanding Section 6.3(a), in the event of the dissolution and liquidation of the Partnership, all receipts received during or after the Quarter in which the Liquidation Date occurs, other than from borrowings described in (a)(ii) of the definition of Available Cash, shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

(c) The General Partner shall have the discretion to treat taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners, as a distribution of Available Cash to such Partners.

(d) Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

SECTION 6.4 Distributions of Available Cash from Operating Surplus.

(a) Available Cash with respect to any Quarter that is deemed to be Operating Surplus pursuant to the provisions of Section 6.3 or 6.5, subject to Section 17-607 of the Delaware Act, shall be distributed as follows, subject to Section 16.3 in respect of Series A Preferred Units described therein, Section 17.3 in respect of Series B Preferred Units described therein, Section 18.3 in respect of Series C Preferred Units described therein and Section 19.3 in respect of Series D Preferred Units described therein and except as otherwise required by (i) Section 5.5(b) in respect of additional Partnership Securities issued pursuant thereto or (ii) Section 6.4(b) in respect of Incentive Distribution Rights during the Acquisition Waiver Period:

(i) First, 98% to all Unitholders, Pro Rata, and 2% to the General Partner until there has been distributed in respect of each Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter;

(ii) Second, 90% to all Unitholders, Pro Rata, 8% to the holders of Incentive Distribution Rights, Pro Rata, and 2% to the General Partner until there has been distributed in respect of each such Unit then Outstanding an amount equal to the excess of the First Target Distribution over the Minimum Quarterly Distribution for such Quarter; and

(iii) Thereafter, 75% to all Unitholders, Pro Rata, 23% to the holders of Incentive Distribution Rights, Pro Rata, and 2% to the General Partner;

provided, however, if the Minimum Quarterly Distribution and the First Target Distribution have been reduced to zero pursuant to the second sentence of Section 6.6(a), the distribution of Available Cash that is deemed to be Operating Surplus with respect to any Quarter will be made solely in accordance with Section 6.4(a)(iii). No distributions shall be made with respect to Preferred Units pursuant to this Section 6.4 and shall instead be made in accordance with Section 16.3, Section 17.3, Section 18.3 and Section 19.3.

(b) Notwithstanding any other provision of this Agreement, distributions of Available Cash, if any, to the holder of the Incentive Distribution Rights pursuant to Section 6.4(a) with respect to each Quarter within the Acquisition Waiver Period shall be reduced by the amount that would have been distributed to the holder of the Incentive Distribution Rights in respect of the Waiver Period Units for such Quarter; provided, however, that the aggregate reduction in distributions to the holder of the Incentive Distribution Rights pursuant to this Section 6.4(b) shall not exceed $22 million.

SECTION 6.5 Distributions of Available Cash from Capital Surplus.

Available Cash that is deemed to be Capital Surplus pursuant to the provisions of Section 6.3(a) shall, subject to Section 16.3, Section 17.3, Section 18.3 and Section 19.3 in respect of Preferred Units and subject to Section 17-607 of the Delaware Act, be distributed, unless the provisions of Section 6.3 require otherwise, 98% to all Unitholders, Pro Rata, and 2% to the General Partner until a hypothetical holder of a Common Unit acquired on the Closing Date has received with respect to such Common Unit, during the period since the Closing Date through such date, distributions of Available Cash that are deemed to be Capital Surplus in an aggregate amount equal to the Initial Unit Price. Thereafter, all Available Cash shall be distributed as if it were Operating Surplus and shall be distributed in accordance with Section 6.4.

SECTION 6.6 Adjustment of Minimum Quarterly Distribution and Target Distribution Levels.

(a) The Minimum Quarterly Distribution and First Target Distribution shall be proportionately adjusted in the event of any distribution, combination or subdivision (whether effected by a distribution payable in Units or otherwise) of Units or other Partnership Securities in accordance with Section 5.8. In the event of a distribution of Available Cash that is deemed to be from Capital Surplus, the then applicable Minimum Quarterly Distribution and First Target Distribution shall be adjusted proportionately downward to equal the product obtained by multiplying the otherwise applicable Minimum Quarterly Distribution and First Target Distribution, as the case may be, by a fraction of which the numerator is the Unrecovered Capital of the Common Units immediately after giving effect to such distribution and of which the denominator is the Unrecovered Capital of the Common Units immediately prior to giving effect to such distribution.

(b) The Minimum Quarterly Distribution and First Target Distribution shall also be subject to adjustment pursuant to Section 6.10.

SECTION 6.7 Reserved.

SECTION 6.8 Special Provisions Relating to the Holders of Incentive Distribution Rights.

Notwithstanding anything to the contrary set forth in this Agreement, the holders of the Incentive Distribution Rights (a) shall (i) possess the rights and obligations provided in this Agreement with respect to a Limited Partner pursuant to Articles III and VII and (ii) have a Capital Account as a Partner pursuant to Section 5.4 and all other provisions related thereto and (b) shall not (i) be entitled to vote on any matters requiring the approval or vote of the holders of Outstanding Units, (ii) be entitled to any distributions other than as provided in Sections 6.4(a)(ii), 6.4(a)(iii), 6.4(b) and 12.4 or (iii) be allocated items of income, gain, loss or deduction other than as specified in this Article VI.

SECTION 6.9 Special Provisions Relating to Series D Conversion Common Units.

Subject to any applicable transfer restrictions in Section 4.8 or Section 19.9, the holder of a Series D Conversion Common Unit shall provide notice to the Partnership of the transfer of any such Series D Conversion Common Unit, as applicable, by the earlier of (i) 30 days following such transfer and (ii) the last Business Day of the calendar year during which such transfer occurred, unless, with respect to a transfer of Series D Conversion Common Unit, by virtue of the application of Section 5.4(d) or Section 6.2(i), the Partnership has previously determined, based on the advice of counsel, that the transferred Series D Conversion Common Unit should have, as a substantive matter, like intrinsic economic and federal income tax characteristics of an Initial Common Unit. In connection with the condition imposed by this Section 6.9, the Partnership shall take whatever steps are required to provide economic uniformity to the Series D Conversion Common Unit in preparation for a transfer of such Unit; provided, however, that no such steps may be taken that would have a material adverse effect on the Unitholders holding Common Units (for this purpose the allocations of income, gain, loss and deductions, and the making of any guaranteed payments or any reallocation of Capital Account balances, among the Partners in accordance with Section 5.4(d), Section 6.2(i) and Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(3) with respect to Series D Conversion Common Units will be deemed not to have a material adverse effect on the Unitholders holding Common Units).

SECTION 6.10 Entity-Level Taxation.

If legislation is enacted or the interpretation of existing language is modified by the relevant governmental authority which causes the Partnership or the Operating Partnership to be treated as an association taxable as a corporation or otherwise subjects the Partnership or the Operating Partnership to entity-level taxation for federal, state or local income tax purposes, the then applicable Minimum Quarterly Distribution and First Target Distribution shall be adjusted to equal the product obtained by multiplying (a) the amount thereof by (b) one minus the sum of (i) the highest marginal federal corporate (or other entity, as applicable) income tax rate of the Partnership or the Operating Partnership for the taxable year of the Partnership or the Operating Partnership in which such Quarter occurs (expressed as a percentage) plus (ii) the effective overall state and local income tax rate (expressed as a percentage) applicable to the Partnership or the Operating Partnership for the calendar year next preceding the calendar year in which such Quarter occurs (after taking into account the benefit of any deduction allowable for federal income tax purposes with respect to the payment of state and local income taxes), but only to the extent of the increase in such rates resulting from such legislation or interpretation. Such effective overall state and local income tax rate shall be determined for the taxable year next preceding the first taxable year during which the Partnership or the Operating Partnership is taxable for federal income tax purposes as an association taxable as a corporation or is otherwise subject to entity-level taxation by determining such rate as if the Partnership or the Operating Partnership had been subject to such state and local taxes during such preceding taxable year.

ARTICLE VII

MANAGEMENT AND OPERATION OF BUSINESS

SECTION 7.1 Management.

(a) The General Partner shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner or Assignee shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3, shall have full power and authority to do all things and on such terms as it, in its sole discretion, may deem necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

(i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into Partnership Securities, and the incurring of any other obligations;

(ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.3);

(iv) the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership Group; subject to Section 7.6(a), the lending of funds to other Persons (including the Operating Partnership); the repayment of obligations of the Partnership Group and the making of capital contributions to any member of the Partnership Group;

(v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

(vi) the distribution of Partnership cash;

(vii) the selection and dismissal of employees (including employees having titles such as “president,” “vice president,” “secretary” and “treasurer”) and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

(viii) the maintenance of such insurance for the benefit of the Partnership Group and the Partners as it deems necessary or appropriate;

(ix) the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations or other relationships (including the acquisition of interests in, and the contributions of property to, the Operating Partnership from time to time) subject to the restrictions set forth in Section 2.4;

(x) the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation;

(xi) the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xii) the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Limited Partner Interests from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 4.8);

(xiii) unless restricted or prohibited by Section 5.5, the purchase, sale or other acquisition or disposition of Partnership Securities, or the issuance of additional options, rights, warrants and appreciation rights relating to Partnership Securities; and

(xiv) the undertaking of any action in connection with the Partnership’s ownership or operation of any Group Member, including exercising, on behalf and for the benefit of the Partnership, the Partnership’s rights as the sole stockholder of the Operating General Partner.

(b) Notwithstanding any other provision of this Agreement, the Operating Partnership Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Partners and the Assignees and each other Person who may acquire an interest in Partnership Securities hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of the Operating Partnership Agreement, the Underwriting Agreement, the Contribution Agreement, and the other agreements described in or filed as exhibits to the Registration Statement that are related to the transactions contemplated by the Registration Statement; (ii) agrees that the General Partner (on its own or through any officer of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners or the Assignees or the other Persons who may acquire an interest in Partnership Securities; and (iii) agrees that the execution, delivery or performance by the General Partner, any Group Member or any Affiliate of any of them, of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Article XV), shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity.

SECTION 7.2 Certificate of Limited Partnership.

NuStar GP caused the initial Certificate of Limited Partnership of the Partnership and the General Partner has caused the Certificate of Amendment to the Certificate of Limited Partnership and the Amended and Restated Certificate of Limited Partnership of the Partnership and each amendment thereto to be filed with the Secretary of State of the State of Delaware in accordance with the Delaware Act and the General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 3.4(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto or restatement thereof to any Limited Partner.

SECTION 7.3 Restrictions on General Partner’s Authority.

(a) The General Partner may not, without written approval of the specific act by holders of all of the Outstanding Limited Partner Interests or by other written instrument executed and delivered by holders of all of the Outstanding Limited Partner Interests subsequent to the date of this Agreement, take any action in contravention of this Agreement, including, except as otherwise provided in this Agreement, (i) committing any act that would make it impossible to carry on the ordinary business of the Partnership; (ii) possessing Partnership property, or assigning any rights in specific Partnership property, for other than a Partnership purpose; (iii) admitting a Person as a Partner; (iv) amending this Agreement in any manner; or (v) transferring its interest as general partner of the Partnership.

(b) Except as provided in Articles XII and XIV, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the Partnership’s assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination) or approve on behalf of the Partnership the sale, exchange or other disposition of all or substantially all of the assets of the Operating Partnership, taken as a whole, without the approval of holders of a Unit Majority; provided, however, that this provision shall not preclude or limit the General Partner’s ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership or the Operating Partnership and shall not apply to any forced sale of any or all of the assets of the Partnership or the Operating Partnership pursuant to the foreclosure of, or other realization upon, any such encumbrance. Without the approval of holders of a Unit Majority, the General Partner shall not, on behalf of the Partnership, (i) consent to any amendment to the Operating Partnership Agreement or, except as expressly permitted by Section 7.9(d), take any action permitted to be taken by a partner of the Operating Partnership, in either case, that would have a material adverse effect on the Partnership as a partner of the Operating Partnership or the holders of Common Units (other than the General Partner and its Affiliates) or (ii) except as permitted under Sections 4.6, 11.1 and 11.2, elect or cause the Partnership to elect a successor general partner.

SECTION 7.4 Reimbursement of the General Partner.

(a) Except as provided in this Section 7.4 and elsewhere in this Agreement or in the Operating Partnership Agreement, the General Partner shall not be compensated for its services as general partner of any Group Member.

(b) Subject to the provisions of the Services Agreement, the General Partner shall be reimbursed on a monthly basis, or such other reasonable basis as the General Partner may determine in its sole discretion, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership (including salary, bonus, incentive compensation and other amounts paid to any Person including Affiliates of the General Partner to perform services for the Partnership or for the General Partner in the discharge of its duties to the Partnership), and (ii) all other necessary or appropriate expenses allocable to the Partnership or otherwise reasonably incurred by the General Partner in connection with operating the Partnership’s business (including expenses allocated to the General Partner by its Affiliates). The General Partner shall determine the expenses that are allocable to the Partnership in any reasonable manner determined by the General Partner in its sole discretion. Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7.

(c) Subject to Section 5.5, the General Partner, in its sole discretion and without the approval of the Limited Partners (who shall have no right to vote in respect thereof), may propose and adopt on behalf of the Partnership employee benefit plans, employee programs and employee practices (including plans, programs and practices involving the issuance of Partnership Securities or options to purchase Partnership Securities), or cause the Partnership to issue Partnership Securities in connection with, or pursuant to, any employee benefit plan, employee program or employee practice maintained or sponsored by the General Partner or any of its Affiliates, in each case for the benefit of employees of the General Partner, any Group Member or any Affiliate, or any of them, in respect of services performed, directly or indirectly, for the benefit of the Partnership Group. The Partnership agrees to issue and sell to the General Partner or any of its Affiliates any Partnership Securities that the General Partner or such Affiliate is obligated to provide to any employees pursuant to any such employee benefit plans, employee programs or employee practices. Expenses incurred by the General Partner in connection with any such plans, programs and practices (including the net cost to the General Partner or such Affiliate of Partnership Securities purchased by the General Partner or such Affiliate from the Partnership to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Section 7.4(b). Any and all obligations of the General Partner under any employee benefit plans, employee programs or employee practices adopted by the General Partner as permitted by this Section 7.4(c) shall constitute obligations of the General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the General Partner’s General Partner Interest pursuant to Section 4.6.

SECTION 7.5 Outside Activities.

(a) After the Closing Date, the General Partner, for so long as it is the General Partner of the Partnership (i) agrees that its sole business will be to act as the general partner of the Partnership and any other partnership or limited liability company of which the Partnership is, directly or indirectly, a partner and to undertake activities that are ancillary or related thereto (including being a limited partner in the Partnership) and (ii) shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (A) its performance as general partner of one or more Group Members or as described in or contemplated by the Registration Statement or (B) the acquiring, owning or disposing of debt or equity securities in any Group Member.

(b) Except as specifically restricted by Section 7.5(a), each Indemnitee (other than the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any

Group Member, and none of the same shall constitute a breach of this Agreement or any duty express or implied by law to any Group Member or any Partner or Assignee. Neither any Group Member, any Limited Partner nor any other Person shall have any rights by virtue of this Agreement, the Operating Partnership Agreement or the partnership relationship established hereby or thereby in any business ventures of any Indemnitee.

(c) Subject to the terms of Section 7.5(a) and Section 7.5(b), but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Indemnitees (other than the General Partner) in accordance with the provisions of this Section 7.5 is hereby approved by the Partnership and all Partners, (ii) it shall be deemed not to be a breach of the General Partner’s fiduciary duty or any other obligation of any type whatsoever of the General Partner for the Indemnitees (other than the General Partner) to engage in such business interests and activities in preference to or to the exclusion of the Partnership and (iii) the General Partner and the Indemnitees shall have no obligation to present business opportunities to the Partnership.

(d) The General Partner and any of its Affiliates may acquire Units or other Partnership Securities in addition to those acquired on the Closing Date and, except as otherwise provided in this Agreement, shall be entitled to exercise all rights of the General Partner or Limited Partner, as applicable, relating to such Units or Partnership Securities.

(e) The term “Affiliates” when used in Section 7.5(d) with respect to the General Partner shall not include any Group Member or any Subsidiary of any Group Member.

(f) Anything in this Agreement to the contrary notwithstanding, to the extent that provisions of Sections 7.7, 7.8, 7.9, 7.10 or other Sections of this Agreement purport or are interpreted to have the effect of restricting the fiduciary duties that might otherwise, as a result of Delaware or other applicable law, be owed by the General Partner to the Partnership and its Limited Partners, or to constitute a waiver or consent by the Limited Partners to any such restriction, such provisions shall be inapplicable and have no effect in determining whether the General Partner has complied with its fiduciary duties in connection with determinations made by it under this Section 7.5.

SECTION 7.6 Loans from the General Partner; Loans or Contributions from the Partnership; Contracts with Affiliates; Certain Restrictions on the General Partner.

(a) The General Partner or its Affiliates may lend to any Group Member, and any Group Member may borrow from the General Partner or any of its Affiliates, funds needed or desired by the Group Member for such periods of time and in such amounts as the General Partner may determine; provided, however, that in any such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or impose terms less favorable to the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arm’s-length basis (without reference to the lending party’s financial abilities or guarantees). The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 7.6(a) and Section 7.6(b), the term “Group Member” shall include any Affiliate of a Group Member that is controlled by the Group Member. No Group Member may lend funds to the General Partner or any of its Affiliates (other than another Group Member).

(b) The Partnership may lend or contribute to any Group Member, and any Group Member may borrow from the Partnership, funds on terms and conditions established in the sole discretion of the General Partner; provided, however, that the Partnership may not charge the Group Member interest at a rate less than the rate that would be charged to the Group Member (without reference to the General Partner’s financial abilities or guarantees) by unrelated lenders on comparable loans. The foregoing authority shall be exercised by the General Partner in its sole discretion and shall not create any right or benefit in favor of any Group Member or any other Person.

(c) The General Partner may itself, or may enter into an agreement with any of its Affiliates to, render services to a Group Member or to the General Partner in the discharge of its duties as general partner of the Partnership. Any services rendered to a Group Member by the General Partner or any of its Affiliates shall be on terms that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.6(c) shall be deemed satisfied as to (i) any transaction approved by Special Approval, (ii) any transaction, the terms of which are no less favorable to the Partnership Group than those generally being provided to or available from unrelated third parties or (iii) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership Group), is equitable to the Partnership Group. The provisions of Section 7.4 shall apply to the rendering of services described in this Section 7.6(c).

(d) The Partnership Group may transfer assets to joint ventures, other partnerships, corporations, limited liability companies or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

(e) Neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.6(e) shall be deemed to be satisfied as to (i) the transactions effected pursuant to Sections 5.1 and 5.2, the Contribution Agreement and any other transactions described in or contemplated by the Registration Statement, (ii) any transaction approved by Special Approval, (iii) any transaction, the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties, or (iv) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership), is equitable to the Partnership. With respect to any contribution of assets to the Partnership in exchange for Partnership Securities, the Conflicts Committee, in determining whether the appropriate number of Partnership Securities are being issued, may take into account, among other things, the fair market value of the assets, the liquidated and contingent liabilities assumed, the tax basis in the assets, the extent to which tax-only allocations to the transferor will protect the existing partners of the Partnership against a low tax basis, and such other factors as the Conflicts Committee deems relevant under the circumstances.

(f) The General Partner and its Affiliates will have no obligation to permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation on the part of the General Partner or its Affiliates to enter into such contracts.

(g) Without limitation of Sections 7.6(a) through 7.6(f), and notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Registration Statement are hereby approved by all Partners.

SECTION 7.7 Indemnification.

(a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in, or (in the case of a Person other than the General Partner) not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful; provided, further, no indemnification pursuant to this Section 7.7 shall be available to the General Partner with respect to its obligations incurred pursuant to the Underwriting Agreement or the Contribution Agreement (other than obligations incurred by the General Partner on behalf of the Partnership or the Operating Partnership). The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

(b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.7.

(c) The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Limited Partner Interests, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d) The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership’s activities or such Person’s activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e) For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.7(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

(f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h) The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i) No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

SECTION 7.8 Liability of Indemnitees.

(a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners, the Assignees or any other Persons who have acquired interests in the Partnership Securities, for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

(b) Subject to its obligations and duties as General Partner set forth in Section 7.1(a), the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

(c) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any other Indemnitee acting in connection with the Partnership’s business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or otherwise modify the duties and liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Indemnitee.

(d) Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability to the Partnership, the Limited Partners, the General Partner, and the Partnership’s and General Partner’s and the Operating General Partner’s directors, officers and employees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

SECTION 7.9 Resolution of Conflicts of Interest.

(a) Unless otherwise expressly provided in this Agreement or the Operating Partnership Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, the Operating Partnership, any Partner or any Assignee, on the other, any resolution or course of action by the General Partner or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of the Operating Partnership Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action is, or by operation of this Agreement is deemed to be, fair and reasonable to the Partnership. The General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of such resolution. Any conflict of interest and any resolution of such conflict of interest shall be conclusively deemed fair and reasonable to the Partnership if such conflict of interest or resolution is (i) approved by Special Approval, (ii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) fair to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership). The General Partner may also adopt a resolution or course of action that has not received Special Approval. The General Partner (including the Conflicts Committee in connection with Special Approval) shall be authorized in connection with its determination of what is “fair and reasonable” to the Partnership and in connection with its resolution of any conflict of interest to consider (A) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest; (B) any customary or accepted industry practices and any customary or historical dealings with a particular Person; (C) any applicable generally accepted accounting practices or principles; and (D) such additional factors as the General Partner (including the Conflicts Committee) determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. Nothing contained in this Agreement, however, is intended to nor shall it be construed to require the General Partner (including the Conflicts Committee) to consider the interests of any Person other than the Partnership. In the absence of bad faith by the General Partner, the resolution, action or terms so made, taken or provided by the General Partner with respect to such matter shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or, to the extent permitted by law, under the Delaware Act or any other law, rule or regulation.

(b) Whenever this Agreement or any other agreement contemplated hereby provides that the General Partner or any of its Affiliates is permitted or required to make a decision (i) in its “sole discretion” or “discretion,” that it deems “necessary or appropriate” or “necessary or advisable” or under a grant of similar authority or latitude, except as otherwise provided herein, the General Partner or such Affiliate shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, the Partnership, the Operating Partnership, any Limited Partner or any Assignee, (ii) it may make such decision in its sole discretion (regardless of whether there is a reference to “sole discretion” or “discretion”) unless another express standard is provided for, or (iii) in “good faith” or under another express standard, the General Partner or such Affiliate shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement, the Operating Partnership Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation. In addition, any actions taken by the General Partner or such Affiliate consistent with the standards of “reasonable discretion” set forth in the definitions of Available Cash or Operating Surplus shall not constitute a breach of any duty of the General Partner to the Partnership or the Limited Partners. The General Partner shall have no duty, express or implied, to sell or otherwise dispose of any asset of the Partnership Group other than in the ordinary course of business. No borrowing by any Group Member or the approval thereof by the General Partner shall be deemed to constitute a breach of any duty of the General Partner to the Partnership or the Limited Partners by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to enable distributions to the General Partner or its Affiliates (including in their capacities as Limited Partners) to exceed 2% of the total amount distributed to all Partners.

(c) Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be “fair and reasonable” to any Person, the fair and reasonable nature of such transaction, arrangement or resolution shall be considered in the context of all similar or related transactions.

(d) The Limited Partners hereby authorize the General Partner, on behalf of the Partnership as a partner of a Group Member, to approve of actions by the general partner of such Group Member similar to those actions permitted to be taken by the General Partner pursuant to this Section 7.9.

SECTION 7.10 Other Matters Concerning the General Partner.

(a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

(c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Partnership.

(d) Any standard of care and duty imposed by this Agreement or under the Delaware Act or any applicable law, rule or regulation shall be modified, waived or limited, to the extent permitted by law, as required to permit the General Partner to act under this Agreement or any other agreement contemplated by this Agreement and to make any decision pursuant to the authority prescribed in this Agreement, so long as such action is reasonably believed by the General Partner to be in, or not inconsistent with, the best interests of the Partnership.

SECTION 7.11 Purchase or Sale of Partnership Securities.

Subject to Section 16.5, Section 17.5, Section 18.5, Section 19.7(b) and Section 19.8, the General Partner may cause the Partnership to purchase or otherwise acquire Partnership Securities. As long as Partnership Securities are held by any Group Member, such Partnership Securities shall not be considered Outstanding for any purpose, except as otherwise provided herein. The General Partner or any Affiliate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of Partnership Securities for its own account, subject to the provisions of Articles IV, X, XVI, XVII, XVIII and Article XIX.

SECTION 7.12 Registration Rights of the General Partner and its Affiliates.

(a) If (i) the General Partner or any Affiliate of the General Partner (including for purposes of this Section 7.12, any Person that is an Affiliate of the General Partner at the date hereof notwithstanding that it may later cease to be an Affiliate of the General Partner) holds Partnership Securities that it desires to sell and (ii) Rule 144 of the Securities Act (or any successor rule or regulation to Rule 144) or another exemption from registration is not available to enable such holder of Partnership Securities (the “Holder”) to dispose of the number of Partnership Securities it desires to sell at the time it desires to do so without registration under the Securities Act, then upon the request of the General Partner or any of its Affiliates, the Partnership shall file with the Commission as promptly as practicable after receiving such request, and use all reasonable efforts to cause to become effective and remain effective for a period of not less than six months following its effective date or such shorter period as shall terminate when all Partnership Securities covered by such registration statement have been sold, a registration statement under the Securities Act registering the offering and sale of the number of Partnership Securities specified by the Holder; provided, however, that the Partnership shall not be required to effect more than three registrations pursuant to this Section 7.12(a); and provided further, however, that if the Conflicts Committee determines in its good faith judgment that a postponement of the requested registration for up to six months would be in the best interests of the Partnership and its Partners due to a pending transaction, investigation or other event, the filing of such registration statement or the effectiveness thereof may be deferred for up to six months, but not thereafter. In connection with any registration pursuant to the immediately preceding sentence, the Partnership shall promptly prepare and file (x) such documents as may be necessary to register or qualify the securities subject to such registration under the securities laws of such states as the Holder shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Partnership would become subject to general service of process or to taxation or qualification to do business as a foreign corporation or partnership doing business in such jurisdiction solely as a result of such registration, and (y) such documents as may be necessary to apply for listing or to list the Partnership Securities subject to such registration on such National Securities Exchange as the Holder shall reasonably request, and do any and all other acts and things that may reasonably be necessary or advisable to enable the Holder to consummate a public sale of such Partnership Securities in such states. Except as set forth in Section 7.12(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

(b) If the Partnership shall at any time propose to file a registration statement under the Securities Act for an offering of equity securities of the Partnership for cash (other than an offering relating solely to an employee benefit plan), the Partnership shall use all reasonable efforts to include such number or amount of securities held by the Holder in such registration statement as the Holder shall request. If the proposed offering pursuant to this Section 7.12(b) shall be an underwritten offering, then, in the event that the managing underwriter or managing underwriters of such offering advise the Partnership and the Holder in writing that in their opinion the inclusion of all or some of the Holder’s Partnership Securities would adversely and materially affect the success of the offering, the Partnership shall include in such offering only that number or amount, if any, of securities held by the Holder which, in the opinion of the managing underwriter or managing underwriters, will not so adversely and materially affect the offering. Except as set forth in Section 7.12(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

(c) If underwriters are engaged in connection with any registration referred to in this Section 7.12, the Partnership shall provide indemnification, representations, covenants, opinions and other assurance to the underwriters in form and substance reasonably satisfactory to such underwriters. Further, in addition to and not in limitation of the Partnership’s obligation under Section 7.7, the Partnership shall, to the fullest extent permitted by law, indemnify and hold harmless the Holder, its officers, directors and each Person who controls the Holder (within the meaning of the Securities Act) and any agent thereof (collectively, “Indemnified Persons”) against any losses, claims, demands, actions, causes of action, assessments, damages, liabilities

(joint or several), costs and expenses (including interest, penalties and reasonable attorneys’ fees and disbursements), resulting to, imposed upon, or incurred by the Indemnified Persons, directly or indirectly, under the Securities Act or otherwise (hereinafter referred to in this Section 7.12(c) as a “Claim” and in the plural as “Claims”) based upon, arising out of or resulting from any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any Partnership Securities were registered under the Securities Act or any state securities or Blue Sky laws, in any preliminary prospectus (if used prior to the effective date of such registration statement), or in any summary or final prospectus or in any amendment or supplement thereto (if used during the period the Partnership is required to keep the registration statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that the Partnership shall not be liable to any Indemnified Person to the extent that any such Claim arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary, summary or final prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Indemnified Person specifically for use in the preparation thereof.

(d) The provisions of Section 7.12(a) and 7.12(b) shall continue to be applicable with respect to the General Partner (and any of the General Partner’s Affiliates) after it ceases to be a Partner of the Partnership, during a period of two years subsequent to the effective date of such cessation and for so long thereafter as is required for the Holder to sell all of the Partnership Securities with respect to which it has requested during such two-year period inclusion in a registration statement otherwise filed or that a registration statement be filed; provided, however, that the Partnership shall not be required to file successive registration statements covering the same Partnership Securities for which registration was demanded during such two-year period. The provisions of Section 7.12(c) shall continue in effect thereafter.

(e) Any request to register Partnership Securities pursuant to this Section 7.12 shall (i) specify the Partnership Securities intended to be offered and sold by the Person making the request, (ii) express such Person’s present intent to offer such shares for distribution, (iii) describe the nature or method of the proposed offer and sale of Partnership Securities, and (iv) contain the undertaking of such Person to provide all such information and materials and take all action as may be required in order to permit the Partnership to comply with all applicable requirements in connection with the registration of such Partnership Securities.

SECTION 7.13 Reliance by Third Parties.

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner and any officer of NuStar GP authorized by NuStar GP to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of the Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

SECTION 8.1 Records and Accounting.

The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the record of the Record Holders and Assignees of Units or other Partnership Securities, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

SECTION 8.2 Fiscal Year.

The fiscal year of the Partnership shall be a fiscal year ending December 31.

SECTION 8.3 Reports.

(a) As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Partnership, the General Partner shall cause to be mailed or furnished to each Record Holder of a Partnership Interest as of a date selected by the General Partner in its discretion, an annual report containing financial statements of the Partnership for such fiscal year of the Partnership, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, Partnership equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the General Partner.

(b) As soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each fiscal year, the General Partner shall cause to be mailed or furnished to each Record Holder of a Partnership Interest, as of a date selected by the

General Partner in its discretion, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Partnership Interests are listed for trading, or as the General Partner determines to be necessary or appropriate.

ARTICLE IX

TAX MATTERS

SECTION 9.1 Tax Returns and Information.

The Partnership shall timely file all returns of the Partnership that are required for federal, state and local income tax purposes on the basis of the accrual method and a taxable year ending on December 31. The tax information reasonably required by Record Holders for federal and state income tax reporting purposes with respect to a taxable year shall be furnished to them within 90 days of the close of the calendar year in which the Partnership’s taxable year ends. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.

SECTION 9.2 Tax Elections.

(a) The Partnership shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the General Partner’s determination that such revocation is in the best interests of the Limited Partners. Notwithstanding any other provision herein contained, for the purposes of computing the adjustments under Section 743(b) of the Code, the General Partner shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of a Limited Partner Interest will be deemed to be the lowest quoted closing price of the Limited Partner Interests on any National Securities Exchange on which such Limited Partner Interests are traded during the calendar month in which such transfer is deemed to occur pursuant to Section 6.2(g) without regard to the actual price paid by such transferee.

(b) The Partnership shall elect to deduct expenses incurred in organizing the Partnership ratably over a sixty-month period as provided in Section 709 of the Code.

(c) Except as otherwise provided herein, the General Partner shall determine whether the Partnership should make any other elections permitted by the Code.

SECTION 9.3 Tax Controversies.

Subject to the provisions hereof, the General Partner is designated as the Tax Matters Partner (as defined in the Code) and is authorized and required to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

With respect to tax returns filed for taxable years beginning on or after December 31, 2017, the General Partner (or its designee) will be designated as the “partnership representative” in accordance with the rules prescribed pursuant to Section 6223 of the Code and shall have the sole authority to act on behalf of the Partnership in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. The General Partner (or its designee) shall exercise, in its sole discretion, any and all authority of the “partnership representative” under the Code, including, without limitation, (i) binding the Partnership and its Partners with respect to tax matters and (ii) determining whether to make any available election under Section 6226 of the Code.

SECTION 9.4 Withholding.

Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines in its discretion to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or Assignee (including, without limitation, by reason of Section 1446 of the Code), the amount withheld may at the discretion of the General Partner be treated by the Partnership as a distribution of cash pursuant to Section 6.3, Section 16.3, Section 17.3, Section 18.3 or Section 19.3 in the amount of such withholding from such Partner.

ARTICLE X

ADMISSION OF PARTNERS

SECTION 10.1 Admission of Limited Partners.

Each Limited Partner admitted to the Partnership immediately prior to the adoption of this Agreement hereby continues as a Limited Partner upon the adoption of this Agreement.

SECTION 10.2 Admission of Substituted Limited Partner.

By transfer of a Limited Partner Interest in accordance with Article IV, the transferor shall be deemed to have given the transferee the right to seek admission as a Substituted Limited Partner subject to the conditions of, and in the manner permitted under, this Agreement. A transferor of a Certificate representing a Limited Partner Interest shall, however, only have the authority to convey to a purchaser or other transferee who does not execute and deliver a Transfer Application (a) the right to negotiate such Certificate to a purchaser or other transferee and (b) the right to transfer the right to request admission as a Substituted Limited Partner to such purchaser or other transferee in respect of the transferred Limited Partner Interests. Each transferee of a Limited Partner Interest (including any nominee holder or an agent acquiring such Limited Partner Interest for the account of another Person) who executes and delivers a Transfer Application shall, by virtue of such execution and delivery, be an Assignee and be deemed to have applied to become a Substituted Limited Partner with respect to the Limited Partner Interests so transferred to such Person. Such Assignee shall become a Substituted Limited

Partner (x) at such time as the General Partner consents thereto, which consent may be given or withheld in the General Partner’s discretion, and (y) when any such admission is shown on the books and records of the Partnership. If such consent is withheld, such transferee shall be an Assignee. An Assignee shall have an interest in the Partnership equivalent to that of a Limited Partner with respect to allocations and distributions, including liquidating distributions, of the Partnership. With respect to voting rights attributable to Limited Partner Interests that are held by Assignees, the General Partner shall be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights in respect of such Limited Partner Interests on any matter, vote such Limited Partner Interests at the written direction of the Assignee who is the Record Holder of such Limited Partner Interests. If no such written direction is received, such Limited Partner Interests will not be voted. An Assignee shall have no other rights of a Limited Partner.

SECTION 10.3 Admission of Successor General Partner.

A successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the General Partner Interest pursuant to Section 4.6 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the predecessor or transferring General Partner pursuant to Section 11.1 or 11.2 or the transfer of the General Partner Interest pursuant to Section 4.6, provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor shall, subject to the terms hereof, carry on the business of the members of the Partnership Group without dissolution.

SECTION 10.4 Admission of Additional Limited Partners.

(a) A Person (other than the General Partner or a Substituted Limited Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including the power of attorney granted in Section 2.6, and (ii) such other documents or instruments as may be required in the discretion of the General Partner to effect such Person’s admission as an Additional Limited Partner.

(b) Notwithstanding anything to the contrary in this Section 10.4, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner’s discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded as such in the books and records of the Partnership, following the consent of the General Partner to such admission.

SECTION 10.5 Amendment of Agreement and Certificate of Limited Partnership.

To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Delaware Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership, and the General Partner may for this purpose, among others, exercise the power of attorney granted pursuant to Section 2.6.

ARTICLE XI

WITHDRAWAL OR REMOVAL OF PARTNERS

SECTION 11.1 Withdrawal of the General Partner.

(a) The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an “Event of Withdrawal”):

(i) The General Partner voluntarily withdraws from the Partnership by giving notice to the other Partners;

(ii) The General Partner transfers all of its rights as General Partner pursuant to Section 4.6;

(iii) The General Partner is removed pursuant to Section 11.2;

(iv) The General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;

(v) A final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner; or

(vi) (A) in the event the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) in the event the General Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of the General Partner; (C) in the event the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) in the event the General Partner is a natural person, his death or adjudication of incompetency; and (E) otherwise in the event of the termination of the General Partner.

If an Event of Withdrawal specified in Section 11.1(a)(iv), 11.1(a)(v) or 11.1(a)(vi)(A), (B), (C) or (E) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.

(b) Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) at any time that the General Partner voluntarily withdraws by giving at least 90 days’ advance notice to the Unitholders, such withdrawal to take effect on the date specified in such notice; or (ii) at any time that the General Partner ceases to be the General Partner pursuant to Section 11.1(a)(ii) or is removed pursuant to Section 11.2. The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner of the other Group Members. If the General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i), the holders of a Unit Majority may, prior to the effective date of such withdrawal, elect a successor General Partner. The Person so elected as successor General Partner shall automatically become the successor general partner of the other Group Members of which the General Partner is a general partner. If, prior to the effective date of the General Partner’s withdrawal, a successor is not selected by the Unitholders as provided herein or the Partnership does not receive a Withdrawal Opinion of Counsel, the Partnership shall be dissolved in accordance with Section 12.1. Any successor General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.3.

SECTION 11.2 Removal of the General Partner.

The General Partner may be removed if such removal is approved by the Unitholders holding at least a Unit Majority (excluding Units held by the General Partner and its Affiliates). Any such action by such holders for removal of the General Partner must also provide for the election of a successor General Partner by the Unitholders holding a Unit Majority (excluding Units held by the General Partner and its Affiliates). Such removal shall be effective immediately following the admission of a successor General Partner pursuant to Section 10.3. The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner of the other Group Members of which the General Partner is a general partner, if any. If a Person is elected as a successor General Partner in accordance with the terms of this Section 11.2, such Person shall, upon admission pursuant to Section 10.3, automatically become a successor general partner of the other Group Members of which the General Partner is a general partner. The right of the holders of Outstanding Units to remove the General Partner shall not exist or be exercised unless the Partnership has received an opinion opining as to the matters covered by a Withdrawal Opinion of Counsel. Any successor General Partner elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Section 10.3.

SECTION 11.3 Interest of Departing Partner and Successor General Partner.

(a) In the event of (i) withdrawal of the General Partner under circumstances where such withdrawal does not violate this Agreement or (ii) removal of the General Partner by the holders of Outstanding Units under circumstances where Cause does not exist, if a successor

General Partner is elected in accordance with the terms of Section 11.1 or 11.2, the Departing Partner shall have the option exercisable prior to the effective date of the departure of such Departing Partner to require its successor to purchase its General Partner Interest and its general partner interest (or equivalent interest) in the other Group Members, if any, and all of its Incentive Distribution Rights (collectively, the “Combined Interest”) in exchange for an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its departure. If the General Partner is removed by the Unitholders under circumstances where Cause exists or if the General Partner withdraws under circumstances where such withdrawal violates this Agreement, and if a successor General Partner is elected in accordance with the terms of Section 11.1 or 11.2, such successor shall have the option, exercisable prior to the effective date of the departure of such Departing Partner, to purchase the Combined Interest for such fair market value of such Combined Interest of the Departing Partner. In either event, the Departing Partner shall be entitled to receive all reimbursements due such Departing Partner pursuant to Section 7.4, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the Departing Partner for the benefit of the Partnership or the other Group Members.

For purposes of this Section 11.3(a), the fair market value of a Departing Partner’s Combined Interest shall be determined by agreement between the Departing Partner and its successor or, failing agreement within 30 days after the effective date of such Departing Partner’s departure, by an independent investment banking firm or other independent expert selected by the Departing Partner and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then the Departing Partner shall designate an independent investment banking firm or other independent expert, the Departing Partner’s successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Combined Interest of the Departing Partner. In making its determination, such third independent investment banking firm or other independent expert may consider the then current trading price of Units on any National Securities Exchange on which Units are then listed, the value of the Partnership’s assets, the rights and obligations of the Departing Partner and other factors it may deem relevant.

(b) If the Combined Interest is not purchased in the manner set forth in Section 11.3(a), the Departing Partner (or its transferee) shall become a Limited Partner and its Combined Interest shall be converted into Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 11.3(a), without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor). Any successor General Partner shall indemnify the Departing Partner (or its transferee) as to all debts and liabilities of the Partnership arising on or after the date on which the Departing Partner (or its transferee) becomes a Limited Partner. For purposes of this Agreement, conversion of the Combined Interest of the Departing Partner to Common Units will be characterized as if the Departing Partner (or its transferee) contributed its Combined Interest to the Partnership in exchange for the newly issued Common Units.

(c) If a successor General Partner is elected in accordance with the terms of Section 11.1 or 11.2 and the option described in Section 11.3(a) is not exercised by the party entitled to do so, the successor General Partner shall, at the effective date of its admission to the Partnership, contribute to the Partnership cash in the amount equal to 2/98th of the Net Agreed Value of the Partnership’s assets on such date. In such event, such successor General Partner shall, subject to the following sentence, be entitled to the Percentage Interest of all Partnership allocations and distributions to which the Departing Partner was entitled. The successor General Partner shall cause this Agreement to be amended to reflect that, from and after the date of such successor General Partner’s admission, the successor General Partner’s interest in all distributions and allocations shall be 2% with respect to such Partnership Securities with respect to which any General Partner would be required to make capital contributions pursuant to Section 5.1(b) in order to maintain such 2% interest.

SECTION 11.4 Withdrawal of Limited Partners.

No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner’s Limited Partner Interest becomes a Record Holder of the Limited Partner Interest so transferred, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Limited Partner Interest so transferred.

ARTICLE XII

DISSOLUTION AND LIQUIDATION

SECTION 12.1 Dissolution.

The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Section 11.1 or 11.2, the Partnership shall not be dissolved and such successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 12.2) its affairs shall be wound up, upon:

(a) the expiration of its term as provided in Section 2.7;

(b) an Event of Withdrawal of the General Partner as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and an Opinion of Counsel is received as provided in Section 11.1(b) or 11.2 and such successor is admitted to the Partnership pursuant to Section 10.3;

(c) an election to dissolve the Partnership by the General Partner that is approved by the holders of a Unit Majority;

(d) the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act; or

(e) the sale of all or substantially all of the assets and properties of the Partnership Group.

SECTION 12.2 Continuation of the Business of the Partnership After Dissolution.

Upon (a) dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the General Partner as provided in Section 11.1(a)(i) or (iii) and the failure of the Partners to select a successor to such Departing Partner pursuant to Section 11.1 or 11.2, then within 90 days thereafter, or (b) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Section 11.1(a)(iv), (v) or (vi), then, to the maximum extent permitted by law, within 180 days thereafter, the holders of a Unit Majority may elect to reconstitute the Partnership and continue its business on the same terms and conditions set forth in this Agreement by forming a new limited partnership on terms identical to those set forth in this Agreement and having as the successor general partner a Person approved by the holders of a Unit Majority. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

(a) the reconstituted Partnership shall continue until dissolved in accordance with this Article XII;

(b) if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated in the manner provided in Section 11.3; and

(c) all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into and, as necessary, to file a new partnership agreement and certificate of limited partnership, and the successor general partner may for this purpose exercise the powers of attorney granted the General Partner pursuant to Section 2.6; provided, that the right of the holders of a Unit Majority to approve a successor General Partner and to reconstitute and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of any Limited Partner and (y) neither the Partnership, the reconstituted limited partnership nor the Operating Partnership would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of such right to continue.

SECTION 12.3 Liquidator.

Upon dissolution of the Partnership, unless the Partnership is continued under an election to reconstitute and continue the Partnership pursuant to Section 12.2, the General Partner shall select one or more Persons to act as Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by holders of at least a majority of the Outstanding Common Units. The Liquidator (if other than the General Partner) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of at least a majority of the Outstanding Common Units. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of at least a majority of the Outstanding Common Units. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.3(b)) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership as provided for herein.

SECTION 12.4 Liquidation.

The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as the Liquidator determines to be in the best interest of the Partners, subject to Section 17-804 of the Delaware Act and the following:

(a) Disposition of Assets. The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. The Liquidator may, in its absolute discretion, defer liquidation or distribution of the Partnership’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership’s assets would be impractical or would cause undue loss to the Partners. The Liquidator may, in its absolute discretion, distribute the Partnership’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

(b) Discharge of Liabilities. Liabilities of the Partnership include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts owed to Partners other than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

(c) Liquidation Distributions. All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed to the Partners in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 12.4(c)) for the taxable year of the Partnership during which the liquidation of the Partnership occurs (with such date of occurrence being determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(g)), and such distribution shall be made by the end of such taxable year (or, if later, within 90 days after said date of such occurrence); provided that the Stated Liquidation Preference (to the extent of the positive balances in the associated Capital Accounts) and any accumulated and unpaid Series A Distributions, Series B Distributions, Series C Distributions and Series D Distributions shall be paid prior to making any distributions pursuant to this Section 12.4(c); provided further that if less than all accumulated and unpaid Series A Distributions, Series B Distributions, Series C Distributions and Series D Distributions are paid, such distributions shall be made Pro Rata with respect to such Preferred Units in proportion to the aggregate distribution amounts remaining due in respect of such Preferred Units.

SECTION 12.5 Cancellation of Certificate of Limited Partnership.

Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Partnership shall be terminated and the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

SECTION 12.6 Return of Contributions.

The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

SECTION 12.7 Waiver of Partition.

To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

SECTION 12.8 Capital Account Restoration.

No Limited Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership. The General Partner shall be obligated to restore any negative balance in its Capital Account upon liquidation of its interest in the Partnership by the end of the taxable year of the Partnership during which such liquidation occurs, or, if later, within 90 days after the date of such liquidation.

ARTICLE XIII

AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

SECTION 13.1 Amendment to be Adopted Solely by the General Partner.

Each Partner agrees that the General Partner, without the approval of any Partner or Assignee, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

(b) admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

(c) a change that, in the sole discretion of the General Partner, is necessary or advisable to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or to ensure that the Partnership and the Operating Partnership will not be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

(d) subject to Section 16.4, Section 17.4, Section 18.4 and Section 19.4, a change that, in the discretion of the General Partner, (i) does not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect, (ii) is necessary or advisable to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (B) facilitate the trading of the Limited Partner Interests (including the division of any class, classes or series of Outstanding Limited Partner Interests into different classes to facilitate uniformity of tax consequences within such classes or series of Limited Partner Interests) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Limited Partner Interests are or will be listed for trading, compliance with any of which the General Partner determines in its discretion to be in the best interests of the Partnership and the Limited Partners, (iii) is necessary or advisable in connection with action taken by the General Partner pursuant to Section 5.8 or (iv) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(e) a change in the fiscal year or taxable year of the Partnership and any changes that, in the discretion of the General Partner, are necessary or advisable as a result of a change in the fiscal year or taxable year of the Partnership including, if the General Partner shall so determine, a change in the definition of “Quarter” and the dates on which distributions (other than Preferred Distributions) are to be made by the Partnership;

(f) an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, or the General Partner or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(g) subject to the terms of Section 16.4, Section 17.4, Section 18.4, Section 19.4 and Section 5.6, an amendment that, in the discretion of the General Partner, is necessary or advisable in connection with the authorization of issuance of any class or series of Partnership Securities pursuant to Section 5.5;

(h) any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

(i) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;

(j) an amendment that, in the discretion of the General Partner, is necessary or advisable to reflect, account for and deal with appropriately the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4;

(k) a merger or conveyance pursuant to Section 14.3(d); or

(l) any other amendments substantially similar to the foregoing.

SECTION 13.2 Amendment Procedures.

Except as provided in Sections 13.1 and 13.3, Article XVI, Article XVII, Article XVIII and Article XIX, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by or with the consent of the General Partner, which consent may be given or withheld in its sole discretion. A proposed amendment shall be effective upon its approval by the holders of a Unit Majority, unless a greater or different percentage is required under this Agreement or by Delaware law. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of Outstanding Units or call a meeting of the Unitholders to consider and vote on such proposed amendment. The General Partner shall notify all Record Holders upon final adoption of any such proposed amendments.

SECTION 13.3 Amendment Requirements.

(a) Notwithstanding the provisions of Sections 13.1 and 13.2, no provision of this Agreement that establishes a percentage of Outstanding Units (including Units deemed owned by the General Partner) required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units whose aggregate Outstanding Units constitute not less than the voting requirement sought to be reduced.

(b) Notwithstanding the provisions of Sections 13.1 and 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c), (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the General Partner or any of its Affiliates without its consent, which consent may be given or withheld in its sole discretion, (iii) change Section 12.1(a) or 12.1(c), or (iv) change the term of the Partnership or, except as set forth in Section 12.1(c), give any Person the right to dissolve the Partnership.

(c) Except as otherwise provided and without limitation of the General Partner’s authority to adopt amendments to this Agreement without the approval of any Partners or Assignees as contemplated in Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class of Partnership Interests in relation to other classes of Partnership Interests must be approved by the holders of not less than a majority of the Outstanding Partnership Interests of the class affected.

(d) Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Section 14.3(b), no amendments shall become effective without the approval of the holders of at least 90% of the Outstanding Common Units unless the Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner under applicable law.

(e) Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of the holders of at least 90% of the Outstanding Units.

SECTION 13.4 Special Meetings.

All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII. Special meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning 20% or more of the Outstanding Limited Partner Interests of the class or classes for which a meeting is proposed. Limited Partners shall call a special meeting by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the General Partner on a date not less than 10 days nor more than 60 days after the mailing of notice of the meeting. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.

SECTION 13.5 Notice of a Meeting.

Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class or classes of Limited Partner Interests for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 20.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

SECTION 13.6 Record Date.

For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 13.11 the General Partner may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Limited Partner Interests are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the General Partner to give such approvals.

SECTION 13.7 Adjournment.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

SECTION 13.8 Waiver of Notice; Approval of Meeting; Approval of Minutes.

The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, Limited Partners representing such quorum who were present in person or by proxy and entitled to vote, sign a written waiver of notice or an approval of the holding of the meeting or an approval of the minutes thereof. All waivers and approvals shall be filed with the Partnership records or made a part of the minutes of the meeting. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner does not approve, at the beginning of the meeting, of the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

SECTION 13.9 Quorum.

The holders of a majority of the Outstanding Limited Partner Interests of the class, classes or series for which a meeting has been called (including Limited Partner Interests deemed owned by the General Partner) represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class, classes or series unless any such action by the Limited Partners requires approval by holders of a greater percentage of such Limited Partner Interests, in which case the quorum shall be such greater percentage. At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding Outstanding Limited Partner Interests that in the aggregate represent a majority of the Outstanding Limited Partner Interests entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners holding Outstanding Limited Partner Interests that in the aggregate represent at least such greater or different percentage shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Limited Partner Interests specified in this Agreement (including Limited Partner Interests deemed owned by the General Partner). In the absence of a quorum any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of holders of at least a majority of the Outstanding Limited Partner Interests entitled to vote at such meeting (including Limited Partner Interests deemed owned by the General Partner) represented either in person or by proxy, but no other business may be transacted, except as provided in Section 13.7.

SECTION 13.10 Conduct of a Meeting.

The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

SECTION 13.11 Action Without a Meeting.

If authorized by the General Partner, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the Outstanding Limited Partner Interests (including Limited Partner Interests deemed owned by the General Partner) that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Limited Partner Interests are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the General Partner. If a ballot returned to the Partnership does not vote all of the Limited Partner Interests held by the Limited Partners the Partnership shall be deemed to have failed to receive a ballot for the Limited Partner Interests that were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability, and (ii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

SECTION 13.12 Voting and Other Rights.

(a) Only those Record Holders of the Limited Partner Interests on the Record Date set pursuant to Section 13.6 (and also subject to the limitations contained in the definition of “Outstanding”) shall be entitled to notice of, and to vote at, a meeting of Unitholders or to act with respect to matters as to which the holders of the Outstanding Limited Partner Interests have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Limited Partner Interests shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Limited Partner Interests.

(b) Only those Record Holders of the Series A Preferred Units on the Record Date set pursuant to Section 13.6 (and subject to the limitations contained in the definition of “Outstanding” and the limitations set forth in Section 16.4) shall be entitled to notice of, and to vote at, a meeting of Limited Partners holding Series A Preferred Units or to act with respect to matters as to which the holders of the Outstanding Series A Preferred Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Series A Preferred Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Series A Preferred Units.

(c) Only those Record Holders of the Series B Preferred Units on the Record Date set pursuant to Section 13.6 (and subject to the limitations contained in the definition of “Outstanding” and the limitations set forth in Section 17.4) shall be entitled to notice of, and to vote at, a meeting of Limited Partners holding Series B Preferred Units or to act with respect to matters as to which the holders of the Outstanding Series B Preferred Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Series B Preferred Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Series B Preferred Units.

(d) Only those Record Holders of the Series C Preferred Units on the Record Date set pursuant to Section 13.6 (and subject to the limitations contained in the definition of “Outstanding” and the limitations set forth in Section 18.4) shall be entitled to notice of, and to vote at, a meeting of Limited Partners holding Series C Preferred Units or to act with respect to matters as to which the holders of the Outstanding Series C Preferred Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Series C Preferred Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Series C Preferred Units.

(e) Only those Record Holders of the Series D Preferred Units on the Record Date set pursuant to Section 13.6 (and subject to the limitations contained in the definition of “Outstanding” and the limitations set forth in Section 19.4) shall be entitled to notice of, and to vote at, a meeting of Limited Partners holding Series D Preferred Units or to act with respect to matters as to which the holders of the Outstanding Series D Preferred Units have the right to vote or to act (including matters with respect to which the Series D Preferred Holders are entitled to vote, including on an “as if” converted basis, pursuant to Section 19.4). All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Series D Preferred Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Series D Preferred Units.

(f) With respect to Limited Partner Interests that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Limited Partner Interests are registered, such other Person shall, in exercising the voting rights in respect of such Limited Partner Interests on any matter, and unless the arrangement between such Persons provides otherwise, vote such Limited Partner Interests in favor of, and at the direction of, the Person who is the beneficial owner, and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 13.12(f) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.

ARTICLE XIV

MERGER

SECTION 14.1 Authority.

The Partnership may merge or consolidate with one or more corporations, limited liability companies, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a general partnership or limited partnership, formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation (“Merger Agreement”) in accordance with this Article XIV.

SECTION 14.2 Procedure for Merger or Consolidation.

Merger or consolidation of the Partnership pursuant to this Article XIV requires the prior approval of the General Partner. If the General Partner shall determine, in the exercise of its discretion, to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:

(a) The names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

(b) The name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);

(c) The terms and conditions of the proposed merger or consolidation;

(d) The manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partner interests, rights, securities or obligations of any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their general or limited partner interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

(e) A statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(f) The effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, the effective time shall be fixed no later than the time of the filing of the certificate of merger and stated therein); and

(g) Such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the General Partner.

SECTION 14.3 Approval by Limited Partners of Merger or Consolidation.

(a) Except as provided in Section 14.3(d), the General Partner, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to a vote of Unitholders, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a special meeting or the written consent.

(b) Except as provided in Section 14.3(d), the Merger Agreement shall be approved upon receiving the affirmative vote or consent of the holders of a Unit Majority unless the Merger Agreement contains any provision that, if contained in an amendment to this Agreement, the provisions of this Agreement or the Delaware Act would require for its approval the vote or consent of a greater percentage of the Outstanding Limited Partner Interests or of any class of Limited Partners, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement.

(c) Except as provided in Section 14.3(d), after such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger pursuant to Section 14.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

(d) Notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, in its discretion, without Limited Partner approval, to merge the Partnership or any Group Member into, or convey all of the Partnership’s assets to, another limited liability entity which shall be newly formed and shall have no assets, liabilities or operations at the time of such Merger other than those it receives from the Partnership or other Group Member if (i) the General Partner has received an Opinion of Counsel that the merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Limited Partner or any partner in the Operating Partnership or cause the Partnership or Operating Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the sole purpose of such merger or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity and (iii) the governing instruments of the new entity provide the Limited Partners and the General Partner with the same rights and obligations as are herein contained.

SECTION 14.4 Certificate of Merger.

Upon the required approval pursuant to Sections 14.2 and 14.3(b) of a Merger Agreement, subject to Section 14.3(c), a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

SECTION 14.5 Effect of Merger.

(a) At the effective time of the certificate of merger:

(i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

(ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

(iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(b) A merger or consolidation effected pursuant to this Article XIV shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

ARTICLE XV

RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS

SECTION 15.1 Right to Acquire Limited Partner Interests.

(a) Notwithstanding any other provision of this Agreement (but subject to Section 15.1(d)), if at any time not more than 20% of the total Limited Partner Interests of any class then Outstanding is held by Persons other than the General Partner and its Affiliates, the General Partner shall then have the right, which right it may assign and transfer in whole or in part to the Partnership or any Affiliate of the General Partner, exercisable in its sole discretion, to purchase all, but not less than all, of such Limited Partner Interests of such class then Outstanding held by Persons other than the General Partner and its Affiliates, at the greater of (x) the Current Market Price as of the date three days prior to the date that the notice described in Section 15.1(b) is mailed and (y) the highest price paid by the General Partner or any of its Affiliates for any such Limited Partner Interest of such class purchased during the 90-day period preceding the date that the notice described in Section 15.1(b) is mailed. As used in this Agreement, (i) “Current Market Price” as of any date of any class of Limited Partner Interests listed or admitted to trading on any National Securities Exchange means the average of the daily Closing Prices (as hereinafter defined) per Limited Partner Interest of such class for the 20 consecutive Trading Days (as hereinafter defined) immediately prior to such date; (ii) “Closing Price” for any day means the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted for trading on the principal National Securities Exchange (other than the Nasdaq Stock Market) on which such Limited Partner Interests of such class are listed or admitted to trading or, if such Limited Partner Interests of such class are not listed or admitted to trading on any National Securities Exchange (other than the Nasdaq Stock Market), the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the Nasdaq Stock Market or such other system then in use, or, if on any such day such Limited Partner Interests of such class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in such Limited Partner Interests of such class selected by the General Partner, or if on any such day no market maker is making a market in such Limited Partner Interests of such class, the fair value of such Limited Partner Interests on such day as determined reasonably and in good faith by the General Partner; and (iii) “Trading Day” means a day on which the principal National Securities Exchange on which such Limited Partner Interests of any class are listed or admitted to trading is open for the transaction of business or, if Limited Partner Interests of a class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

(b) If the General Partner, any Affiliate of the General Partner or the Partnership elects to exercise the right to purchase Limited Partner Interests granted pursuant to Section 15.1(a), the General Partner shall deliver to the Transfer Agent notice of such election to purchase (the “Notice of Election to Purchase”) and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Limited Partner Interests of such class (as of a Record Date selected by the General Partner) at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be published for a period of at least three consecutive days in at least two daily newspapers of general circulation printed in the English language and published in the Borough of Manhattan, New York. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 15.1(a)) at which Limited Partner Interests will be purchased and state that the General Partner, its Affiliate or the Partnership, as the case may be, elects to purchase such Limited Partner Interests, upon surrender of Certificates representing such Limited Partner Interests in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which such Limited Partner Interests are listed or admitted to trading. Any such Notice of Election to Purchase mailed to a Record Holder of Limited Partner Interests at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given regardless of whether the owner receives such notice. On or prior to the Purchase Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of such Limited Partner Interests to be purchased in accordance with this Section 15.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Limited Partner Interests subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate shall not have been surrendered for purchase, all rights of the holders of such Limited Partner Interests (including any rights pursuant to Articles IV, V, VI, and XII) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 15.1(a)) for Limited Partner Interests therefor, without interest, upon surrender to the Transfer Agent of the Certificates representing such Limited Partner Interests, and such Limited Partner Interests shall thereupon be deemed to be transferred to the General Partner, its Affiliate or the Partnership, as the case may be, on the record books of the Transfer Agent and the Partnership, and the General Partner or any Affiliate of the General Partner, or the Partnership, as the case may be, shall be deemed to be the owner of all such Limited Partner Interests from and after the Purchase Date and shall have all rights as the owner of such Limited Partner Interests (including all rights as owner of such Limited Partner Interests pursuant to Articles IV, V, VI and XII).

(c) At any time from and after the Purchase Date, a holder of an Outstanding Limited Partner Interest subject to purchase as provided in this Section 15.1 may surrender his Certificate evidencing such Limited Partner Interest to the Transfer Agent in exchange for payment of the amount described in Section 15.1(a), therefor, without interest thereon.

(d) Notwithstanding anything in this Article XV to the contrary, the repurchase right described in this Article XV shall not apply to Preferred Units.

ARTICLE XVI

SERIES A FIXED-TO-FLOATING RATE CUMULATIVE REDEEMABLE PERPETUAL

PREFERRED UNITS

SECTION 16.1 Designations.

A series of Preferred Units designated as “8.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units” is hereby designated and created, and the preferences, rights, powers and duties of the holders of the Series A Preferred Units are set forth herein, including this Article XVI. Each Series A Preferred Unit shall be identical in all respects to every other Series A Preferred Unit, except as to the respective dates from which the Series A Liquidation Preference shall increase or from which Series A Distributions may begin accruing, to the extent such dates may differ. The Series A Preferred Units represent perpetual equity interests in the Partnership and, except as set forth in Sections 16.5 and 16.11, shall not give rise to a claim by the Partnership or a Series A Holder for redemption or the conversion thereof, as applicable, at a particular date.

SECTION 16.2 Series A Preferred Units.

(a) The authorized number of Series A Preferred Units shall be unlimited. Series A Preferred Units that are purchased or otherwise acquired by the Partnership shall be cancelled.

(b) The Series A Preferred Units shall be represented by one or more global Certificates registered in the name of the Depositary or its nominee, and no Series A Holder shall be entitled to receive a definitive Certificate evidencing its Series A Preferred Units, unless otherwise required by law or the Depositary gives notice of its intention to resign or is no longer eligible to act as such with respect to the Series A Preferred Units and the Partnership shall have not selected a substitute Depositary within 60 calendar days thereafter. So long as the Depositary shall have been appointed and is serving with respect to the Series A Preferred Units, payments and communications made by the Partnership to Series A Holders shall be made by making payments to, and communicating with, the Depositary.

SECTION 16.3 Distributions.

(a) Distributions on each Series A Preferred Unit shall be cumulative and shall accumulate at the applicable Series A Distribution Rate from and including the Series A Original Issue Date (or, for any subsequently issued and newly Outstanding Series A Preferred Units, from and including the Series A Distribution Payment Date immediately preceding the issue date of such Series A Preferred Units) until such time as the Partnership pays the Series A Distribution or redeems such Series A Preferred Unit in accordance with Section 16.5 or such Series A Preferred Unit is converted in accordance with Section 16.11, whether or not such Series A Distributions shall have been declared. Series A Holders shall be entitled to receive Series A Distributions from time to time out of any assets of the Partnership legally available for the payment of distributions at the Series A Distribution Rate per Series A Preferred Unit when, as, and if declared by the General Partner. Distributions, to the extent declared by the General Partner to be paid by the Partnership in accordance with this Section 16.3, shall be paid quarterly on each Series A Distribution Payment Date. Distributions shall accumulate in each Series A Distribution Period from and including the preceding Series A Distribution Payment Date (other than the initial Series A Distribution Period, which shall commence on and include the Series A Original Issue Date), to but excluding the next Series A Distribution Payment Date for such Series A Distribution Period; provided that distributions shall accrue on accumulated but unpaid Series A Distributions at the Series A Distribution Rate. If any Series A Distribution Payment Date otherwise would occur on a date that is not a Business Day, declared Series A Distributions shall be paid on the immediately succeeding Business Day without the accumulation of additional distributions. Series A Distributions shall be payable based on a 360-day year consisting of four 90-day quarters. All Series A Distributions payable by the Partnership pursuant to this Section 16.3 shall be payable without regard to income of the Partnership and shall be treated for federal income tax purposes as guaranteed payments for the use of capital under Section 707(c) of the Code.

(b) Not later than 5:00 p.m., New York City time, on each Series A Distribution Payment Date, the Partnership shall pay those Series A Distributions, if any, that shall have been declared by the General Partner to Series A Holders on the Record Date for the applicable Series A Distribution. The Record Date (the “Series A Distribution Record Date”) for the payment of any Series A Distributions shall be as of the close of business on the first Business Day of the month of the applicable Series A Distribution Payment Date, except that in the case of payments of Series A Distributions in Arrears, the Series A Distribution Record Date with respect to a Series A Distribution Payment Date shall be such date as may be designated by the General Partner in accordance with this Article XVI. So long as any Series A Preferred Units are Outstanding, no distribution shall be declared or paid or set aside for payment on any Junior Securities (other than a distribution payable solely in Junior Securities) unless full cumulative Series A Distributions have been or contemporaneously are being paid or set aside for payment on all Outstanding Series A Preferred Units (and distributions on any other Parity Securities) through the most recent respective Series A Distribution Payment Date (and distribution payment date with respect to such Parity Securities, if any). Accumulated Series A Distributions in Arrears for any past Series A Distribution Period may be declared by the General Partner and paid on any date fixed by the General Partner, whether or not a Series A Distribution Payment Date, to Series A Holders on the Record Date for such payment, which may not be less than 10 days before such payment date. Subject to the next succeeding sentence, if all accumulated Series A Distributions in Arrears on all Outstanding Series A Preferred Units and any other Parity Securities shall not have been declared and paid, or if sufficient funds for the payment thereof shall not have been set aside, payment of accumulated distributions in Arrears on the Series A Preferred Units and any such Parity Securities shall be made in order of their respective distribution payment dates, commencing with the earliest. If less than all distributions payable with respect to all Series A Preferred Units and any other Parity Securities are paid, any partial payment shall be made Pro Rata with respect to the Series A Preferred Units and any such other Parity Securities entitled to a distribution payment at such time in proportion to the aggregate distribution amounts remaining due in respect of such Series A Preferred Units and such other Parity Securities at such time. Subject to Sections 12.4 and 16.5, Series A Holders shall not be entitled to any distribution, whether payable in cash, property or Partnership Securities, in excess of full cumulative Series A Distributions. Except insofar as distributions accrue on the amount of any accumulated and unpaid Series A Distributions as described in Section 16.3(a), no interest or sum of money in lieu of interest shall be payable in respect of any distribution payment which may be in Arrears on the Series A Preferred Units. So long as the Series A Preferred Units are held of record by the Depositary or its nominee, declared Series A Distributions shall be paid to the Depositary in same-day funds on each Series A Distribution Payment Date or other distribution payment date in the case of payments for Series A Distributions in Arrears.

(c) The “Series A Three-Month LIBOR” for each Series A Distribution Period during the Series A Floating Rate Period shall be determined by the Calculation Agent, as of the applicable Series A LIBOR Determination Date, in accordance with the following provisions:

(i) The Series A Three-Month LIBOR shall be the rate (expressed as a percentage per year) for deposits in U.S. dollars for a three-month period commencing on the first day of such Series A Distribution Period that appears on Reuters Page LIBOR01 as of 11:00 a.m. (London time) on the Series A LIBOR Determination Date.

(ii) If the Series A Three-Month LIBOR cannot be determined as described in Section 16.3(c)(i), the Partnership shall select four major banks in the London interbank market and request that the principal London offices of those four selected banks provide their offered quotations for deposits in U.S. dollars for a period of three months, commencing on the first day of the applicable Series A Distribution Period, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on the Series A LIBOR Determination Date for such Series A Distribution Period. Offered quotations must be based on a principal amount equal to an amount that, in the Partnership’s judgment, is representative of a single transaction in U.S. dollars in the London interbank market at the time. If two or more quotations are provided, the Series A Three-Month LIBOR for such Series A Distribution Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the Series A Three-Month LIBOR for such Series A Distribution Period will be the arithmetic mean of the rates quoted on the Series A LIBOR Determination Date for such Series A Distribution Period by three major banks in New York City selected by the Partnership, for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of such Series A Distribution Period. The rates quoted must be based on an amount that, in the Partnership’s judgment, is representative of a single transaction in U.S. dollars in that market at the time. If fewer than three New York City banks selected by the Partnership are quoting rates in the manner described above, the Series A Three-Month LIBOR for the applicable Series A Distribution Period will be the same as for the immediately preceding Series A Distribution Period or, if the immediately preceding Series A Distribution Period was within the Series A Fixed Rate Period, the same as for the most recent quarter for which the Series A Three-Month LIBOR can be determined;

(iii) All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

SECTION 16.4 Voting Rights.

(a) Notwithstanding anything to the contrary in this Agreement, the Series A Preferred Units shall not have any voting rights except as set forth in Section 13.3(c), this Section 16.4 or as otherwise required by the Delaware Act.

(b) Without the affirmative vote or consent of the holders of at least 66 2/3% of the Outstanding Series A Preferred Units, voting as a separate class, the General Partner shall not adopt any amendment to this Agreement that would have a material adverse effect on the powers, preferences, duties or special rights of the Series A Preferred Units; provided, however, that (i) subject to Section 16.4(c), the issuance of additional Partnership Securities shall not be deemed to constitute such a material adverse effect for purposes of this Section 16.4(b) and (ii) for purposes of this Section 16.4(b), no amendment of this Agreement in connection with a merger or other transaction in which the Partnership is the surviving entity and the Series A Preferred Units remain Outstanding with the terms thereof materially unchanged in any respect adverse to the Series A Holders shall be deemed to materially and adversely affect the powers, preferences, duties or special rights of the Series A Preferred Units.

(c) Without the affirmative vote or consent of the holders of at least 66 2/3% of the Outstanding Series A Preferred Units voting as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, the Partnership shall not (x) create or issue any Parity Securities if the cumulative distributions payable on Series A Preferred Units or any Parity Securities are in Arrears or (y) create or issue any Senior Securities.

(d) For any matter described in this Section 16.4 in which the Series A Holders are entitled to vote as a class (whether separately or together with the holders of any Parity Securities), such Series A Holders shall be entitled to one vote per Series A Preferred Unit. Any Series A Preferred Units held by the Partnership or any of its Subsidiaries or their controlled Affiliates shall not be entitled to vote.

(e) Notwithstanding Sections 16.4(b) and 16.4(c), no vote of the Series A Holders shall be required if, at or prior to the time when such action is to take effect, provision is made for the redemption of all Series A Preferred Units at the time Outstanding.

SECTION 16.5 Optional Redemption; Series A Rating Event

(a) The Partnership shall have the right (i) at any time, and from time to time, on or after December 15, 2021 or (ii) at any time within 120 days after the conclusion of any review or appeal process instituted by the Partnership following the occurrence of a Series A Rating Event or (iii) at any time within 120 days after the first date on which a Change of Control occurs, in each case, to redeem the Series A Preferred Units, which redemption may be in whole or in part (except with respect to a redemption pursuant to clause (ii) of this Section 16.5(a) which shall be in whole but not in part), using any source of funds legally available for such purpose. Any such redemption shall occur on a date set by the General Partner (the “Series A Redemption Date”). The Partnership shall effect any such redemption by paying cash for each Series A Preferred Unit to be redeemed equal to the Series A Liquidation

Preference for such Series A Preferred Unit on such Series A Redemption Date plus an amount equal to all unpaid distributions thereon from the Series A Original Issue Date to, but not including, the Series A Redemption Date (whether or not such distributions shall have been declared) (the “Series A Redemption Price”); provided that in connection with a redemption in accordance with clause (ii) of this Section 16.5(a), the Series A Liquidation Preference per Series A Preferred Unit shall be deemed to be equal to $25.50. So long as the Series A Preferred Units to be redeemed are held of record by the nominee of the Depositary, the Series A Redemption Price shall be paid by the Paying Agent to the Depositary on the Series A Redemption Date.

(b) The Partnership shall give notice of any redemption by mail, postage prepaid, not less than 30 days and not more than 60 days before the scheduled Series A Redemption Date to the Series A Holders (as of 5:00 p.m. New York City time on the Business Day next preceding the day on which notice is given) of any Series A Preferred Units to be redeemed as such Series A Holders’ names appear on the books of the Transfer Agent and at the address of such Series A Holders shown therein. Such notice (the “Series A Redemption Notice”) shall state, as applicable: (1) the Series A Redemption Date, (2) the number of Series A Preferred Units to be redeemed and, if less than all Outstanding Series A Preferred Units are to be redeemed, the number (and the identification) of Series A Preferred Units to be redeemed from such Series A Holder, (3) the Series A Redemption Price, (4) the place where any Series A Preferred Units in certificated form are to be redeemed and shall be presented and surrendered for payment of the Series A Redemption Price therefor and (5) that distributions on the Series A Preferred Units to be redeemed shall cease to accumulate from and after such Series A Redemption Date. For the avoidance of doubt, the Partnership may give the Series A Redemption Notice in advance of a Change of Control if a definitive agreement is in place for the Change of Control at the time of giving the Series A Redemption Notice.

(c) If the Partnership elects to redeem less than all of the Outstanding Series A Preferred Units, the number of Series A Preferred Units to be redeemed shall be determined by the General Partner, and such Series A Preferred Units shall be redeemed by such method of selection as the Depositary shall determine, either Pro Rata or by lot, with adjustments to avoid redemption of fractional Series A Preferred Units. The aggregate Series A Redemption Price for any such partial redemption of the Outstanding Series A Preferred Units shall be allocated correspondingly among the redeemed Series A Preferred Units. The Series A Preferred Units not redeemed shall remain Outstanding and entitled to all the rights and preferences provided in this Article XVI.

(d) If the Partnership gives or causes to be given a Series A Redemption Notice, the Partnership shall deposit with the Paying Agent funds sufficient to redeem the Series A Preferred Units as to which such Series A Redemption Notice shall have been given, no later than 10:00 a.m. New York City time on the Series A Redemption Date, and shall give the Paying Agent irrevocable instructions and authority to pay the Series A Redemption Price to the Series A Holders whose Series A Preferred Units are to be redeemed upon surrender or deemed surrender (which shall occur automatically if the Certificate representing such Series A Preferred Units is issued in the name of the Depositary or its nominee) of the Certificates therefor as set forth in the Series A Redemption Notice. If the Series A Redemption Notice shall have been given, from and after the Series A Redemption Date, unless the Partnership defaults in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the Series A Redemption Notice, all Series A Distributions on such Series A Preferred Units to be redeemed shall cease to accumulate and all rights of holders of such Series A Preferred Units as Limited Partners with respect to such Series A Preferred Units to be redeemed shall cease, except the right to receive the Series A Redemption Price, and such Series A Preferred Units shall not thereafter be transferred on the books of the Transfer Agent or be deemed to be Outstanding for any purpose whatsoever. The Series A Holders shall have no claim to the interest income, if any, earned on such funds deposited with the Paying Agent. Any funds deposited with the Paying Agent hereunder by the Partnership for any reason, including redemption of Series A Preferred Units, that remain unclaimed or unpaid after two years after the applicable Series A Redemption Date or other payment date, as applicable, shall be, to the extent permitted by law, repaid to the Partnership upon its written request, after which repayment the Series A Holders entitled to such redemption or other payment shall have recourse only to the Partnership. Notwithstanding any Series A Redemption Notice, there shall be no redemption of any Series A Preferred Units called for redemption until funds sufficient to pay the full Series A Redemption Price of such Series A Preferred Units shall have been deposited by the Partnership with the Paying Agent.

(e) Any Series A Preferred Units that are redeemed or otherwise acquired by the Partnership shall be cancelled. If only a portion of the Series A Preferred Units represented by a Certificate shall have been called for redemption, upon surrender of the Certificate to the Paying Agent (which shall occur automatically if the Certificate representing such Series A Preferred Units is registered in the name of the Depositary or its nominee), the Partnership shall issue and the Paying Agent shall deliver to the Series A Holders a new Certificate (or adjust the applicable book-entry account) representing the number of Series A Preferred Units represented by the surrendered Certificate that have not been called for redemption.

(f) Notwithstanding anything to the contrary in this Article XVI, in the event that full cumulative distributions on the Series A Preferred Units and any Parity Securities shall not have been paid or declared and set aside for payment, the Partnership shall not be permitted to repurchase, redeem or otherwise acquire, in whole or in part, any Series A Preferred Units or Parity Securities except pursuant to a purchase or exchange offer made on the same relative terms to all Series A Holders and holders of any Parity Securities. Subject to Section 4.10, so long as any Series A Preferred Units are Outstanding, the Partnership shall not be permitted to redeem, repurchase or otherwise acquire any Common Units or any other Junior Securities unless full cumulative distributions on the Series A Preferred Units and any Parity Securities for all prior and the then-ending Series A Distribution Periods shall have been paid or declared and set aside for payment.

SECTION 16.6 Rank.

The Series A Preferred Units shall each be deemed to rank:

(a) senior to any Junior Securities;

(b) on a parity with any Parity Securities;

(c) junior to any Senior Securities; and

(d) junior to all existing and future indebtedness of the Partnership and other liabilities with respect to assets available to satisfy claims against the Partnership.

The Partnership may issue Junior Securities and, subject to any approvals required pursuant to Section 16.4(c), Section 17.4(c), Section 18.4(c) and Section 19.4, Parity Securities from time to time in one or more classes or series without the consent of the Series A Holders. Pursuant to Section 5.5, the General Partner has the authority to determine the designations, preferences, rights, powers and duties of any such class or series before the issuance of any Partnership Interests of such class or series.

SECTION 16.7 No Sinking Fund.

The Series A Preferred Units shall not have the benefit of any sinking fund.

SECTION 16.8 Record Holders.

To the fullest extent permitted by applicable law, the General Partner, the Partnership, the Transfer Agent and the Paying Agent may deem and treat any Series A Holder as the true, lawful and absolute owner of the applicable Series A Preferred Units for all purposes, and neither the General Partner, the Partnership nor the Transfer Agent or the Paying Agent shall be affected by any notice to the contrary, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which the Series A Preferred Units are listed or admitted to trading.

SECTION 16.9 Notices.

All notices or communications in respect of the Series A Preferred Units shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Article XVI, this Agreement or by applicable law.

SECTION 16.10 Other Rights; Fiduciary Duties.

The Series A Preferred Units and the Series A Holders shall not have any designations, preferences, rights, powers or duties, other than as set forth in this Agreement or as provided by applicable law. Notwithstanding anything to the contrary in this Agreement or any duty existing at law, in equity or otherwise, to the fullest extent permitted by applicable law, neither the General Partner nor any other Indemnitee shall owe any duties or have any liabilities to Series A Holders, other than the implied contractual covenant of good faith and fair dealing.

SECTION 16.11 Change of Control.

(a) Upon the occurrence of a Change of Control that occurs after the Series A Original Issue Date, each Series A Holder shall have the right (“Series A Change of Control Conversion Right”) to convert some or all of the Series A Preferred Units held by such Series A Holder on the Series A Change of Control Conversion Date into a number of Common Units per Series A Preferred Unit that is an amount equal to the Series A Conversion Ratio (such number of Common Units, the “Series A Common Unit Conversion Consideration”), unless the Partnership provides notice of its election to redeem Series A Preferred Units prior to the expiration of the Partnership’s redemption right contained in Section 16.5(a)(iii). The “Series A Change of Control Conversion Date” shall be the date fixed by the General Partner, in its sole discretion, as the date the Series A Preferred Units are entitled to be converted to Series A Conversion Common Units as provided in this Section 16.11. Such Series A Change of Control Conversion Date shall be a Business Day that is no fewer than 20 days nor more than 35 days from the date on which the Partnership provides the notice to Series A Holders of the Series A Change of Control Conversion Right under Section 16.11(b).

(b) No later than five days following the expiration of the Partnership’s redemption right contained in Section 16.5(a)(iii) or, if earlier waived, the date of the Partnership’s waiver of such right, the Partnership will provide written notice to the Series A Holders that describes the Series A Change of Control Conversion Right and states: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the date on which the Partnership’s right to redeem the Outstanding Series A Preferred Units pursuant to Section 16.5(a)(iii) expired or was waived; (iv) the Series A Change of Control Conversion Date; (v) the last date on which the Series A Holders may exercise their Series A Change of Control Conversion Right; (vi) the method and period for calculating the Common Unit Price with respect to the Series A Preferred Units; (vii) if applicable, the type and amount of Series A Alternative Conversion Consideration entitled to be received per Series A Preferred Unit; (viii) the name and address of the Paying Agent; and (ix) the procedures that the Series A Holders must follow to exercise the Series A Change of Control Conversion Right.

(c) Subject to Section 5.8, the “Series A Conversion Ratio” shall be calculated as the lesser of: (i) the quotient obtained by dividing (x) the Series A Liquidation Preference as of the Series A Change of Control Conversion Date (unless the Series A Change of Control Conversion Date is after a Series A Distribution Record Date and prior to the corresponding Series A Distribution Payment Date, in which case any accumulated and unpaid distribution will be excluded from this amount) by (y) the Common Unit Price with respect to the Series A Preferred Units, and (ii) 1.0915 (the “Series A Unit Cap”). The General Partner shall make such adjustments to the Common Unit Price with respect to the Series A Preferred Units and the Series A Unit Cap as it determines to be equitable in view of any splits, combinations or distributions in the form of equity issuances or the payment of any Series A Alternative Conversion Consideration to the holders of the Common Units in connection with the Change of Control.

(d) In the case of a Change of Control pursuant to which Common Units will be converted into cash, securities or other property or assets (including any combination thereof) (“Series A Alternative Conversion Consideration”), each Series A Holder electing to exercise its Series A Change of Control Conversion Right will receive upon conversion of the Series A Preferred Units elected by such holder the kind and amount of such Series A Alternative Conversion Consideration on a per Series A Preferred Unit basis that such Series A Holder would have owned or been entitled to receive upon the Change of Control had such Series A Holder held a number of Common Units equal to the Series A Common Unit Conversion Consideration immediately prior to the effective time of the Change of Control; provided, that, if the holders of Common Units have the opportunity to elect the form of consideration to be received in such Change of Control, the consideration that the Series A Holders electing to exercise their Series A Change of Control Conversion Right will receive will be the form and proportion of the aggregate consideration elected by the holders of Common Units who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of Common Units are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control. No fractional Common Units will be issued upon the conversion of the Series A Preferred Units. Instead, the Partnership shall pay the cash value of such fractional Common Units.

(e) Notwithstanding anything to the contrary in this Agreement, if prior to the expiration of the Partnership’s redemption right contained in Section 16.5(a)(iii), the Partnership provides notice of its election to redeem Series A Preferred Units pursuant to Section 16.5, Series A Holders shall not have any right to convert the Series A Preferred Units that the Partnership has elected to redeem, and any Series A Preferred Units subsequently selected for redemption that have been tendered for conversion shall be redeemed on the Series A Redemption Date instead of converted on the Series A Change of Control Conversion Date.

(f) The Partnership shall issue a press release for publication through a news or press organization as is reasonably expected to broadly disseminate the relevant information to the public, or post notice on the website of the Partnership, in any event prior to the opening of business on the first Business Day following any date on which the Partnership (or a third party with its prior written consent) provides the notice described in Section 16.11(b) to the Series A Holders.

(g) Each Series A Holder electing to exercise its Series A Change of Control Conversion Right will be required prior to the close of business on the third Business Day preceding the Series A Change of Control Conversion Date, to notify the Partnership of the number of Series A Preferred Units to be converted pursuant to the Series A Change of Control Conversion Right and otherwise to comply with any applicable procedures contained in the notice described in Section 16.11(b) or otherwise required by the Depositary for effecting the conversion.

(h) Upon conversion, the rights of such participating Series A Holder as a holder of the Series A Preferred Units shall cease with respect to such converted Series A Preferred Units, and such Person shall continue to be a Partner and have the rights of a holder of Common Units under this Agreement. Each Series A Preferred Unit shall, upon its Series A Change of Control Conversion Date, be deemed to be transferred to, and cancelled by, the Partnership in exchange for the issuance of the Series A Conversion Common Units.

(i) The Partnership shall pay any documentary, stamp or similar issue or transfer taxes or duties relating to the issuance or delivery of Series A Conversion Common Units. However, the participating Series A Holder shall pay any tax or duty that may be payable relating to any transfer involving the issuance or delivery of Series A Conversion Common Units in a name other than such Series A Holder’s name. The Transfer Agent may refuse to reflect the notation of book entry (or the issuance of a Certificate) for Common Units being issued in a name other than the Series A Holder’s name until the Transfer Agent receives a sum sufficient to pay any tax or duties that will be due because the Common Units are to be issued in a name other than the Series A Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

(j) The Partnership shall comply with all applicable securities laws regulating the offer and delivery of any Series A Conversion Common Units and, if the Common Units are then listed or quoted on a National Securities Exchange or other market, shall list or cause to have quoted and keep listed and quoted the Series A Conversion Common Units to the extent permitted or required by the rules of such exchange or market.

(k) Notwithstanding anything herein to the contrary, nothing herein shall give to any Series A Holder any rights as a creditor in respect of its right to conversion of Series A Preferred Units.

ARTICLE XVII

SERIES B FIXED-TO-FLOATING RATE CUMULATIVE REDEEMABLE PERPETUAL

PREFERRED UNITS

SECTION 17.1 Designations.

A series of Preferred Units designated as “7.625% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units” is hereby designated and created, and the preferences, rights, powers and duties of the holders of the Series B Preferred Units are set forth herein, including this Article XVII. Each Series B Preferred Unit shall be identical in all respects to every other Series B Preferred Unit, except as to the respective dates from which the Series B Liquidation Preference shall increase or from which Series B Distributions may begin accruing, to the extent such dates may differ. The Series B Preferred Units represent perpetual equity interests in the Partnership and, except as set forth in Sections 17.5 and 17.11, shall not give rise to a claim by the Partnership or a Series B Holder for redemption or the conversion thereof, as applicable, at a particular date.

SECTION 17.2 Series B Preferred Units.

(a) The authorized number of Series B Preferred Units shall be unlimited. Series B Preferred Units that are purchased or otherwise acquired by the Partnership shall be cancelled.

(b) The Series B Preferred Units shall be represented by one or more global Certificates registered in the name of the Depositary or its nominee, and no Series B Holder shall be entitled to receive a definitive Certificate evidencing its Series B Preferred Units, unless otherwise required by law or the Depositary gives notice of its intention to resign or is no longer eligible to act as such with respect to the Series B Preferred Units and the Partnership shall have not selected a substitute Depositary within 60 calendar days thereafter. So long as the Depositary shall have been appointed and is serving with respect to the Series B Preferred Units, payments and communications made by the Partnership to Series B Holders shall be made by making payments to, and communicating with, the Depositary.

SECTION 17.3 Distributions.

(a) Distributions on each Series B Preferred Unit shall be cumulative and shall accumulate at the applicable Series B Distribution Rate from and including the Series B Original Issue Date (or, for any subsequently issued and newly Outstanding Series B Preferred Units, from and including the Series B Distribution Payment Date immediately preceding the issue date of such Series B Preferred Units) until such time as the Partnership pays the Series B Distribution or redeems such Series B Preferred Unit in accordance with Section 17.5 or such Series B Preferred Unit is converted in accordance with Section 17.11, whether or not such Series B Distributions shall have been declared. Series B Holders shall be entitled to receive Series B Distributions from time to time out of any assets of the Partnership legally available for the payment of distributions at the Series B Distribution Rate per Series B Preferred Unit when, as, and if declared by the General Partner. Distributions, to the extent declared by the General Partner to be paid by the Partnership in accordance with this Section 17.3, shall be paid quarterly on each Series B Distribution Payment Date. Distributions shall accumulate in each Series B Distribution Period from and including the preceding Series B Distribution Payment Date (other than the initial Series B Distribution Period, which shall commence on and include the Series B Original Issue Date), to but excluding the next Series B Distribution Payment Date for such Series B Distribution Period; provided that distributions shall accrue on accumulated but unpaid Series B Distributions at the Series B Distribution Rate. If any Series B Distribution Payment Date otherwise would occur on a date that is not a Business Day, declared Series B Distributions shall be paid on the immediately succeeding Business Day without the accumulation of additional distributions. Series B Distributions shall be payable based on a 360-day year consisting of four 90-day quarters. All Series B Distributions payable by the Partnership pursuant to this Section 17.3 shall be payable without regard to income of the Partnership and shall be treated for federal income tax purposes as guaranteed payments for the use of capital under Section 707(c) of the Code.

(b) Not later than 5:00 p.m., New York City time, on each Series B Distribution Payment Date, the Partnership shall pay those Series B Distributions, if any, that shall have been declared by the General Partner to Series B Holders on the Record Date for the applicable Series B Distribution. The Record Date (the “Series B Distribution Record Date”) for the payment of any Series B Distributions shall be as of the close of business on the first Business Day of the month of the applicable Series B Distribution Payment Date, except that in the case of payments of Series B Distributions in Arrears, the Series B Distribution Record Date with respect to a Series B Distribution Payment Date shall be such date as may be designated by the General Partner in accordance with this Article XVII. So long as any Series B Preferred Units are Outstanding, no distribution shall be declared or paid or set aside for payment on any Junior Securities (other than a distribution payable solely in Junior Securities) unless full cumulative Series B Distributions have been or contemporaneously are being paid or set aside for payment on all Outstanding Series B Preferred Units (and distributions on any other Parity Securities) through the most recent respective Series B Distribution Payment Date (and distribution payment date with respect to such Parity Securities, if any). Accumulated Series B Distributions in Arrears for any past Series B Distribution Period may be declared by the General Partner and paid on any date fixed by the General Partner, whether or not a Series B Distribution Payment Date, to Series B Holders on the Record Date for such payment, which may not be less than 10 days before such payment date. Subject to the next succeeding sentence, if all accumulated Series B Distributions in Arrears on all Outstanding Series B Preferred Units and any other Parity Securities shall not have been declared and paid, or if sufficient funds for the payment thereof shall not have been set aside, payment of accumulated distributions in Arrears on the Series B Preferred Units and any such Parity Securities shall be made in order of their respective distribution payment dates, commencing with the earliest. If less than all distributions payable with respect to all Series B Preferred Units and any other Parity Securities are paid, any partial payment shall be made Pro Rata with respect to the Series B Preferred Units and any such other Parity Securities entitled to a distribution payment at such time in proportion to the aggregate distribution amounts remaining due in respect of such Series B Preferred Units and such other Parity Securities at such time. Subject to Sections 12.4 and 17.5, Series B Holders shall not be entitled to any distribution, whether payable in cash, property or Partnership Securities, in excess of full cumulative Series B Distributions. Except insofar as distributions accrue on the amount of any accumulated and unpaid Series B Distributions as described in Section 17.3(a), no interest or sum of money in lieu of interest shall be payable in respect of any distribution payment which may be in Arrears on the Series B Preferred Units. So long as the Series B Preferred Units are held of record by the Depositary or its nominee, declared Series B Distributions shall be paid to the Depositary in same-day funds on each Series B Distribution Payment Date or other distribution payment date in the case of payments for Series B Distributions in Arrears.

(c) The “Series B Three-Month LIBOR” for each Series B Distribution Period during the Series B Floating Rate Period shall be determined by the Calculation Agent, as of the applicable Series B LIBOR Determination Date, in accordance with the following provisions:

(i) The Series B Three-Month LIBOR shall be the rate (expressed as a percentage per year) for deposits in U.S. dollars for a three-month period commencing on the first day of such Series B Distribution Period that appears on Reuters Page LIBOR01 as of 11:00 a.m. (London time) on the Series B LIBOR Determination Date.

(ii) If the Series B Three-Month LIBOR cannot be determined as described in Section 17.3(c)(i), the Partnership shall select four major banks in the London interbank market and request that the principal London offices of those four selected banks provide their offered quotations for deposits in U.S. dollars for a period of three months, commencing on the first day of the applicable Series B Distribution Period, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on the Series B LIBOR Determination Date for such Series B Distribution Period. Offered quotations must be based on a principal amount equal to an amount that, in the Partnership’s judgment, is representative of a single transaction in U.S. dollars in the London interbank market at the time. If two or more quotations are provided, the Series B Three-Month LIBOR for such Series B Distribution Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the Series B Three-Month LIBOR for such Series B Distribution Period will be the arithmetic mean of the rates quoted on the Series B LIBOR Determination Date for such Series B Distribution Period by three major banks in New York City selected by the Partnership, for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of such Series B Distribution Period. The rates quoted must be based on an amount that, in the Partnership’s judgment, is representative of a single transaction in U.S. dollars in that market at the time. If fewer than three New York City banks selected by the Partnership are quoting rates in the manner described above, the Series B Three-Month LIBOR for the applicable Series B Distribution Period will be the same as for the immediately preceding Series B Distribution Period or, if the immediately preceding Series B Distribution Period was within the Series B Fixed Rate Period, the same as for the most recent quarter for which the Series B Three-Month LIBOR can be determined;

(iii) All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

SECTION 17.4 Voting Rights.

(a) Notwithstanding anything to the contrary in this Agreement, the Series B Preferred Units shall not have any voting rights except as set forth in Section 13.3(c), this Section 17.4 or as otherwise required by the Delaware Act.

(b) Without the affirmative vote or consent of the holders of at least 66 2/3% of the Outstanding Series B Preferred Units, voting as a separate class, the General Partner shall not adopt any amendment to this Agreement that would have a material adverse effect on the powers, preferences, duties or special rights of the Series B Preferred Units; provided, however, that (i) subject to Section 17.4(c), the issuance of additional Partnership Securities shall not be deemed to constitute such a material adverse effect for purposes of this Section 17.4(b) and (ii) for purposes of this Section 17.4(b), no amendment of this Agreement in connection with a merger or other transaction in which the Partnership is the surviving entity and the Series B Preferred Units remain Outstanding with the terms thereof materially unchanged in any respect adverse to the Series B Holders shall be deemed to materially and adversely affect the powers, preferences, duties or special rights of the Series B Preferred Units.

(c) Without the affirmative vote or consent of the holders of at least 66 2/3% of the Outstanding Series B Preferred Units voting as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, the Partnership shall not (x) create or issue any Parity Securities if the cumulative distributions payable on Series B Preferred Units or any Parity Securities are in Arrears or (y) create or issue any Senior Securities.

(d) For any matter described in this Section 17.4 in which the Series B Holders are entitled to vote as a class (whether separately or together with the holders of any Parity Securities), such Series B Holders shall be entitled to one vote per Series B Preferred Unit. Any Series B Preferred Units held by the Partnership or any of its Subsidiaries or their controlled Affiliates shall not be entitled to vote.

(e) Notwithstanding Sections 17.4(b) and 17.4(c), no vote of the Series B Holders shall be required if, at or prior to the time when such action is to take effect, provision is made for the redemption of all Series B Preferred Units at the time Outstanding.

SECTION 17.5 Optional Redemption; Series B Rating Event

(a) The Partnership shall have the right (i) at any time, and from time to time, on or after June 15, 2022 or (ii) at any time within 120 days after the conclusion of any review or appeal process instituted by the Partnership following the occurrence of a Series B Rating Event or (iii) at any time within 120 days after the first date on which a Change of Control occurs, in each case, to redeem the Series B Preferred Units, which redemption may be in whole or in part (except with respect to a redemption pursuant to clause (ii) of this Section 17.5(a) which shall be in whole but not in part), using any source of funds legally available for such purpose. Any such redemption shall occur on a date set by the General Partner (the “Series B Redemption Date”). The Partnership shall effect any such redemption by paying cash for each Series B Preferred Unit to be redeemed equal to the Series B Liquidation Preference for such Series B Preferred Unit on such Series B Redemption Date plus an amount equal to all unpaid distributions thereon from the Series B Original Issue Date to, but not including, the Series B Redemption Date (whether or not such distributions shall have been declared) (the “Series B Redemption Price”); provided that in connection with a redemption in accordance with clause (ii) of this Section 17.5(a), the Series B Liquidation Preference per Series B Preferred Unit shall be deemed to be equal to $25.50. So long as the Series B Preferred Units to be redeemed are held of record by the nominee of the Depositary, the Series B Redemption Price shall be paid by the Paying Agent to the Depositary on the Series B Redemption Date.

(b) The Partnership shall give notice of any redemption by mail, postage prepaid, not less than 30 days and not more than 60 days before the scheduled Series B Redemption Date to the Series B Holders (as of 5:00 p.m. New York City time on the Business Day next preceding the day on which notice is given) of any Series B Preferred Units to be redeemed as such Series B Holders’ names appear on the books of the Transfer Agent and at the address of such Series B Holders shown therein. Such notice (the “Series B Redemption Notice”) shall state, as applicable: (1) the Series B Redemption Date, (2) the number of Series B Preferred Units to be redeemed and, if less than all Outstanding Series B Preferred Units are to be redeemed, the number (and the identification) of Series B Preferred Units to be redeemed from such Series B Holder, (3) the Series B Redemption Price, (4) the place where any Series B Preferred Units in certificated form are to be redeemed and shall be presented and surrendered for payment of the Series B Redemption Price therefor and (5) that distributions on the Series B Preferred Units to be redeemed shall cease to accumulate from and after such Series B Redemption Date. For the avoidance of doubt, the Partnership may give the Series B Redemption Notice in advance of a Change of Control if a definitive agreement is in place for the Change of Control at the time of giving the Series B Redemption Notice.

(c) If the Partnership elects to redeem less than all of the Outstanding Series B Preferred Units, the number of Series B Preferred Units to be redeemed shall be determined by the General Partner, and such Series B Preferred Units shall be redeemed by such method of selection as the Depositary shall determine, either Pro Rata or by lot, with adjustments to avoid redemption of fractional Series B Preferred Units. The aggregate Series B Redemption Price for any such partial redemption of the Outstanding Series B Preferred Units shall be allocated correspondingly among the redeemed Series B Preferred Units. The Series B Preferred Units not redeemed shall remain Outstanding and entitled to all the rights and preferences provided in this Article XVII.

(d) If the Partnership gives or causes to be given a Series B Redemption Notice, the Partnership shall deposit with the Paying Agent funds sufficient to redeem the Series B Preferred Units as to which such Series B Redemption Notice shall have been given, no later than 10:00 a.m. New York City time on the Series B Redemption Date, and shall give the Paying Agent irrevocable instructions and authority to pay the Series B Redemption Price to the Series B Holders whose Series B Preferred Units are to be redeemed upon surrender or deemed surrender (which shall occur automatically if the Certificate representing such Series B Preferred Units is issued in the name of the Depositary or its nominee) of the Certificates therefor as set forth in the Series B Redemption Notice. If the Series B Redemption Notice shall have been given, from and after the Series B Redemption Date, unless the Partnership defaults in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the Series B Redemption Notice, all Series B Distributions on such Series B Preferred Units to be redeemed shall cease to accumulate and all rights of holders of such Series B Preferred Units as Limited Partners with respect to such Series B Preferred Units to be redeemed shall cease, except the right to receive the Series B Redemption Price, and such Series B Preferred Units shall not thereafter be transferred on the books of the Transfer Agent or be deemed to be Outstanding for any purpose whatsoever. The Series B Holders shall have no claim to the interest income, if any, earned on such funds deposited with the Paying Agent. Any funds deposited with the Paying Agent hereunder by the Partnership for any reason, including redemption of Series B Preferred Units, that remain unclaimed or unpaid after two years after the applicable Series B Redemption Date or other payment date, as applicable, shall be, to the extent permitted by law, repaid to the Partnership upon its written request, after which repayment the Series B Holders entitled to such redemption or other payment shall have recourse only to the Partnership. Notwithstanding any Series B Redemption Notice, there shall be no redemption of any Series B Preferred Units called for redemption until funds sufficient to pay the full Series B Redemption Price of such Series B Preferred Units shall have been deposited by the Partnership with the Paying Agent.

(e) Any Series B Preferred Units that are redeemed or otherwise acquired by the Partnership shall be cancelled. If only a portion of the Series B Preferred Units represented by a Certificate shall have been called for redemption, upon surrender of the Certificate to the Paying Agent (which shall occur automatically if the Certificate representing such Series B Preferred Units is registered in the name of the Depositary or its nominee), the Partnership shall issue and the Paying Agent shall deliver to the Series B Holders a new Certificate (or adjust the applicable book-entry account) representing the number of Series B Preferred Units represented by the surrendered Certificate that have not been called for redemption.

(f) Notwithstanding anything to the contrary in this Article XVII, in the event that full cumulative distributions on the Series B Preferred Units and any Parity Securities shall not have been paid or declared and set aside for payment, the Partnership shall not be permitted to repurchase, redeem or otherwise acquire, in whole or in part, any Series B Preferred Units or Parity Securities except pursuant to a purchase or exchange offer made on the same relative terms to all Series B Holders and holders of any Parity Securities. Subject to Section 4.10, so long as any Series B Preferred Units are Outstanding, the Partnership shall not be permitted to redeem, repurchase or otherwise acquire any Common Units or any other Junior Securities unless full cumulative distributions on the Series B Preferred Units and any Parity Securities for all prior and the then-ending Series B Distribution Periods shall have been paid or declared and set aside for payment.

SECTION 17.6 Rank.

The Series B Preferred Units shall each be deemed to rank:

(a) senior to any Junior Securities;

(b) on a parity with any Parity Securities;

(c) junior to any Senior Securities; and

(d) junior to all existing and future indebtedness of the Partnership and other liabilities with respect to assets available to satisfy claims against the Partnership.

The Partnership may issue Junior Securities and, subject to any approvals required pursuant to Section 16.4(c), Section 17.4(c), Section 18.4(c) and Section 19.4, Parity Securities from time to time in one or more classes or series without the consent of the Series B Holders. Pursuant to Section 5.5, the General Partner has the authority to determine the designations, preferences, rights, powers and duties of any such class or series before the issuance of any Partnership Interests of such class or series.

SECTION 17.7 No Sinking Fund.

The Series B Preferred Units shall not have the benefit of any sinking fund.

SECTION 17.8 Record Holders.

To the fullest extent permitted by applicable law, the General Partner, the Partnership, the Transfer Agent and the Paying Agent may deem and treat any Series B Holder as the true, lawful and absolute owner of the applicable Series B Preferred Units for all purposes, and neither the General Partner, the Partnership nor the Transfer Agent or the Paying Agent shall be affected by any notice to the contrary, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which the Series B Preferred Units are listed or admitted to trading.

SECTION 17.9 Notices.

All notices or communications in respect of the Series B Preferred Units shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Article XVII, this Agreement or by applicable law.

SECTION 17.10 Other Rights; Fiduciary Duties.

The Series B Preferred Units and the Series B Holders shall not have any designations, preferences, rights, powers or duties, other than as set forth in this Agreement or as provided by applicable law. Notwithstanding anything to the contrary in this Agreement or any duty existing at law, in equity or otherwise, to the fullest extent permitted by applicable law, neither the General Partner nor any other Indemnitee shall owe any duties or have any liabilities to Series B Holders, other than the implied contractual covenant of good faith and fair dealing.

SECTION 17.11 Change of Control.

(a) Upon the occurrence of a Change of Control that occurs after the Series B Original Issue Date, each Series B Holder shall have the right (“Series B Change of Control Conversion Right”) to convert some or all of the Series B Preferred Units held by such Series B Holder on the Series B Change of Control Conversion Date into a number of Common Units per Series B Preferred Unit that is an amount equal to the Series B Conversion Ratio (such number of Common Units, the “Series B Common Unit Conversion Consideration”), unless the Partnership provides notice of its election to redeem Series B Preferred Units prior to the expiration of the Partnership’s redemption right contained in Section 17.5(a)(iii). The “Series B Change of Control Conversion Date” shall be the date fixed by the General Partner, in its sole discretion, as the date the Series B Preferred Units are entitled to be converted to Series B Conversion Common Units as provided in this Section 17.11. Such Series B Change of Control Conversion Date shall be a Business Day that is no fewer than 20 days nor more than 35 days from the date on which the Partnership provides the notice to Series B Holders of the Series B Change of Control Conversion Right under Section 17.11(b).

(b) No later than five days following the expiration of the Partnership’s redemption right contained in Section 17.5(a)(iii) or, if earlier waived, the date of the Partnership’s waiver of such right, the Partnership will provide written notice to the Series B Holders that describes the Series B Change of Control Conversion Right and states: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the date on which the Partnership’s right to redeem the Outstanding Series B Preferred Units pursuant to Section 17.5(a)(iii), expired or was waived; (iv) the Series B Change of Control Conversion Date; (v) the last date on which the Series B Holders may exercise their Series B Change of Control Conversion Right; (vi) the method and period for calculating the Common Unit Price with respect to the Series B Preferred Units; (vii) if applicable, the type and amount of Series B Alternative Conversion Consideration entitled to be received per Series B Preferred Unit; (viii) the name and address of the Paying Agent; and (ix) the procedures that the Series B Holders must follow to exercise the Series B Change of Control Conversion Right.

(c) Subject to Section 5.8, the “Series B Conversion Ratio” shall be calculated as the lesser of: (i) the quotient obtained by dividing (x) the Series B Liquidation Preference as of the Series B Change of Control Conversion Date (unless the Series B Change of Control Conversion Date is after a Series B Distribution Record Date and prior to the corresponding Series B Distribution Payment Date, in which case any accumulated and unpaid distribution will be excluded from this amount) by (y) the Common Unit Price with respect to the Series B Preferred Units, and (ii) 1.04297 (the “Series B Unit Cap”). The General Partner shall make such adjustments to the Common Unit Price with respect to the Series B Preferred Units and the Series B Unit Cap as it determines to be equitable in view of any splits, combinations or distributions in the form of equity issuances or the payment of any Series B Alternative Conversion Consideration to the holders of the Common Units in connection with the Change of Control.

(d) In the case of a Change of Control pursuant to which Common Units will be converted into cash, securities or other property or assets (including any combination thereof) (“Series B Alternative Conversion Consideration”), each Series B Holder electing to exercise its Series B Change of Control Conversion Right will receive upon conversion of the Series B Preferred Units elected by such holder the kind and amount of such Series B Alternative Conversion Consideration on a per Series B Preferred Unit basis that such Series B Holder would have owned or been entitled to receive upon the Change of Control had such Series B Holder held a number of Common Units equal to the Series B Common Unit Conversion Consideration immediately prior to the effective time of the Change of Control; provided, that, if the holders of Common Units have the opportunity to elect the form of consideration to be received in such Change of Control, the consideration that the Series B Holders electing to exercise their Series B Change of Control Conversion Right will receive will be the form and proportion of the aggregate consideration elected by the holders of Common Units who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of Common Units are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control. No fractional Common Units will be issued upon the conversion of the Series B Preferred Units. Instead, the Partnership shall pay the cash value of such fractional Common Units.

(e) Notwithstanding anything to the contrary in this Agreement, if prior to the expiration of the Partnership’s redemption right contained in Section 17.5(a)(iii), the Partnership provides notice of its election to redeem Series B Preferred Units pursuant to Section 17.5, Series B Holders shall not have any right to convert the Series B Preferred Units that the Partnership has elected to redeem, and any Series B Preferred Units subsequently selected for redemption that have been tendered for conversion shall be redeemed on the Series B Redemption Date instead of converted on the Series B Change of Control Conversion Date.

(f) The Partnership shall issue a press release for publication through a news or press organization as is reasonably expected to broadly disseminate the relevant information to the public, or post notice on the website of the Partnership, in any event prior to the opening of business on the first Business Day following any date on which the Partnership (or a third party with its prior written consent) provides the notice described in Section 17.11(b) to the Series B Holders.

(g) Each Series B Holder electing to exercise its Series B Change of Control Conversion Right will be required prior to the close of business on the third Business Day preceding the Series B Change of Control Conversion Date, to notify the Partnership of the number of Series B Preferred Units to be converted pursuant to the Series B Change of Control Conversion Right and otherwise to comply with any applicable procedures contained in the notice described in Section 17.11(b) or otherwise required by the Depositary for effecting the conversion.

(h) Upon conversion, the rights of such participating Series B Holder as a holder of the Series B Preferred Units shall cease with respect to such converted Series B Preferred Units, and such Person shall continue to be a Partner and have the rights of a holder of Common Units under this Agreement. Each Series B Preferred Unit shall, upon its Series B Change of Control Conversion Date, be deemed to be transferred to, and cancelled by, the Partnership in exchange for the issuance of the Series B Conversion Common Units.

(i) The Partnership shall pay any documentary, stamp or similar issue or transfer taxes or duties relating to the issuance or delivery of Series B Conversion Common Units. However, the participating Series B Holder shall pay any tax or duty that may be payable relating to any transfer involving the issuance or delivery of Series B Conversion Common Units in a name other than such Series B Holder’s name. The Transfer Agent may refuse to reflect the notation of book entry (or the issuance of a Certificate) for Common Units being issued in a name other than the Series B Holder’s name until the Transfer Agent receives a sum sufficient to pay any tax or duties that will be due because the Common Units are to be issued in a name other than the Series B Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

(j) The Partnership shall comply with all applicable securities laws regulating the offer and delivery of any Series B Conversion Common Units and, if the Common Units are then listed or quoted on a National Securities Exchange or other market, shall list or cause to have quoted and keep listed and quoted the Series B Conversion Common Units to the extent permitted or required by the rules of such exchange or market.

(k) Notwithstanding anything herein to the contrary, nothing herein shall give to any Series B Holder any rights as a creditor in respect of its right to conversion of Series B Preferred Units.

ARTICLE XVIII

SERIES C FIXED-TO-FLOATING RATE CUMULATIVE REDEEMABLE PERPETUAL

PREFERRED UNITS

SECTION 18.1 Designations.

A series of Preferred Units designated as “9.00% Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units” is hereby designated and created, and the preferences, rights, powers and duties of the holders of the Series C Preferred Units are set forth herein, including this Article XVIII. Each Series C Preferred Unit shall be identical in all respects to every other Series C Preferred Unit, except as to the respective dates from which the Series C Liquidation Preference shall increase or from which Series C Distributions may begin accruing, to the extent such dates may differ. The Series C Preferred Units represent perpetual equity interests in the Partnership and, except as set forth in Sections 18.5 and 18.11, shall not give rise to a claim by the Partnership or a Series C Holder for redemption or the conversion thereof, as applicable, at a particular date.

SECTION 18.2 Series C Preferred Units.

(a) The authorized number of Series C Preferred Units shall be unlimited. Series C Preferred Units that are purchased or otherwise acquired by the Partnership shall be cancelled.

(b) The Series C Preferred Units shall be represented by one or more global Certificates registered in the name of the Depositary or its nominee, and no Series C Holder shall be entitled to receive a definitive Certificate evidencing its Series C Preferred Units, unless otherwise required by law or the Depositary gives notice of its intention to resign or is no longer eligible to act as such with respect to the Series C Preferred Units and the Partnership shall have not selected a substitute Depositary within 60 calendar days thereafter. So long as the Depositary shall have been appointed and is serving with respect to the Series C Preferred Units, payments and communications made by the Partnership to Series C Holders shall be made by making payments to, and communicating with, the Depositary.

SECTION 18.3 Distributions.

(a) Distributions on each Series C Preferred Unit shall be cumulative and shall accumulate at the applicable Series C Distribution Rate from and including the Series C Original Issue Date (or, for any subsequently issued and newly Outstanding Series C Preferred Units, from and including the Series C Distribution Payment Date immediately preceding the issue date of such Series C Preferred Units) until such time as the Partnership pays the Series C Distribution or redeems such Series C Preferred Unit in accordance with Section 18.5 or such Series C Preferred Unit is converted in accordance with Section 18.11, whether or not such Series C Distributions shall have been declared. Series C Holders shall be entitled to receive Series C Distributions from time to time out of any assets of the Partnership legally available for the payment of distributions at the Series C Distribution Rate per Series C Preferred Unit when, as, and if declared by the General Partner. Distributions, to the extent declared by the General Partner to be paid by the Partnership in accordance with this Section 18.3, shall be paid quarterly on each Series C Distribution Payment Date. Distributions shall accumulate in each Series C Distribution Period from and including the preceding Series C Distribution Payment Date (other than the initial Series C Distribution Period, which shall commence on and include the Series C Original Issue Date), to but excluding the next Series C Distribution Payment Date for such Series C Distribution Period; provided that distributions shall accrue on accumulated but unpaid Series C Distributions at the Series C Distribution Rate. If any Series C Distribution Payment Date otherwise would occur on a date that is not a Business Day, declared Series C Distributions shall be paid on the immediately succeeding Business Day without the accumulation of additional distributions. Series C Distributions shall be payable based on a 360-day year consisting of four 90-day quarters. All Series C Distributions payable by the Partnership pursuant to this Section 18.3 shall be payable without regard to income of the Partnership and shall be treated for federal income tax purposes as guaranteed payments for the use of capital under Section 707(c) of the Code.

(b) Not later than 5:00 p.m., New York City time, on each Series C Distribution Payment Date, the Partnership shall pay those Series C Distributions, if any, that shall have been declared by the General Partner to Series C Holders on the Record Date for the applicable Series C Distribution. The Record Date (the “Series C Distribution Record Date”) for the payment of any Series C Distributions shall be as of the close of business on the first Business Day of the month of the applicable Series C Distribution Payment Date, except that in the case of payments of Series C Distributions in Arrears, the Series C Distribution Record Date with respect to a Series C Distribution Payment Date shall be such date as may be designated by the General Partner in accordance with this Article XVIII. So long as any Series C Preferred

Units are Outstanding, no distribution shall be declared or paid or set aside for payment on any Junior Securities (other than a distribution payable solely in Junior Securities) unless full cumulative Series C Distributions have been or contemporaneously are being paid or set aside for payment on all Outstanding Series C Preferred Units (and distributions on any other Parity Securities) through the most recent respective Series C Distribution Payment Date (and distribution payment date with respect to such Parity Securities, if any). Accumulated Series C Distributions in Arrears for any past Series C Distribution Period may be declared by the General Partner and paid on any date fixed by the General Partner, whether or not a Series C Distribution Payment Date, to Series C Holders on the Record Date for such payment, which may not be less than 10 days before such payment date. Subject to the next succeeding sentence, if all accumulated Series C Distributions in Arrears on all Outstanding Series C Preferred Units and any other Parity Securities shall not have been declared and paid, or if sufficient funds for the payment thereof shall not have been set aside, payment of accumulated distributions in Arrears on the Series C Preferred Units and any such Parity Securities shall be made in order of their respective distribution payment dates, commencing with the earliest. If less than all distributions payable with respect to all Series C Preferred Units and any other Parity Securities are paid, any partial payment shall be made Pro Rata with respect to the Series C Preferred Units and any such other Parity Securities entitled to a distribution payment at such time in proportion to the aggregate distribution amounts remaining due in respect of such Series C Preferred Units and such other Parity Securities at such time. Subject to Sections 12.4 and 18.5, Series C Holders shall not be entitled to any distribution, whether payable in cash, property or Partnership Securities, in excess of full cumulative Series C Distributions. Except insofar as distributions accrue on the amount of any accumulated and unpaid Series C Distributions as described in Section 18.3(a), no interest or sum of money in lieu of interest shall be payable in respect of any distribution payment which may be in Arrears on the Series C Preferred Units. So long as the Series C Preferred Units are held of record by the Depositary or its nominee, declared Series C Distributions shall be paid to the Depositary in same-day funds on each Series C Distribution Payment Date or other distribution payment date in the case of payments for Series C Distributions in Arrears.

(c) The “Series C Three-Month LIBOR” for each Series C Distribution Period during the Series C Floating Rate Period shall be determined by the Calculation Agent, as of the applicable Series C LIBOR Determination Date, in accordance with the following provisions:

(i) The Series C Three-Month LIBOR shall be the rate (expressed as a percentage per year) for deposits in U.S. dollars for a three-month period commencing on the first day of such Series C Distribution Period that appears on Reuters Page LIBOR01 as of 11:00 a.m. (London time) on the Series C LIBOR Determination Date.

(ii) If the Series C Three-Month LIBOR cannot be determined as described in Section 18.3(c)(i), the Partnership shall select four major banks in the London interbank market and request that the principal London offices of those four selected banks provide their offered quotations for deposits in U.S. dollars for a period of three months, commencing on the first day of the applicable Series C Distribution Period, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on the Series C LIBOR Determination Date for such Series C Distribution Period. Offered quotations must be based on a principal amount equal to an amount that, in the

Partnership’s judgment, is representative of a single transaction in U.S. dollars in the London interbank market at the time. If two or more quotations are provided, the Series C Three-Month LIBOR for such Series C Distribution Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the Series C Three-Month LIBOR for such Series C Distribution Period will be the arithmetic mean of the rates quoted on the Series C LIBOR Determination Date for such Series C Distribution Period by three major banks in New York City selected by the Partnership, for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of such Series C Distribution Period. The rates quoted must be based on an amount that, in the Partnership’s judgment, is representative of a single transaction in U.S. dollars in that market at the time. If fewer than three New York City banks selected by the Partnership are quoting rates in the manner described above, the Series C Three-Month LIBOR for the applicable Series C Distribution Period will be the same as for the immediately preceding Series C Distribution Period or, if the immediately preceding Series C Distribution Period was within the Series C Fixed Rate Period, the same as for the most recent quarter for which the Series C Three-Month LIBOR can be determined. Notwithstanding the foregoing, if the Calculation Agent determines on the applicable Series C LIBOR Determination Date that the Series C Three-Month LIBOR has been discontinued, then the Calculation Agent will use a substitute or successor base rate that it has determined in its sole discretion is most comparable to the Series C Three-Month LIBOR, provided that if the Calculation Agent determines there is an industry-accepted substitute or successor base rate, then the Calculation Agent shall use such substitute or successor base rate; and if the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine what business day convention to use, the definition of business day, the distribution determination date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Series C Three-Month LIBOR, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

(iii) All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

SECTION 18.4 Voting Rights.

(a) Notwithstanding anything to the contrary in this Agreement, the Series C Preferred Units shall not have any voting rights except as set forth in Section 13.3(c), this Section 18.4 or as otherwise required by the Delaware Act.

(b) Without the affirmative vote or consent of the holders of at least 66 2/3% of the Outstanding Series C Preferred Units, voting as a separate class, the General Partner shall not adopt any amendment to this Agreement that would have a material adverse effect on the powers, preferences, duties or special rights of the Series C Preferred Units; provided, however, that (i) subject to Section 18.4(c), the issuance of additional Partnership Securities shall not be deemed to constitute such a material adverse effect for purposes of this Section 18.4(b) and (ii) for purposes of this Section 18.4(b), no amendment of this Agreement in connection with a merger or other transaction in which the Partnership is the surviving entity and the Series C Preferred Units remain Outstanding with the terms thereof materially unchanged in any respect adverse to the Series C Holders shall be deemed to materially and adversely affect the powers, preferences, duties or special rights of the Series C Preferred Units.

(c) Without the affirmative vote or consent of the holders of at least 66 2/3% of the Outstanding Series C Preferred Units voting as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, the Partnership shall not (x) create or issue any Parity Securities if the cumulative distributions payable on Series C Preferred Units or any Parity Securities are in Arrears or (y) create or issue any Senior Securities.

(d) For any matter described in this Section 18.4 in which the Series C Holders are entitled to vote as a class (whether separately or together with the holders of any Parity Securities), such Series C Holders shall be entitled to one vote per Series C Preferred Unit. Any Series C Preferred Units held by the Partnership or any of its Subsidiaries or their controlled Affiliates shall not be entitled to vote.

(e) Notwithstanding Sections 18.4(b) and 18.4(c), no vote of the Series C Holders shall be required if, at or prior to the time when such action is to take effect, provision is made for the redemption of all Series C Preferred Units at the time Outstanding.

SECTION 18.5 Optional Redemption; Series C Rating Event

(a) The Partnership shall have the right (i) at any time, and from time to time, on or after December 15, 2022 or (ii) at any time within 120 days after the conclusion of any review or appeal process instituted by the Partnership following the occurrence of a Series C Rating Event or (iii) at any time within 120 days after the first date on which a Change of Control occurs, in each case, to redeem the Series C Preferred Units, which redemption may be in whole or in part (except with respect to a redemption pursuant to clause (ii) of this Section 18.5(a) which shall be in whole but not in part), using any source of funds legally available for such purpose. Any such redemption shall occur on a date set by the General Partner (the “Series C Redemption Date”). The Partnership shall effect any such redemption by paying cash for each Series C Preferred Unit to be redeemed equal to the Series C Liquidation Preference for such Series C Preferred Unit on such Series C Redemption Date plus an amount equal to all unpaid distributions thereon from the Series C Original Issue Date to, but not including, the Series C Redemption Date (whether or not such distributions shall have been declared) (the “Series C Redemption Price”); provided that in connection with a redemption in accordance with clause (ii) of this Section 18.5(a), the Series C Liquidation Preference per Series C Preferred Unit shall be deemed to be equal to $25.50. So long as the Series C Preferred Units to be redeemed are held of record by the nominee of the Depositary, the Series C Redemption Price shall be paid by the Paying Agent to the Depositary on the Series C Redemption Date.

(b) The Partnership shall give notice of any redemption by mail, postage prepaid, not less than 30 days and not more than 60 days before the scheduled Series C Redemption Date to the Series C Holders (as of 5:00 p.m. New York City time on the Business Day next preceding the day on which notice is given) of any Series C Preferred Units to be redeemed as such Series C Holders’ names appear on the books of the Transfer Agent and at the address of such Series C Holders shown therein. Such notice (the “Series C Redemption Notice”) shall state, as applicable: (1) the Series C Redemption Date, (2) the number of Series C Preferred Units to be redeemed and, if less than all Outstanding Series C Preferred Units are to be redeemed, the number (and the identification) of Series C Preferred Units to be redeemed from such Series C Holder, (3) the Series C Redemption Price, (4) the place where any Series C Preferred Units in certificated form are to be redeemed and shall be presented and surrendered for payment of the Series C Redemption Price therefor and (5) that distributions on the Series C Preferred Units to be redeemed shall cease to accumulate from and after such Series C Redemption Date. For the avoidance of doubt, the Partnership may give the Series C Redemption Notice in advance of a Change of Control if a definitive agreement is in place for the Change of Control at the time of giving the Series C Redemption Notice.

(c) If the Partnership elects to redeem less than all of the Outstanding Series C Preferred Units, the number of Series C Preferred Units to be redeemed shall be determined by the General Partner, and such Series C Preferred Units shall be redeemed by such method of selection as the Depositary shall determine, either Pro Rata or by lot, with adjustments to avoid redemption of fractional Series C Preferred Units. The aggregate Series C Redemption Price for any such partial redemption of the Outstanding Series C Preferred Units shall be allocated correspondingly among the redeemed Series C Preferred Units. The Series C Preferred Units not redeemed shall remain Outstanding and entitled to all the rights and preferences provided in this Article XVIII.

(d) If the Partnership gives or causes to be given a Series C Redemption Notice, the Partnership shall deposit with the Paying Agent funds sufficient to redeem the Series C Preferred Units as to which such Series C Redemption Notice shall have been given, no later than 10:00 a.m. New York City time on the Series C Redemption Date, and shall give the Paying Agent irrevocable instructions and authority to pay the Series C Redemption Price to the Series C Holders whose Series C Preferred Units are to be redeemed upon surrender or deemed surrender (which shall occur automatically if the Certificate representing such Series C Preferred Units is issued in the name of the Depositary or its nominee) of the Certificates therefor as set forth in the Series C Redemption Notice. If the Series C Redemption Notice shall have been given, from and after the Series C Redemption Date, unless the Partnership defaults in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the Series C Redemption Notice, all Series C Distributions on such Series C Preferred Units to be redeemed shall cease to accumulate and all rights of holders of such Series C Preferred Units as Limited Partners with respect to such Series C Preferred Units to be redeemed shall cease, except the right to receive the Series C Redemption Price, and such Series C Preferred Units shall not thereafter be transferred on the books of the Transfer Agent or be deemed to be Outstanding for any purpose whatsoever. The Series C Holders shall have no claim to the interest income, if any, earned on such funds deposited with the Paying Agent. Any funds deposited with the Paying Agent hereunder by the Partnership for any reason, including redemption of Series C Preferred Units, that remain unclaimed or unpaid after two years after the applicable Series C Redemption

Date or other payment date, as applicable, shall be, to the extent permitted by law, repaid to the Partnership upon its written request, after which repayment the Series C Holders entitled to such redemption or other payment shall have recourse only to the Partnership. Notwithstanding any Series C Redemption Notice, there shall be no redemption of any Series C Preferred Units called for redemption until funds sufficient to pay the full Series C Redemption Price of such Series C Preferred Units shall have been deposited by the Partnership with the Paying Agent.

(e) Any Series C Preferred Units that are redeemed or otherwise acquired by the Partnership shall be cancelled. If only a portion of the Series C Preferred Units represented by a Certificate shall have been called for redemption, upon surrender of the Certificate to the Paying Agent (which shall occur automatically if the Certificate representing such Series C Preferred Units is registered in the name of the Depositary or its nominee), the Partnership shall issue and the Paying Agent shall deliver to the Series C Holders a new Certificate (or adjust the applicable book-entry account) representing the number of Series C Preferred Units represented by the surrendered Certificate that have not been called for redemption.

(f) Notwithstanding anything to the contrary in this Article XVIII, in the event that full cumulative distributions on the Series C Preferred Units and any Parity Securities shall not have been paid or declared and set aside for payment, the Partnership shall not be permitted to repurchase, redeem or otherwise acquire, in whole or in part, any Series C Preferred Units or Parity Securities except pursuant to a purchase or exchange offer made on the same relative terms to all Series C Holders and holders of any Parity Securities. Subject to Section 4.10, so long as any Series C Preferred Units are Outstanding, the Partnership shall not be permitted to redeem, repurchase or otherwise acquire any Common Units or any other Junior Securities unless full cumulative distributions on the Series C Preferred Units and any Parity Securities for all prior and the then-ending Series C Distribution Periods shall have been paid or declared and set aside for payment.

SECTION 18.6 Rank.

The Series C Preferred Units shall each be deemed to rank:

(a) senior to any Junior Securities;

(b) on a parity with any Parity Securities;

(c) junior to any Senior Securities; and

(d) junior to all existing and future indebtedness of the Partnership and other liabilities with respect to assets available to satisfy claims against the Partnership.

The Partnership may issue Junior Securities and, subject to any approvals required pursuant to Section 16.4(c), Section 17.4(c), Section 18.4(c) and Section 19.4, Parity Securities from time to time in one or more classes or series without the consent of the Series C Holders. Pursuant to Section 5.5, the General Partner has the authority to determine the designations, preferences, rights, powers and duties of any such class or series before the issuance of any Partnership Interests of such class or series.

SECTION 18.7 No Sinking Fund.

The Series C Preferred Units shall not have the benefit of any sinking fund.

SECTION 18.8 Record Holders.

To the fullest extent permitted by applicable law, the General Partner, the Partnership, the Transfer Agent and the Paying Agent may deem and treat any Series C Holder as the true, lawful and absolute owner of the applicable Series C Preferred Units for all purposes, and neither the General Partner, the Partnership nor the Transfer Agent or the Paying Agent shall be affected by any notice to the contrary, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which the Series C Preferred Units are listed or admitted to trading.

SECTION 18.9 Notices.

All notices or communications in respect of the Series C Preferred Units shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Article XVIII, this Agreement or by applicable law.

SECTION 18.10 Other Rights; Fiduciary Duties.

The Series C Preferred Units and the Series C Holders shall not have any designations, preferences, rights, powers or duties, other than as set forth in this Agreement or as provided by applicable law. Notwithstanding anything to the contrary in this Agreement or any duty existing at law, in equity or otherwise, to the fullest extent permitted by applicable law, neither the General Partner nor any other Indemnitee shall owe any duties or have any liabilities to Series C Holders, other than the implied contractual covenant of good faith and fair dealing.

SECTION 18.11 Change of Control.

(a) Upon the occurrence of a Change of Control that occurs after the Series C Original Issue Date, each Series C Holder shall have the right (“Series C Change of Control Conversion Right”) to convert some or all of the Series C Preferred Units held by such Series C Holder on the Series C Change of Control Conversion Date into a number of Common Units per Series C Preferred Unit that is an amount equal to the Series C Conversion Ratio (such number of Common Units, the “Series C Common Unit Conversion Consideration”), unless the Partnership provides notice of its election to redeem Series C Preferred Units prior to the expiration of the Partnership’s redemption right contained in Section 18.5(a)(iii). The “Series C Change of Control Conversion Date” shall be the date fixed by the General Partner, in its sole discretion, as the date the Series C Preferred Units are entitled to be converted to Series C Conversion Common Units as provided in this Section 18.11. Such Series C Change of Control Conversion Date shall be a Business Day that is no fewer than 20 days nor more than 35 days from the date on which the Partnership provides the notice to Series C Holders of the Series C Change of Control Conversion Right under Section 18.11(b).

(b) No later than five days following the expiration of the Partnership’s redemption right contained in Section 18.5(a)(iii) or, if earlier waived, the date of the Partnership’s waiver of such right, the Partnership will provide written notice to the Series C Holders that describes the Series C Change of Control Conversion Right and states: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the date on which the Partnership’s right to redeem the Outstanding Series C Preferred Units pursuant to Section 18.5(a)(iii) expired or was waived; (iv) the Series C Change of Control Conversion Date; (v) the last date on which the Series C Holders may exercise their Series C Change of Control Conversion Right; (vi) the method and period for calculating the Common Unit Price with respect to the Series C Preferred Units; (vii) if applicable, the type and amount of Series C Alternative Conversion Consideration entitled to be received per Series C Preferred Unit; (viii) the name and address of the Paying Agent; and (ix) the procedures that the Series C Holders must follow to exercise the Series C Change of Control Conversion Right.

(c) Subject to Section 5.8, the “Series C Conversion Ratio” shall be calculated as the lesser of: (i) the quotient obtained by dividing (x) the Series C Liquidation Preference as of the Series C Change of Control Conversion Date (unless the Series C Change of Control Conversion Date is after a Series C Distribution Record Date and prior to the corresponding Series C Distribution Payment Date, in which case any accumulated and unpaid distribution will be excluded from this amount) by (y) the Common Unit Price with respect to the Series C Preferred Units, and (ii) 1.7928 (the “Series C Unit Cap”). The General Partner shall make such adjustments to the Common Unit Price with respect to the Series C Preferred Units and the Series C Unit Cap as it determines to be equitable in view of any splits, combinations or distributions in the form of equity issuances or the payment of any Series C Alternative Conversion Consideration to the holders of the Common Units in connection with the Change of Control.

(d) In the case of a Change of Control pursuant to which Common Units will be converted into cash, securities or other property or assets (including any combination thereof) (“Series C Alternative Conversion Consideration”), each Series C Holder electing to exercise its Series C Change of Control Conversion Right will receive upon conversion of the Series C Preferred Units elected by such holder the kind and amount of such Series C Alternative Conversion Consideration on a per Series C Preferred Unit basis that such Series C Holder would have owned or been entitled to receive upon the Change of Control had such Series C Holder held a number of Common Units equal to the Series C Common Unit Conversion Consideration immediately prior to the effective time of the Change of Control; provided, that, if the holders of Common Units have the opportunity to elect the form of consideration to be received in such Change of Control, the consideration that the Series C Holders electing to exercise their Series C Change of Control Conversion Right will receive will be the form and proportion of the aggregate consideration elected by the holders of Common Units who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of Common Units are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control. No fractional Common Units will be issued upon the conversion of the Series C Preferred Units. Instead, the Partnership shall pay the cash value of such fractional Common Units.

(e) Notwithstanding anything to the contrary in this Agreement, if prior to the expiration of the Partnership’s redemption right contained in Section 18.5(a)(iii), the Partnership provides notice of its election to redeem Series C Preferred Units pursuant to Section 18.5, Series C Holders shall not have any right to convert the Series C Preferred Units that the Partnership has elected to redeem, and any Series C Preferred Units subsequently selected for redemption that have been tendered for conversion shall be redeemed on the Series C Redemption Date instead of converted on the Series C Change of Control Conversion Date.

(f) The Partnership shall issue a press release for publication through a news or press organization as is reasonably expected to broadly disseminate the relevant information to the public, or post notice on the website of the Partnership, in any event prior to the opening of business on the first Business Day following any date on which the Partnership (or a third party with its prior written consent) provides the notice described in Section 18.11(b) to the Series C Holders.

(g) Each Series C Holder electing to exercise its Series C Change of Control Conversion Right will be required prior to the close of business on the third Business Day preceding the Series C Change of Control Conversion Date, to notify the Partnership of the number of Series C Preferred Units to be converted pursuant to the Series C Change of Control Conversion Right and otherwise to comply with any applicable procedures contained in the notice described in Section 18.11(b) or otherwise required by the Depositary for effecting the conversion.

(h) Upon conversion, the rights of such participating Series C Holder as a holder of the Series C Preferred Units shall cease with respect to such converted Series C Preferred Units, and such Person shall continue to be a Partner and have the rights of a holder of Common Units under this Agreement. Each Series C Preferred Unit shall, upon its Series C Change of Control Conversion Date, be deemed to be transferred to, and cancelled by, the Partnership in exchange for the issuance of the Series C Conversion Common Units.

(i) The Partnership shall pay any documentary, stamp or similar issue or transfer taxes or duties relating to the issuance or delivery of Series C Conversion Common Units. However, the participating Series C Holder shall pay any tax or duty that may be payable relating to any transfer involving the issuance or delivery of Series C Conversion Common Units in a name other than such Series C Holder’s name. The Transfer Agent may refuse to reflect the notation of book entry (or the issuance of a Certificate) for Common Units being issued in a name other than the Series C Holder’s name until the Transfer Agent receives a sum sufficient to pay any tax or duties that will be due because the Common Units are to be issued in a name other than the Series C Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

(j) The Partnership shall comply with all applicable securities laws regulating the offer and delivery of any Series C Conversion Common Units and, if the Common Units are then listed or quoted on a National Securities Exchange or other market, shall list or cause to have quoted and keep listed and quoted the Series C Conversion Common Units to the extent permitted or required by the rules of such exchange or market.

(k) Notwithstanding anything herein to the contrary, nothing herein shall give to any Series C Holder any rights as a creditor in respect of its right to conversion of Series C Preferred Units.

ARTICLE XIX

SERIES D CUMULATIVE CONVERTIBLE PREFERRED UNITS

SECTION 19.1 Designations.

A series of Preferred Units designated as “Series D Cumulative Convertible Preferred Units” (such Series D Cumulative Convertible Preferred Units, together with any Series D PIK Units and Series D Second Closing Units, the “Series D Preferred Units”), is hereby designated and created, and the preferences, rights, powers and duties of the holders of the Series D Preferred Units are set forth herein, including this Article XIX. Each Series D Preferred Unit shall be identical in all respects to every other Series D Preferred Unit, except as to the respective dates from which Series D Distributions may begin accruing.

SECTION 19.2 Series D Preferred Units.

(a) The authorized number of Series D Preferred Units shall be unlimited. Series D Preferred Units that are purchased or otherwise acquired by the Partnership shall be cancelled.

(b) If requested by a Series D Preferred Unitholder, the Series D Preferred Units shall be evidenced by Certificates in such form as the General Partner may approve and, subject to the satisfaction of any applicable legal, regulatory and contractual requirements (including Section 19.9), may be assigned or transferred in a manner identical to the assignment and transfer of other Units. The Certificates evidencing Series D Preferred Units shall be separately identified and shall not bear the same CUSIP number as the Certificates evidencing Common Units, Series A Preferred Units, Series B Preferred Units or Series C Preferred Units.

SECTION 19.3 Distributions.

(a) Series D Preferred Unitholders shall be entitled to receive distributions on each Series D Distribution Payment Date in an amount equal to the applicable Series D Distribution Amount (each such distribution, a “Series D Distribution”), which Series D Distributions shall be payable out of any assets of the Partnership legally available for the payment of distributions when, as, and if declared by the General Partner. Series D Distributions shall be cumulative from and including the Series D Initial Closing Date (or, for any Series D Preferred Units issued subsequent to the initial Series D Distribution Payment Date, from and including the Series D Distribution Payment Date immediately preceding the issue date of such Series D Preferred Units) until such time as the Partnership pays the applicable Series D Distribution or the applicable Series D Preferred Units are redeemed or converted in accordance with this Article XIX, whether or not such Series D Distributions shall have been declared. Subject to Section 19.3(c)(iii), with respect to the four Series D Distribution Periods beginning with the Series D Distribution Period in respect of which the Series D Initial Distribution is paid (the “Series D Initial PIK Date”), in the sole discretion of the General Partner, up to 50% of the

Series D Distribution Amount may be paid in Series D PIK Units, with the remainder of the Series D Distribution Amount to be paid in cash. Subject to Section 19.3(c)(iii), for any Series D Distribution Period ending after the Series D Initial PIK Date, (i) if the Series D Distribution Amount at such time is greater than $0.635 per Series D Preferred Unit, then the portion of such Series D Distribution Amount in excess of $0.635 may be paid, in the sole discretion of the General Partner, in Series D PIK Units, and the remainder of the Series D Distribution Amount shall be paid in cash and (ii) if the Series D Distribution Amount at such time is less than or equal to $0.635 per Series D Preferred Unit, then all of the Series D Distribution Amount shall be paid in cash. If the General Partner elects to pay all or any portion of the Series D Distribution Amount in Series D PIK Units (any amount of such Series D Distribution Amount so paid in Series D PIK Units, the “Series D PIK Distribution Amount”), the number of Series D PIK Units to be issued in connection with such Series D Distribution shall equal the quotient of (A) the Series D PIK Distribution Amount divided by (B) the Series D Unit Purchase Price; provided that instead of issuing any fractional Series D PIK Unit, the Partnership shall round the number of Series D PIK Units issued to each Series D Preferred Unitholder down to the nearest whole Series D PIK Unit and pay cash in lieu of any resulting fractional unit (with the amount of such cash payment being based on the value of such fractional Series D PIK Unit, which shall be the product of the Closing Price of the Common Units on the Record Date for such Series D Distribution multiplied by the number of Series D Conversion Common Units into which such fractional Series D PIK Units would be convertible at the applicable Series D Conversion Ratio on such Record Date (without regard to whether any Series D Preferred Units are then convertible)). Unless otherwise expressly provided, references in this Agreement to Series D Preferred Units shall include all Outstanding Series D PIK Units as of any date of such determination. If any Series D Distribution Payment Date otherwise would occur on a date that is not a Business Day, declared Series D Distributions shall be paid on the immediately succeeding Business Day without the accumulation of additional distributions. All Series D Distributions payable by the Partnership pursuant to this Section 19.3 shall be payable without regard to income of the Partnership and shall be treated for federal income tax purposes as guaranteed payments for the use of capital under Section 707(c) of the Code.

(b) Not later than 5:00 p.m., New York City time, on each Series D Distribution Payment Date, the Partnership shall pay those Series D Distributions, if any, that shall have been declared by the General Partner to Series D Preferred Unitholders on the Record Date for the applicable Series D Distribution. With respect to any Series D Distribution that is paid, in any part, in Series D PIK Units, promptly upon the request of any Series D Preferred Unitholder on the Record Date for such Series D Distribution, the Partnership shall deliver to such Series D Preferred Unitholder evidence of issuance of such Series D PIK Units credited to book-entry accounts maintained by the Transfer Agent. The Record Date (the “Series D Distribution Record Date”) for the payment of any Series D Distributions shall be as of the close of business on the first Business Day of the month of the applicable Series D Distribution Payment Date, subject to Section 19.3(d) and except in the case of distributions pursuant to Section 19.3(g) or payments of Series D Distributions in Arrears, the Series D Distribution Record Date with respect to a Series D Distribution Payment Date shall be such date as may be designated by the General Partner in accordance with this Article XIX. So long as any Series D Preferred Units are Outstanding, no distribution shall be declared or paid or set aside for payment on any Junior Securities (other than a distribution payable solely in Junior Securities) unless full cumulative Series D Distributions have been or contemporaneously are being paid or set aside for payment on all Outstanding Series D Preferred Units (and distributions on any other Parity Securities) through the most recent respective Series D Distribution Payment Date (and distribution payment date with respect to such Parity Securities, if any). Accumulated Series D Distributions in Arrears may be declared by the General Partner and paid on any date fixed by the General Partner, whether or not a Series D Distribution Payment Date, to Series D Preferred Unitholders on the Record Date for such payment, which may not be less than 10 days before such payment date. Subject to the next succeeding sentence, if all accumulated Series D Distributions in Arrears on all Outstanding Series D Preferred Units and any other Parity Securities shall not have been declared and paid, or if sufficient funds for the payment thereof shall not have been set aside, payment of accumulated distributions in Arrears on the Series D Preferred Units and any such Parity Securities shall be made in order of their respective distribution payment dates, commencing with the earliest. If less than all distributions payable with respect to all Series D Preferred Units and any other Parity Securities are paid, any partial payment shall be made Pro Rata with respect to the Series D Preferred Units and any such other Parity Securities entitled to a distribution payment at such time in proportion to the aggregate distribution amounts remaining due in respect of such Series D Preferred Units and such other Parity Securities at such time. Subject to Sections 12.4, Section 19.7(b) and 19.8, Series D Preferred Unitholders shall not be entitled to any distribution, whether payable in cash, property or Partnership Securities, in excess of full cumulative Series D Distributions. Except insofar as distributions accrue on the amount of any accumulated and unpaid Series D Distributions as described in Section 19.3(a) and 19.3(c), no interest or sum of money in lieu of interest shall be payable in respect of any distribution payment which may be in Arrears on the Series D Preferred Units.

(c) (i) If the Partnership fails to pay in full the Series D Distribution Amount in cash or, to the extent permitted pursuant to Section 19.3(a), Series D PIK Units, then from and after the first date of such failure and continuing until such failure is cured by payment in full in cash or any Series D PIK Units (to the extent permitted pursuant to Section 19.3(a)) of all such arrearages, the amount of such unpaid Series D Distribution Amount (a “Series D Unpaid Distribution”) shall be increased by $0.048 per Series D Preferred Unit and the limitation on distributions on Junior Securities in Section 19.3(b) shall apply.

(ii) If the Partnership fails to pay in full the Series D Distribution Amount for the Series D Preferred Units in cash or, to the extent permitted pursuant to Section 19.3(a), Series D PIK Units for a period of three consecutive Series D Distribution Periods (a “Series D Trigger Event”), then from and after such Series D Trigger Event and continuing until such failure is cured by payment in full of cash on all such arrearages:

(A) Series D Trigger Event Conversion.

(I) the Outstanding Series D Preferred Units will be convertible by each Series D Preferred Unitholder at its option, in whole or in part, not more than once per Quarter, into Common Units at the Series D Conversion Ratio; provided, however, that no fractional Common Units will be issued and any amounts that would otherwise be represented by fractional Common Units will be aggregated for each Series D Converting Unitholder with any remaining amount for each Series D Converting Unitholder that would otherwise be represented by a single fractional Common Unit, at the option of the Partnership, paid in cash (with the amount of such cash payment being based on the value of such fractional Common Unit based on the Closing Price of the Common Units on the Series D Trigger Event Conversion Notice Date) or rounded up and paid in the form an additional whole Common Unit;

(II) To convert Series D Preferred Units into Common Units pursuant to Section 19.3(c)(ii)(A), the Series D Converting Unitholder shall give written notice (the “Series D Trigger Event Conversion Notice”) to the Partnership stating that such Series D Converting Unitholder elects to so convert Series D Preferred Units and shall state or include therein the following: (a) the number of Series D Preferred Units to be converted; and (b) if a Certificate has been issued for such Series D Preferred Units, the duly endorsed Certificate(s) evidencing the Series D Preferred Units to be converted. The date any Series D Conversion Notice is received by the Partnership shall be hereinafter referred to as a “Series D Trigger Event Conversion Notice Date”).

(III) Timing; Issuance.

a. If a Series D Trigger Event Conversion Notice is delivered by a Series D Preferred Unitholder to the Partnership in accordance with Section 19.3(c)(ii)(A)(II), the Partnership shall issue to such Series D Preferred Unitholder a number of Series D Conversion Common Units equal to (x) the number of Series D Preferred Units designated to be converted in such Series D Trigger Event Conversion Notice, multiplied by (y) the Series D Conversion Ratio as of such date, no later than five Business Days after the Series D Trigger Event Conversion Notice Date. Upon issuance of Series D Conversion Common Units to the Series D Converting Unitholder, all rights of the Series D Converting Unitholder with respect to the converted Series D Preferred Units shall cease, including, without limitation, any further accrual of distributions, and such Series D Converting Unitholder shall be treated for all purposes as the Record Holder of such Series D Conversion Common Units. The Series D Conversion Common Units shall be issued in the name of the Record Holder of such Series D Preferred Units.

b. The Partnership shall pay any documentary, stamp or similar issue or transfer taxes or duties relating to the issuance or delivery of Series D Conversion Common Units. However, the Series D Converting Unitholder shall pay any tax or duty that may be payable relating to any transfer involving the issuance or delivery of Series D Conversion Common Units in a name other than such Series D Converting Unitholder’s name. The Transfer Agent may refuse to reflect the notation of book entry (or the issuance of a Certificate) for Common Units being issued in a name other than the Series D Converting Unitholder’s name until the Transfer Agent receives a sum sufficient to pay any tax or duties that will be due because the Common Units are to be issued in a name other than the Series D Converting Unitholder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

c. The Partnership shall comply with all applicable securities laws regulating the offer and delivery of any Series D Conversion Common Units and, if the Common Units are then listed or quoted on a National Securities Exchange or other market, shall list or cause to have quoted and keep listed and quoted the Series D Conversion Common Units to the extent permitted or required by the rules of such exchange or market.

d. Notwithstanding anything herein to the contrary, nothing herein shall give to any Series D Preferred Unitholder any rights as a creditor in respect of its right to conversion of Series D Preferred Units.

(B) NuStar GP Holdings shall appoint one person selected by Series D Preferred Unitholders holding a majority of the Outstanding Series D Preferred Units as an additional member of the Board of Directors (the “Series D Designated Director”), provided, however, that the Series D Designated Director must, in the reasonable judgment of the Board of Directors, (i) have the requisite skill and experience to serve as a director of a public company in the energy sector, (ii) not be prohibited from serving as a director pursuant to any rule or regulation of the Commission or any National Securities Exchange on which the Partnership’s Common Units are then listed or admitted to trading, and (iii) not be an employee or director of any Competitor; provided that if at any time the members of the Board of Directors are classified into groups with respect to their terms, (i) the Series D Designated Director shall be designated to a class consisting of directors whose terms expire at the latest annual meeting of Limited Partners following such director’s appointment and (ii) the Series D Designated Director shall be re-appointed upon the expiration of such director’s term if the Series D Unpaid Distributions remain unpaid at such time; and provided further, that upon payment in full of such Series D Unpaid Distributions (a “Series D Designation Right Termination Event”) such Series D Designated Director’s term in office shall automatically expire, such Series D Designated Director shall automatically be removed from the Board of Directors, and the Series D Preferred Unitholders shall cease to have the right to appoint a Series D Designated Director to the Board of Directors (unless and until another Series D Trigger Event shall have occurred), and

(C) without the consent of holders holding a majority of the Outstanding Series D Preferred Units, the Partnership shall not incur any Indebtedness (as defined in the Credit Facility) or engage in any acquisitions or asset sales (including by merger or otherwise) in excess of $50.0 million, other than the acquisition by the Partnership of NuStar GP Holdings.

Prior to a Series D Designation Right Termination Event, the Series D Designated Director may be removed or replaced by (i) the Series D Preferred Unitholders holding a majority of the then Outstanding Series D Preferred Units at any time for any reason or (ii) written consent of a majority of the members of the Board of Directors for “cause” (as defined below); and any vacancy occurring by reason of the death, disability, resignation, removal or other cessation of a person serving as a Series D Designated Director shall be filled by a vote of the Series D Preferred Unitholders holding a majority of the then Outstanding Series D Preferred Units and the subsequent delivery of written notice to the General Partner. As used in this Section 19.3(c), “cause” means that the Series D Designated Director: (i) is prohibited from serving as a director under any rule or regulation of the Commission or any National Securities Exchange on which the Partnership’s Common Units are listed; (ii) while serving as the Series D Designated Director, is convicted by a court of competent jurisdiction of a felony; (iii) is found by a court of competent jurisdiction pursuant to a final, non-appealable judgment to be liable for actual fraud or willful misconduct (including, but not limited to, intentionally or willfully failing to observe any obligations of confidentiality to the Partnership); (iv) is determined to have acted intentionally or in bad faith in a manner that results in a material detriment to the assets, business or prospects of the Partnership; or (v) holds any position that (a) is with a Competitor or (b) causes the Partnership to be in violation of any applicable Antitrust Law or similar law. Any action by the Series D Preferred Unitholders to designate, remove or replace a Series D Designated Director shall be evidenced in writing furnished to the General Partner, shall include a statement that the action has been approved by a vote of, and shall be executed by or on behalf of, Series D Unitholders holding a majority of the then Outstanding Series D Preferred Units.

(iii) If the Partnership fails to pay in full the Series D Distribution Amount on the Outstanding Series D Preferred Units for a period of three consecutive Series D Distribution Periods, then the Partnership shall permanently cease to have the option pursuant to Section 19.3(a) to pay a portion of the Series D Distribution Amount in the form of Series D PIK Units.

(d) With respect to any given Series D Distribution Period, a Series D Preferred Unitholder will be entitled to receive the distribution payable on the security held by such Series D Preferred Unitholder on the applicable Record Date for such distribution.

(e) For purposes of maintaining Capital Accounts, if the Partnership issues one or more Series D PIK Units with respect to a Series D Preferred Unit, (i) the Partnership shall be treated as distributing cash with respect to such Series D Preferred Unit equal to the Series D PIK Distribution Amount and (ii) the holder of such Series D Preferred Unit shall be treated as having contributed to the Partnership in exchange for such newly issued Series D PIK Units an amount of cash equal to the Series D PIK Distribution Amount less the amount of any cash distributed by the Partnership in lieu of fractional Series D PIK Units.

(f) NuStar GP Holdings joins this Agreement solely for purposes of this Section 19.3(f) and will cause the limited liability company agreement of NuStar GP to be amended to reflect the director designation right as provided herein promptly upon the occurrence of a Series D Trigger Event. For the avoidance of doubt, this Section 19.3 shall be binding upon any successor or permitted assign of NuStar GP Holdings.

(g) Notwithstanding any other provision of this Agreement, each outstanding Series D Preferred Unit will have the right to share in any special distributions by the Partnership of cash (including from Capital Surplus, which shall be deemed a “special distribution” for purposes of this Section 19.3(g)), Partnership Securities (other than such distribution as would result in an adjustment to the Series D Conversion Ratio in accordance with Section 19.6(d)) or other property on a Pro Rata basis as if such Series D Preferred Unit had converted immediately prior to the Record Date for such special distribution into the number of Common Unit(s) into which such Series D Preferred Unit would be convertible at the then-applicable Series D Conversion Ratio (regardless of whether the Series D Preferred Units are then convertible); provided, that special distributions shall not include distributions of Available Cash pursuant to Section 6.4(a) or distributions or payments pursuant to Article XII.

SECTION 19.4 Voting Rights.

(a) Except as provided in Section 19.4(b) below, the Series D Preferred Unitholders shall have voting rights with respect to their Outstanding Series D Preferred Units that are identical to the voting rights of the holders of Common Units and shall vote with the holders of Common Units as a single class, so that Series D Preferred Unitholders will be entitled to one vote for each Common Unit into which the Outstanding Series D Preferred Units held by it are then convertible at the then applicable Series D Conversion Ratio (or, if the Series D Preferred Units are not then convertible, assuming that such Series D Preferred Units are convertible at the then applicable Series D Conversion Ratio) on each matter with respect to which holders of Common Units are entitled to vote. Each reference in this Agreement to a vote of Unitholders or holders with respect to Common Units, including any action or approval requiring a Unit Majority, shall be deemed to be a reference to the holders of Outstanding Common Units and Outstanding Series D Preferred Units on an “as if” converted basis, voting together as a single class during any period in which any Series D Preferred Units are Outstanding. Notwithstanding anything to the contrary in this Section 19.4(a), at any time prior to the fourth anniversary of the Series D Initial Closing Date, EIG, the Series D Purchasers, their respective Affiliates, any transferee that receives Series D Subject Units from EIG, a Series D Purchaser or their respective Affiliates, and any subsequent holder of Series D Preferred Units shall be required to vote all Series D Subject Units it holds in favor of or against any Series D Change of Control requiring the vote of the Unitholders (including, for the avoidance of doubt, holders of Series D Preferred Units voting on an “as if” converted basis) in the same proportion that all other Unitholders vote their Common Units in favor of or against such Series D Change of Control.

(b) Notwithstanding any other provision of this Agreement, in addition to all other requirements imposed by Delaware law, and all other voting rights granted under this Agreement, the affirmative vote or consent of Series D Preferred Unitholders holding a majority of the Outstanding Series D Preferred Units, voting as a separate class, shall be required for the following:

(i) any amendment to this Agreement or the Certificate of Limited Partnership that is materially adverse to any of the rights, preferences and privileges of the Series D Preferred Units; provided that any such amendment made in connection with a Series D Change of Control that would not result in the Series D Preferred Units receiving less than the amount such Series D Preferred Units are entitled to receive pursuant to Section 19.7 shall not be materially adverse to any of the rights, preferences and privileges of the Series D Preferred Units;

(ii) the incurrence by the Partnership of Indebtedness (as defined in the Credit Facility) such that the Consolidated Debt Coverage Ratio (as defined in the Credit Facility) of the Partnership for such Rolling Period (as defined in the Credit Facility) exceeds 6.00 to 1.00 (the definitions of Indebtedness, Consolidated Debt Coverage Ratio and Rolling Period to be automatically adjusted for any changes in the corresponding definitions contained in the Credit Facility that are approved by Lenders (as defined in the Credit Facility) that represent at least $500 million of the Commitments (as defined in the Credit Facility));

(iii) the issuance of additional Parity Securities (or amendment to the provisions of any class of Partnership Securities to make such class of Partnership Securities a class of Parity Securities), other than Series D Second Closing Units and Series D PIK Units;

(iv) the issuance of any Senior Securities (or amendment to the provisions of any class of Partnership Securities to make such class of Partnership Securities a class of Senior Securities);

(v) the issuance by any Subsidiaries of the Partnership of any preferred equity interest;

(vi) the repurchase by the Partnership of any Preferred Units (regardless of whether such Preferred Units are Parity Securities, Junior Securities or Senior Securities) except (a) pursuant to Section 16.11, 17.11 or 18.11, (b) pursuant to Article XIX or (c) as otherwise required by Article XVI, Article XVII or Article XVIII;

(vii) the payment of any distributions from Capital Surplus other than in accordance with Article XII; and

(viii) the liquidation or dissolution, or engagement in or consent to any reorganization in bankruptcy, voluntary petition for bankruptcy, receivership or similar transaction or proceeding of the Partnership or any of its Material Subsidiaries.

(c) Notwithstanding anything to the contrary in this Section 19.4, except as contemplated by Section 19.4(a), in no event shall the consent of the Series D Preferred Unitholders, as a separate class, be required in connection with any Series D Change of Control unless such Series D Change of Control would result in the Series D Preferred Unitholders receiving less than the amount such Series D Preferred Unitholders are entitled to receive pursuant to Section 19.7. For the avoidance of doubt, the foregoing shall not limit the voting rights of any Series D Preferred Unitholder in connection with the vote of holders of Common Units and Series D Preferred Units together as a single class as provided in Section 19.4(a).

SECTION 19.5 Certificates; Legends.

Any certificate(s) representing the Series D Preferred Units may be imprinted with a legend and each book entry evidencing a Series D Preferred Unit shall bear a notation in substantially the form of the legend set forth in Exhibit E.

SECTION 19.6 Conversion at the Option of the Series D Preferred Unitholders.

(a) Conversion. On and after the second anniversary of the Series D Initial Closing Date, the Outstanding Series D Preferred Units owned by any Series D Preferred Unitholder shall be convertible, in whole or in part, at any time and from time to time upon the request of such Series D Preferred Unitholder, but not more than once per Quarter (inclusive of any conversion by such Series D Preferred Unitholder’s Affiliates, with each Series D Preferred Unitholder and its Affiliates being entitled to a single conversion right per Quarter), into Common Units as provided in Section 19.6(c); provided, however, that the Partnership shall not be obligated to honor any such conversion request if such conversion request does not pertain to at least $50.0 million based on the Series D Unit Purchase Price (or such lesser amount to the extent such exercise covers all of such Series D Preferred Unitholder’s Series D Preferred Units); provided, further, if the Partnership has exercised the Series D Partnership Redemption as provided in Section 19.8, the once-per-Quarter limitation shall not apply.

(b) Conversion Notice. To convert Series D Preferred Units into Common Units pursuant to Section 19.6(a), the Series D Converting Unitholder shall give written notice (a “Series D Conversion Notice”) to the Partnership stating that such Series D Converting Unitholder elects to so convert Series D Preferred Units and shall state or include therein the following: (a) the number of Series D Preferred Units to be converted; and (b) if a Certificate has been issued for such Series D Preferred Units, the duly endorsed Certificate(s) evidencing the Series D Preferred Units to be converted. The date any Series D Conversion Notice is received by the Partnership shall be hereinafter referred to as a “Series D Conversion Notice Date.”

(c) Timing; Issuance.

(i) If a Series D Conversion Notice is delivered by a Series D Preferred Unitholder to the Partnership in accordance with Section 19.6(b), the Partnership shall issue to such Series D Preferred Unitholder a number of Series D Conversion Common Units equal to (x) the number of Series D Preferred Units designated to be converted in such Series D Conversion Notice, multiplied by (y) the Series D Conversion Ratio as of such date, no later than five Business Days after the Series D Conversion Notice Date (the “Series D Conversion Date”). Upon issuance of Series D Conversion Common Units to the Series D Converting Unitholder, all rights of the Series D Converting Unitholder with respect to the converted Series D Preferred Units shall cease, including, without limitation, any further accrual of distributions, and such Series D Converting Unitholder shall be treated for all purposes as the Record Holder of such Series D Conversion Common Units. The Series D Conversion Common Units shall be issued in the name of the Record Holder of such Series D Preferred Units. Fractional Common Units shall not be issued to any person pursuant to this Section 19.6 (any amounts that would otherwise be represented by fractional Common Units will be aggregated for each Record Holder with any remaining amount for such Record Holder that would otherwise be represented by a single fractional Common Unit, at the option of the Partnership, paid in cash (with the amount of such cash payment being based on the value of such fractional Common Unit based on the Closing Price of the Common Units on the Series D Conversion Notice Date) or rounded up and paid in the form of an additional whole Common Unit ).

(ii) The Partnership shall pay any documentary, stamp or similar issue or transfer taxes or duties relating to the issuance or delivery of Series D Conversion Common Units. However, the Series D Converting Unitholder shall pay any tax or duty that may be payable relating to any transfer involving the issuance or delivery of Series D Conversion Common Units in a name other than such Series D Converting Unitholder’s name. The Transfer Agent may refuse to reflect the notation of book entry (or the issuance of a Certificate) for Common Units being issued in a name other than the Series D Converting Unitholder’s name until the Transfer Agent receives a sum sufficient to pay any tax or duties that will be due because the Common Units are to be issued in a name other than the Series D Converting Unitholder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

(iii) The Partnership shall comply with all applicable securities laws regulating the offer and delivery of any Series D Conversion Common Units and, if the Common Units are then listed or quoted on a National Securities Exchange or other market, shall list or cause to have quoted and keep listed and quoted the Series D Conversion Common Units to the extent permitted or required by the rules of such exchange or market.

(iv) Notwithstanding anything herein to the contrary, nothing herein shall give to any Series D Preferred Unitholder any rights as a creditor in respect of its right to conversion of Series D Preferred Units.

(d) Distributions, Combinations, Subdivisions and Reclassifications by the Partnership. If, after the Series D Initial Closing Date, the Partnership (i) makes a distribution on its Common Units payable in Common Units or another Partnership Interest, (ii) subdivides or splits its Outstanding Common Units into a greater number of Common Units, (iii) combines or reclassifies its Common Units into a smaller number of Common Units or (iv) issues by reclassification of its Common Units any Partnership Interests (including any reclassification in connection with a merger, consolidation or business combination in which the Partnership is the surviving Person), in each case other than in connection with a Series D Change of Control (which shall be governed by Section 19.7), then the Series D Conversion Ratio in effect at the time of the Record Date for such distribution or the effective date of such subdivision, split, combination, or reclassification shall be proportionately adjusted so that the conversion of the Series D Preferred Units after such time shall entitle each Series D Preferred Unitholder to receive the aggregate number of Common Units (or any Partnership Interests into which such Common Units would have been combined, consolidated, merged or reclassified pursuant to clauses (iii) and (iv) above) that such Series D Preferred Unitholder would have been entitled to receive if the Series D Preferred Units had been converted into Common Units immediately prior to such Record Date or effective date, as the case may be, and in the case of a merger, consolidation or business combination in which the Partnership is the surviving Person, the Partnership shall provide effective provisions to ensure that the provisions in this Article XIX relating to the Series D Preferred Units shall not be abridged or amended and that the Series D Preferred Units shall thereafter retain the same powers, preferences and relative participating, optional and other special rights, and the qualifications, limitations and restrictions thereon, that the Series D Preferred Units had immediately prior to such transaction or event. An adjustment made pursuant to this Section 19.6(d) shall become effective immediately after the Record Date in the case of a distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, reclassification (including any reclassification in connection with a merger, consolidation or business combination in which the Partnership is the surviving Person) or split. Such adjustment shall be made successively whenever any event described above shall occur. Notwithstanding the foregoing, if the Partnership makes any change to the Merger Consideration that would result in a Series D Preferred Unitholder receiving a lesser Percentage Interest of Common Units upon consummation of the transactions contemplated by the Merger Agreement than the Percentage Interest of Common Units to which such Series D Preferred Unitholder would have been entitled absent such change to the Merger Consideration, in each case assuming that all of the Series D Preferred Units held by such Series D Preferred Unitholder had been converted into Common Units immediately prior to the consummation of the transactions contemplated by the Merger Agreement, then, upon consummation of the transactions contemplated by the Merger Agreement in accordance therewith, the Series D Conversion Ratio in effect at the time of such change to the Merger Consideration shall be proportionately adjusted so that such Series D Preferred Unitholder shall be entitled to receive the Percentage Interest of Common Units upon consummation of the transactions contemplated by the Merger Agreement that such Series D Preferred Unitholder would have been entitled to receive absent such change to the Merger Consideration, in each case assuming that all of the Series D Preferred Units held by such Series D Preferred Unitholder had been converted into Common Units immediately prior to the consummation of the transactions contemplated by the Merger Agreement. Notwithstanding anything in this Agreement to the contrary, whenever the issuance of a Partnership Interest or other event would require an adjustment to the Series D Conversion Ratio under one or more of the provisions of this Agreement, only one adjustment shall be made to the Series D Conversion Ratio in respect of such issuance or event. For the avoidance of doubt, no adjustment shall be made to the Series D Conversion Ratio pursuant to this Section 19.6(d) as a result of, subject to any approval that may be required under

Section 19.4: (w) cash distributions made to any holders of Partnership Securities, (x) any issuance of Partnership Security for cash (or upon conversion of any convertible Partnership Security or convertible debt), (y) any grant of Partnership Securities or any option, warrant or other right to purchase or receive Partnership Securities or issuance of Partnership Securities upon the exercise or vesting of any such option, warrant or right, or (z) the issuance of Partnership Securities in connection with the acquisition of assets or equity interests by the Partnership or any Subsidiary. Solely for the purposes of this Section 19.6(d), the term “Merger Agreement” shall have the meaning assigned to such term in the Series D Purchase Agreement, and the term “Merger Consideration” shall have the meaning assigned to such term in the Merger Agreement (as defined in the Series D Purchase Agreement).

SECTION 19.7 Series D Change of Control.

Promptly upon entry into definitive agreements that provide for a Series D Change of Control, the Partnership shall provide written notice thereof to the Series D Preferred Unitholders. If a Series D Change of Control occurs, then each Series D Preferred Unitholder, with respect to all but not less than all of its Series D Preferred Units, by notice given to the Partnership within ten (10) Business Days of the date the Partnership provides written notice of the execution of definitive agreements that provide for such Series D Change of Control, shall be entitled to elect one of the following (with the understanding that any Series D Preferred Unitholder who fails to timely provide notice of its election to the Partnership shall be deemed to have elected the option set forth in sub-clause (a) below):

(a) convert all, but not less than all, Outstanding Series D Preferred Units held by such Series D Preferred Unitholder into Common Units, effective immediately prior to the closing of the Series D Change of Control, at the then-applicable Series D COC Conversion Ratio;

(b) other than with respect to a Series D Change of Control that results in the dissolution or liquidation of the Partnership, require the Partnership (or the surviving entity, if not the Partnership) to redeem all of the Series D Preferred Units held by such Series D Preferred Unitholder for an amount in cash, per Series D Preferred Unit, equal to the sum of (A) the Series D COC Redemption Price plus (B) (x) the Series D Distribution Amount multiplied by (y) the number of Series D Distribution Periods ending after the consummation of such Series D Change of Control and prior to (but including) June 29, 2022. If any Series D Preferred Unitholder elects this sub-clause (b) with respect to the Series D Preferred Units held by such Series D Preferred Unitholder, then no later than three Trading Days prior to the consummation of the applicable Series D Change of Control, the Partnership shall deliver a written notice to such Series D Preferred Unitholder stating the date on which the Series D Preferred Units will be redeemed and the Partnership’s computation of the amount of cash to be received by such Series D Preferred Unitholder upon redemption of such Series D Preferred Units. No later than 10 Business Days following the consummation of such Series D Change of Control, the Partnership (or the surviving entity, if not the Partnership) shall remit the applicable cash consideration to such Series D Preferred Unitholder. Any such Series D Preferred Unitholder electing this sub-clause (b) shall deliver to the Partnership any Certificates representing its Series D Preferred Units as soon as practicable following the delivery by the Partnership of the written notice described in this sub-clause (b). Series D Preferred Unitholders shall retain all of the rights and privileges thereof unless and until the consideration due to them as a result of such redemption shall be paid in full in cash. After any such redemption, any such redeemed Series D Preferred Unit shall no longer constitute an issued and Outstanding Limited Partner Interest.

(c) if the Partnership is the surviving entity following such Series D Change of Control and the Common Units continue to be listed for, or admitted to, trading on a National Securities Exchange, continue to hold its Series D Preferred Units; or

(d) if the Partnership is not the surviving entity of such Series D Change of Control or the Partnership is the surviving entity but its Common Units will cease to be listed or admitted to trading on a National Securities Exchange, require the Partnership to use its commercially reasonable efforts to deliver or to cause to be delivered to the Series D Preferred Unitholder, in exchange for its Series D Preferred Units upon consummation of such Series D Change of Control, a security in the surviving entity that has substantially similar rights, preferences and privileges as the Series D Preferred Units, including, for the avoidance of doubt, the right to distributions equal in amount and timing to those provided in Section 19.3 and a conversion rate proportionately adjusted such that the conversion of such security in the surviving entity immediately following the Series D Change of Control would entitle the Series D Preferred Unitholder to the number of common securities of such surviving entity (together with a number of common securities of equivalent value to any other assets received by Common Unitholders in such Series D Change of Control) which, if a Series D Preferred Unit had been converted into Common Units immediately prior to such Series D Change of Control, such Series D Preferred Unitholder would have been entitled to receive immediately following such Series D Change of Control (such security in the surviving entity, a “Series D Substantially Equivalent Unit”); provided, however, that, if the Partnership is unable to deliver or cause to be delivered Series D Substantially Equivalent Units to any Series D Preferred Unitholder in connection with such Series D Change of Control, each Series D Preferred Unitholder shall be entitled to require conversion or redemption of its Series D Preferred Units in the manner contemplated in sub-clause (a) or (b) above.

SECTION 19.8 Redemption.

(a) Partnership Redemption Right.

(i) The Partnership, upon at least 30 days’ advance written notice to Series D Preferred Unitholders (“Series D Partnership Redemption Notice”), may redeem an aggregate number of Outstanding Series D Preferred Units with a total minimum value of no less than $50.0 million, at any time on or after June 29, 2023, at the applicable Series D Partnership Redemption Price, payable wholly in cash (the “Series D Partnership Redemption”). For the avoidance of doubt, after such Series D Partnership Redemption Notice is sent by the Partnership but prior to such Series D Partnership Redemption in accordance with this Section 19.8(a), Series D Preferred Unitholders shall have the right to convert their Series D Preferred Units in accordance with Section 19.6.

(ii) Each date fixed for redemption pursuant to this Section 19.8(a) or Section 19.8(b) is referred to as a “Series D Redemption Date.” A Series D Partnership Redemption Notice will be irrevocable and will be addressed to the respective Record Holders of the Series D Preferred Units to be redeemed at their respective addresses as they appear on the books and records of the Partnership. No failure to give such notice or any defect therein shall affect the validity of the proceedings for the redemption of any Series D Preferred Units except as to any Series D Preferred Unitholder to whom the Partnership has failed to give notice or except as to any Series D Preferred Unitholder to whom notice was defective. In addition to any information required by applicable law, such Series D Partnership Redemption Notice shall state: (1) the Series D Redemption Date; (2) the Series D Partnership Redemption Price; and (3) whether all or less than all the outstanding Series D Preferred Units are to be redeemed, the aggregate amount of Series D Preferred Units to be redeemed and, if less than all Series D Preferred Units held by such Series D Preferred Unitholder are to be redeemed, the percentage of Series D Preferred Units that will be redeemed. The Series D Partnership Redemption Notice may also require delivery of Certificates representing the Series D Preferred Units to be redeemed, if any, together with certification as to the ownership of such Series D Preferred Units. Upon the redemption of Series D Preferred Units pursuant to this Section 19.8(a), all rights of a Series D Preferred Unitholder with respect to the redeemed Series D Preferred Units shall cease, including, without limitation, any further accrual of distributions, and such redeemed Series D Preferred Units shall cease to be Outstanding for all purposes of this Agreement.

(iii) Upon any redemption of Series D Preferred Units pursuant to this Section 19.8(a), the Partnership shall pay to each Series D Preferred Unitholder an amount in cash equal to the number of Series D Preferred Units being redeemed from such Series D Preferred Unitholder, multiplied by the Series D Partnership Redemption Price. The Series D Partnership Redemption Price shall be paid by the Paying Agent on the Series D Redemption Date.

(b) Series D Preferred Unitholder Redemption Right.

(i) At any time on or after June 29, 2028 but prior to the dissolution or liquidation of the Partnership (unless the Partnership has exercised the Series D Partnership Redemption pursuant to Section 19.8(a)), each Series D Preferred Unitholder may, upon at least 30 days’ advance written notice to the Partnership (the “Series D Preferred Unitholder Redemption Notice”), require the Partnership to redeem all of the Outstanding Series D Preferred Units then held by such Series D Preferred Unitholder at the Series D Holder Redemption Price (the “Series D Preferred Unitholder Redemption”). The Partnership may pay up to 50% of the Series D Holder Redemption Price in-kind in the form of Common Units (which shall be valued at 93% of the Average VWAP for the 30 Trading Day period ending on the fourth Trading Day immediately prior to the date of such Series D Preferred Unitholder Redemption); provided, the Partnership may only redeem the Series D Preferred Units with Common Units to the extent the Common Units issued in the Series D Preferred Unitholder Redemption do not exceed 15% of the Common Equity Market Capitalization of the Partnership on the date of such Series D Preferred Unitholder Redemption Notice (calculated to account for the issuance of the Common Units in the Series D Preferred Unitholder Redemption). Any portion of the redemption price not paid in Common Units shall be paid by the Partnership in cash. For the avoidance of doubt and notwithstanding anything to the contrary herein, in connection with the Series D Preferred Unitholder Redemption, the Partnership shall also redeem other Parity Securities on a pro rata basis if so required pursuant to the terms of any other Parity Security then Outstanding.

(ii) A Series D Preferred Unitholder Redemption Notice will be irrevocable. In addition to any information required by applicable law, such Series D Preferred Unitholder Redemption Notice shall state the aggregate amount of Series D Preferred Units to be redeemed. Upon receipt of a Series D Preferred Unitholder Redemption Notice, the Partnership will send an acknowledgement notice to the Series D Preferred Unitholder, which shall contain (1) the Series D Redemption Date (which shall be not less than 30 days but not more than 45 days from the date of the Series D Preferred Unitholder Redemption Notice); and (2) the Series D Holder Redemption Price.

(iii) Upon any redemption of Series D Preferred Units pursuant to this Section 19.8(b), the Partnership shall pay the cash portion of the Series D Preferred Unitholder Redemption Price to the applicable Series D Preferred Unitholder. The Series D Holder Redemption Price shall be paid by the Paying Agent on the Series D Redemption Date.

(iv) If the Partnership elects to pay a portion of the Series D Preferred Unitholder Redemption Price in Common Units in accordance with this Section 19.8(b), the Partnership shall issue the applicable Common Units on the applicable Series D Redemption Date. On the Series D Redemption Date, the Partnership shall instruct, and shall use its commercially reasonable efforts to cause, its Transfer Agent to electronically transmit the Common Units issuable upon redemption to such Series D Preferred Unitholder (or designated recipient(s)), by crediting the account of the Series D Preferred Unitholder (or designated recipient(s)). The parties agree to coordinate with the Transfer Agent to accomplish this objective.

(v) Immediately upon the issuance of Common Units as a result of any redemption of Series D Preferred Units, the applicable Series D Preferred Unitholder (or its designated recipient(s)) shall be treated for all purposes as the owner of such Common Units, and all rights of the applicable Series D Preferred Unitholder with respect to such redeemed Series D Preferred Units shall cease, including any further accrual of distributions, but subject to Section 19.3(b). Fractional Common Units shall not be issued to any Person pursuant to this Section 19.8(b) (each fractional Common Unit shall be rounded down to the nearest whole Common Unit with the remainder being paid an amount in cash to be calculated based on the Closing Price of Common Units on the date of the Series D Preferred Unitholder Redemption Notice).

(c) Upon a Series D Partnership Redemption Notice or a Series D Preferred Unitholder Redemption Notice, each Series D Preferred Unitholder shall have the right to elect which of its Series D Preferred Units are tendered for redemption pursuant to this Section 19.8, if less than all are required to be so tendered.

SECTION 19.9 Transfer Restrictions.

(a) Notwithstanding any other provision of this Section 19.9 (other than 19.9(b)(ii)-19.9(b)(v), each Series D Purchaser shall be permitted to transfer any Series D Preferred Units owned by such Series D Purchaser to (i) any of its Affiliates, (ii) any other Series D Purchasers or (iii) any Permitted Transferee, subject, in each case, to compliance with applicable securities laws, this Agreement and, for the avoidance of doubt, clauses (ii), (iii), (iv) and (v) of Section 19.9(b) and provided that the Partnership is given written notice prior to any transfer or assignment made pursuant to this Section 19.9(a) prior to the Series D Initial Distribution Date, stating the name and address of each such transferee or assignee and identifying the Series D Preferred Units with respect to which such transfer or assignment is being made.

(b) Without the prior written consent of the Partnership, except as specifically provided in this Agreement, each Series D Preferred Unitholder shall not: (i) during the period commencing on the Series D Initial Closing Date and ending on the first anniversary of the Series D Initial Closing Date, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of its Series D Preferred Units; (ii) during the period commencing on the Series D Initial Closing Date and ending on the second anniversary of the Series D Initial Closing Date, directly or indirectly engage in any short sales or other derivative or hedging transactions with respect to any Partnership Securities; (iii) transfer any Series D Preferred Units to any non-U.S. resident individual, non-U.S. corporation or partnership, or any other non-U.S. entity, including any foreign governmental entity, including by means of any swap or other transaction or arrangement that transfers or that is designed to, or that might reasonably be expected to, result in the transfer to another, in whole or in part, of any of the economic consequences of ownership of any Series D Preferred Units, regardless of whether any transaction described in clauses (i), (ii) or (iii) is to be settled by delivery of Series D Preferred Units, Common Units or other securities, in cash or otherwise; (iv) effect any transfer of Series D Preferred Units or Series D Conversion Common Units in a manner that violates the terms of this Agreement or (v) transfer any Series D Preferred Units to any Competitor of the Partnership; provided, however, that such Series D Preferred Unitholder may pledge all or any portion of its Series D Preferred Units to any holders of obligations owed by such Series D Preferred Unitholder, including to the trustee for, or representative of, such holder.

(c) Subject to Section 19.9(b), following the first anniversary of the Series D Initial Closing Date, each Series D Preferred Unitholder may freely transfer Series D Preferred Units involving at least $50.0 million in Series D Preferred Units based on the Series D Unit Purchase Price (or such lesser amount if it (i) constitutes the remaining holdings of such Series D Preferred Unitholder or (ii) has been approved by the General Partner, in its sole discretion), subject, in each case, to compliance with applicable securities laws, this Agreement and, for the avoidance of doubt, clauses (ii), (iii), (iv) and (v) of Section 19.9(b).

SECTION 19.10 Rank.

The Series D Preferred Units shall each be deemed to rank:

(a) senior to any Junior Securities;

(b) on a parity with any Parity Securities;

(c) junior to any Senior Securities; and

(d) junior to all existing and future indebtedness of the Partnership and other liabilities with respect to assets available to satisfy claims against the Partnership.

The Partnership may issue Junior Securities and, subject to any approvals required pursuant to Section 16.4(c), Section 17.4(c), Section 18.4(c) and Section 19.4, Parity Securities from time to time in one or more classes or series without the consent of the Series D Preferred Unitholders. Pursuant to Section 5.5, the General Partner has the authority to determine the designations, preferences, rights, powers and duties of any such class or series before the issuance of any Partnership Interests of such class or series.

SECTION 19.11 No Sinking Fund.

The Series D Preferred Units shall not have the benefit of any sinking fund.

SECTION 19.12 Record Holders.

To the fullest extent permitted by applicable law, the General Partner, the Partnership, the Transfer Agent and the Paying Agent may deem and treat any Series D Preferred Unitholder as the true, lawful and absolute owner of the applicable Series D Preferred Units for all purposes, and neither the General Partner, the Partnership nor the Transfer Agent or the Paying Agent shall be affected by any notice to the contrary, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which the Series D Preferred Units are listed or admitted to trading.

SECTION 19.13 Notices.

All notices or communications in respect of the Series D Preferred Units shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Article XIX, this Agreement or by applicable law.

SECTION 19.14 Other Rights.

The Series D Preferred Units and the Series D Preferred Unitholders shall not have any designations, preferences, rights, powers or duties, other than as set forth in this Agreement or as provided by applicable law.

ARTICLE XX

GENERAL PROVISIONS

SECTION 20.1 Addresses and Notices.

Except as otherwise provided in Section 16.9, Section 17.9, Section 18.9 and Section 19.13 in relation to the Preferred Units, any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address described below. Any notice, payment or report to be given or made to a Partner or Assignee hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Partnership Securities at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Partnership Securities by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 20.1 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Partnership is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner or Assignee at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners and Assignees. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 2.3. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner, Assignee or other Person if believed by it to be genuine.

SECTION 20.2 Further Action.

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

SECTION 20.3 Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

SECTION 20.4 Integration.

This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

SECTION 20.5 Creditors.

None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

SECTION 20.6 Waiver.

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

SECTION 20.7 Counterparts.

This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Partnership Security, upon accepting the certificate evidencing such Partnership Security or executing and delivering a Transfer Application as herein described, independently of the signature of any other party.

SECTION 20.8 Applicable Law.

This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

SECTION 20.9 Invalidity of Provisions.

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

SECTION 20.10 Consent of Partners.

Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

[Rest of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL PARTNER:

RIVERWALK LOGISTICS, L.P.

By:	NUSTAR GP, LLC, its
General Partner

By:	/s/ Thomas R. Shoaf
Name:	Thomas R. Shoaf
Title:	Executive Vice President and
Chief Financial Officer

LIMITED PARTNERS:

All Limited Partners now and hereafter admitted as Limited Partners of the Partnership, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to the General Partner.

RIVERWALK LOGISTICS, L.P.

By:	NUSTAR GP, LLC, its
General Partner

By:	/s/ Thomas R. Shoaf
Name:	Thomas R. Shoaf
Title:	Executive Vice President and
Chief Financial Officer

NUSTAR GP HOLDINGS, LLC, solely for the purpose of Section 19.3

By:	/s/ Thomas R. Shoaf
Name:	Thomas R. Shoaf
Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT A

to the Seventh Amended and

Restated Agreement of Limited Partnership of

NuStar Energy L.P.

Certificate Evidencing Common Units

Representing Limited Partner Interests in

NuStar Energy L.P.

No.	____________ Common Units

In accordance with Section 4.1 of the Seventh Amended and Restated Agreement of Limited Partnership of NuStar Energy L.P., as amended, supplemented or restated from time to time (the “Partnership Agreement”), NuStar Energy L.P., a Delaware limited partnership (the “Partnership”), hereby certifies that ___________________ (the “Holder”) is the registered owner of ________ Common Units representing limited partner interests in the Partnership (the “Common Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Common Units represented by this Certificate. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 19003 IH-10 West, San Antonio, Texas 78257. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:	NuStar Energy L.P.

	By:	Riverwalk Logistics, L.P., its General Partner

Countersigned and Registered by:		By:	NuStar GP, LLC,
its General Partner

Exh. A-1

as Transfer Agent and Registrar		By:
Name:

By:
	Authorized Signature	By:
Secretary

[Reverse of Certificate]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT/TRANSFERS MIN
ACT
TEN ENT –	as tenants by the entireties	Custodian
(Cust)
(Minor)
JT TEN –	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts/Transfers to Minors Act

(State)

Additional abbreviations, though not in the above list, may also be used.

Exh. A-2

ASSIGNMENT OF COMMON UNITS

in

NUSTAR ENERGY L.P.

FOR VALUE RECEIVED,	hereby assigns, conveys, sells and
transfers unto

(Please print or typewrite name other identifying and address of Assignee)	(Please insert Social Security or number of Assignee)

________________ Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint ________________ as its attorney-in-fact with full power of substitution to transfer the same on the books of NuStar Energy L.P.

Date:	NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

SIGNATURE(S) MUST BE GUARANTEED BY A MEMBER FIRM OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR BY A COMMERCIAL BANK OR TRUST COMPANY	(Signature) (Signature)

SIGNATURE(S) GUARANTEED

No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer and an Application for Transfer of Common Units has been executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Partnership will furnish on request without charge. A transferor of the Common Units shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the Common Units.

Exh. A-3

APPLICATION FOR TRANSFER OF COMMON UNITS

The undersigned (“Assignee”) hereby applies for transfer to the name of the Assignee of the Common Units evidenced hereby.

The Assignee (a) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by, and hereby executes, the Seventh Amended and Restated Agreement of Limited Partnership of NuStar Energy L.P. (the “Partnership”), as amended, supplemented or restated to the date hereof (the “Partnership Agreement”), (b) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appoints the General Partner of the Partnership and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Assignee’s attorney-in-fact to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Assignee’s admission as a Substituted Limited Partner and as a party to the Partnership Agreement, (d) gives the powers of attorney provided for in the Partnership Agreement, and (e) makes the waivers and gives the consents and approvals contained in the Partnership Agreement. Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.

Date:
Signature of Assignee

Social Security or other identifying number of Assignee	Name and Address of Assignee

Purchase Price including commissions, if any

Type of Entity (check one):

            ☐ Individual             ☐ Partnership ☐             Corporation

            ☐ Trust                             ☐ Other (specify)

Nationality (check one):

            ☐ U.S. Citizen, Resident or Domestic Entity

            ☐ Foreign Corporation            ☐ Non-resident Alien

If the U.S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.

Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned interestholder’s interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interestholder).

Exh. A-4

Complete Either A or B:

A. Individual Interestholder

1. I am not a non-resident alien for purposes of U.S. income taxation.

2. My U.S. taxpayer identification number (Social Security Number) is .

3. My home address is .

B. Partnership, Corporation or Other Interestholder

1. is not a foreign corporation, foreign partnership, foreign (Name of Interestholder) trust or foreign estate (as those terms are defined in the Code and Treasury Regulations).

2. The interestholder’s U.S. employer identification number is .

3. The interestholder’s office address and place of incorporation (if applicable) is .

The interestholder agrees to notify the Partnership within sixty (60) days of the date the interestholder becomes a foreign person.

The interestholder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of:

Name of Interestholder

Signature and Date

Title (if applicable)

Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of

Exh. A-5

any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the Assignee will hold the Common Units shall be made to the best of the Assignee’s knowledge.

Exh. A-6

EXHIBIT B

to the Seventh Amended and

Restated Agreement of Limited Partnership of

NuStar Energy L.P.

Certificate Evidencing 8.50% Series A Fixed-to-Floating Rate Cumulative Redeemable

Perpetual Preferred Units

Representing Limited Partner Interests in

NuStar Energy L.P.

No.	Series A Preferred Units

In accordance with Sections 4.1 and 16.2(b) of the Seventh Amended and Restated Agreement of Limited Partnership of NuStar Energy L.P., as amended, supplemented or restated from time to time (the “Partnership Agreement”), NuStar Energy L.P., a Delaware limited partnership (the “Partnership”), hereby certifies that                (the “Holder”) is the registered owner of 8.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests in the Partnership (the “Series A Preferred Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of Series A Preferred Units are set forth in, and this Certificate and the Series A Preferred Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 19003 IH-10 West, San Antonio, Texas 78257. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF NUSTAR ENERGY L.P. THAT THIS SECURITY MAY NOT BE TRANSFERRED IF SUCH TRANSFER (AS DEFINED IN THE PARTNERSHIP AGREEMENT) WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF NUSTAR ENERGY L.P. UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE NUSTAR ENERGY L.P. TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). THE GENERAL PARTNER (AS DEFINED IN THE PARTNERSHIP AGREEMENT) MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF NUSTAR ENERGY L.P. BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THIS SECURITY MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON ITS TRANSFER PROVIDED IN THE PARTNERSHIP AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE

Exh.B-1

HOLDER OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE GENERAL PARTNER AT THE PRINCIPAL EXECUTIVE OFFICES OF THE PARTNERSHIP. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement and accepted all of its terms and conditions, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the power of attorney set forth in Section 2.6 of the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent. This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

Exh. B-2

EXHIBIT C

to the Seventh Amended and

Restated Agreement of Limited Partnership of

NuStar Energy L.P.

Certificate Evidencing 7.625% Series B Fixed-to-Floating Rate Cumulative Redeemable

Perpetual Preferred Units

Representing Limited Partner Interests in

NuStar Energy L.P.

No.	Series B Preferred Units

In accordance with Sections 4.1 and 17.2(b) of the Seventh Amended and Restated Agreement of Limited Partnership of NuStar Energy L.P., as amended, supplemented or restated from time to time (the “Partnership Agreement”), NuStar Energy L.P., a Delaware limited partnership (the “Partnership”), hereby certifies that                (the “Holder”) is the registered owner of 7.625% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests in the Partnership (the “Series B Preferred Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of Series B Preferred Units are set forth in, and this Certificate and the Series B Preferred Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 19003 IH-10 West, San Antonio, Texas 78257. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF NUSTAR ENERGY L.P. THAT THIS SECURITY MAY NOT BE TRANSFERRED IF SUCH TRANSFER (AS DEFINED IN THE PARTNERSHIP AGREEMENT) WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF NUSTAR ENERGY L.P. UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE NUSTAR ENERGY L.P. TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). THE GENERAL PARTNER (AS DEFINED IN THE PARTNERSHIP AGREEMENT) MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF NUSTAR ENERGY L.P. BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THIS SECURITY MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON ITS TRANSFER PROVIDED IN THE PARTNERSHIP AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER

Exh. C-1

OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE GENERAL PARTNER AT THE PRINCIPAL EXECUTIVE OFFICES OF THE PARTNERSHIP. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement and accepted all of its terms and conditions, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the power of attorney set forth in Section 2.6 of the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent. This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

Exh. C-2

EXHIBIT D

to the Seventh Amended and

Restated Agreement of Limited Partnership of

NuStar Energy L.P.

Certificate Evidencing 9.00% Series C Fixed-to-Floating Rate Cumulative Redeemable

Perpetual Preferred Units

Representing Limited Partner Interests in

NuStar Energy L.P.

No.	Series C Preferred Units

In accordance with Sections 4.1 and 18.2(b) of the Seventh Amended and Restated Agreement of Limited Partnership of NuStar Energy L.P., as amended, supplemented or restated from time to time (the “Partnership Agreement”), NuStar Energy L.P., a Delaware limited partnership (the “Partnership”), hereby certifies that                (the “Holder”) is the registered owner of 9.00% Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests in the Partnership (the “Series C Preferred Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of Series C Preferred Units are set forth in, and this Certificate and the Series C Preferred Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 19003 IH-10 West, San Antonio, Texas 78257. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF NUSTAR ENERGY L.P. THAT THIS SECURITY MAY NOT BE TRANSFERRED IF SUCH TRANSFER (AS DEFINED IN THE PARTNERSHIP AGREEMENT) WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF NUSTAR ENERGY L.P. UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE NUSTAR ENERGY L.P. TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). THE GENERAL PARTNER (AS DEFINED IN THE PARTNERSHIP AGREEMENT) MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF NUSTAR ENERGY L.P. BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THIS SECURITY MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON ITS TRANSFER PROVIDED IN THE PARTNERSHIP AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER

Exh. D-1

OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE GENERAL PARTNER AT THE PRINCIPAL EXECUTIVE OFFICES OF THE PARTNERSHIP. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement and accepted all of its terms and conditions, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the power of attorney set forth in Section 2.6 of the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent. This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

Exh. D-2

EXHIBIT E

to the Seventh Amended and

Restated Agreement of Limited Partnership of

NuStar Energy L.P.

Certificate Evidencing Series D Cumulative Convertible Preferred Units

Representing Limited Partner Interests in

NuStar Energy L.P.

No.	Series D Preferred Units

In accordance with Sections 4.1 and 19.2(b) of the Seventh Amended and Restated Agreement of Limited Partnership of NuStar Energy L.P., as amended, supplemented or restated from time to time (the “Partnership Agreement”), NuStar Energy L.P., a Delaware limited partnership (the “Partnership”), hereby certifies that                (the “Holder”) is the registered owner of Series D Cumulative Convertible Preferred Units representing limited partner interests in the Partnership (the “Series D Preferred Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of Series D Preferred Units are set forth in, and this Certificate and the Series D Preferred Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 19003 IH-10 West, San Antonio, Texas 78257. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws thereof.

NEITHER THE OFFER NOR SALE OF THESE SECURITIES HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT OR THE PARTNERSHIP HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER

Exh. E-1

SUCH ACT. THIS SECURITY IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND AGREEMENTS WITH RESPECT TO VOTING SECURITIES AS SET FORTH IN THE SEVENTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF THE PARTNERSHIP, DATED AS OF JUNE 29, 2018, A COPY OF WHICH MAY BE OBTAINED FROM THE PARTNERSHIP AT ITS PRINCIPAL EXECUTIVE OFFICES.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the General Partner, as transfer agent for the Series D Preferred Units.

Exh. E-2